Exhibit 10.1

[AMENDED AND RESTATED]1

SECURITIES PURCHASE AGREEMENT

dated as of January     , 2012

between

INTERMOUNTAIN COMMUNITY BANCORP

and

[                                                             ]

[1]	Some investors’ agreements are Securities Purchase Agreements, not amended and restated.

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5.16	Securities Laws Disclosure; Publicity	73
5.17	No Additional Issuances	74
5.18	Acknowledgment of Dilution	74
5.19	Rights Offering.	74
5.20	Certain Adjustments	76
5.21	Resolution of Sandpoint Center Matter	77

ARTICLE VI Miscellaneous		77
6.1	Survival	77
6.2	Amendment	77
6.3	Waivers	77
6.4	Counterparts and Facsimile	78
6.5	Governing Law	78
6.6	Waiver of Jury Trial	78
6.7	Notices	78
6.8	Entire Agreement, etc	79
6.9	Other Definitions	79
6.10	Captions	80
6.11	Severability	80
6.12	No Third-Party Beneficiaries	81
6.13	Time of Essence	81
6.14	Public Announcements	81
6.15	Specific Performance	81
6.16	Independent Nature of Investors’ Obligations and Rights	81
6.17	Applicability of Certain Provisions	82

LIST OF EXHIBITS

Exhibit A-1:	Form of Opinion of Company Counsel
Exhibit A-2:	Form of Opinion of Idaho Counsel
Exhibit B:	Form of Officer’s Certificate of the Company
Exhibit C:	Form of Officer’s Certificate of Investor
Exhibit D:	Form of Secretary’s Certificate of the Company
Exhibit E:	Form of Warrant
Exhibit F:	Form of Passivity Commitment
Exhibit G:	Form of Certificate of Designations
Exhibit H:	Form of Second Amended and Restated Articles of Incorporation

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[AMENDED AND RESTATED] SECURITIES PURCHASE AGREEMENT, dated as of January     , 2012 (this “Agreement”), between Intermountain Community Bancorp, an Idaho corporation (the “Company”), and                      (the “Investor”)[, which amends and restates the Securities Purchase Agreement dated as of April 6, 2011, between the Company and the Investor].2

RECITALS:

A. The Investment. The Company intends to sell to the Investor, and the Investor intends to purchase from the Company, as an investment in the Company, the securities as described herein. The securities to be purchased at the Closing are (i) shares of voting common stock, no par value, of the Company (“Common Stock” or “Common Shares”), (ii) shares of a newly-issued series of mandatorily convertible cumulative participating preferred stock, series B, no par value, of the Company (the “Series B Preferred Stock” or “Series B Preferred Shares”) which shall be convertible into shares of the non-voting common stock of the Company, no par value, to be issued following the adoption of an amendment to the Articles of Incorporation of the Company authorizing said stock (the “Non-Voting Common Stock”) and (iii) warrants to purchase up to 850,000 shares of Non-Voting Common Stock at a purchase price equal to $1.00 per share (the “Warrants”).3

B. Additional Private Placements. Concurrently with the investment contemplated herein, the Company has agreed to sell Common Shares, Series B Preferred Shares and/or warrants to purchase up to an aggregate of 850,000 shares of Non-Voting Common Stock (the “Other Warrants”) in private placements (the “Other Private Placements”) to other investors (the “Other Investors”) under separate securities purchase agreements (the “Other Securities Purchase Agreements”), with the closing of such transactions to occur simultaneously with the closing of this transaction.

C. Transaction Documents. The term “Transaction Documents” refers collectively to this Agreement, the certificates evidencing the Warrants and the Other Warrants in the form attached as Exhibit E hereto (the “Warrant Certificates”) and the Other Securities Purchase Agreements.

D. Placement Agent. The Company has engaged Sandler O’Neill & Partners, L.P. as its exclusive placement agent (the “Placement Agent”) for the offering of securities pursuant to this Agreement and the Other Securities Purchase Agreements.

E. Rights Offering. As promptly as reasonably practicable following the Closing (as defined below), the Company will commence the Rights Offering (as defined below) to holders of record of Common Stock on the day immediately prior to the Closing Date (as defined below), in which the Company will distribute to such shareholders, at no charge, non-transferable subscription rights to purchase shares of Common Stock as set forth in Section 5.19 at a price per share equal to the Per Share Purchase Price (as defined below).

[2]	Conformed to reflect whether each investor’s agreement is amended and restated.
[3]	Conformed to the securities actually intended to be sold to each investor.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

Purchase; Closings

1.1 Purchase. On the terms and subject to the conditions set forth herein, the Investor will (i) purchase from the Company, and the Company will sell to the Investor, a number of shares of Common Stock and shares of Series B Preferred Stock as set forth herein and (ii) receive from the Company, and the Company will deliver to the Investor, the Warrants.

1.2 Closing.

(a) Purchased Shares; Warrants. Unless this Agreement has been terminated pursuant to Article IV and subject to the satisfaction of the conditions to the closing set forth in Section 1.2(b), the closing shall take place, simultaneously with the closing of the Other Private Placements, on the date that is six (6) business days following the day on which the conditions set forth in Section 1.2(b) (other than those that by their nature are to be satisfied at Closing, but subject to the fulfillment or waiver of those conditions) are satisfied or waived, with a target date of January 25, 2012, at the offices of the Company located at 414 Church Street, Sandpoint, Idaho 83864, or such other location as agreed by the parties in writing (the “Closing”). The date of the Closing is referred to as the “Closing Date.” Subject to the satisfaction of the conditions described in Section 1.2(b), at the Closing, the Company will deliver to the Investor (i) one or more certificates representing such number of whole shares of Common Stock (the “Purchased Common Stock”) determined by dividing $             (the “Common Stock Purchase Price”) by $1.00 per share (the “Per Share Common Stock Purchase Price”), (ii) one or more certificates representing such number of whole shares of Series B Preferred Stock (the “Purchased Series B Preferred Stock” and, together with the Purchased Common Stock, the “Purchased Shares”) determined by dividing $             (the “Preferred Purchase Price” and, together with the Common Stock Purchase Price, the “Purchase Price”) by $50.00 per share (the “Per Share Preferred Purchase Price”) and (iii) one or more Warrant Certificates exercisable to purchase 850,000 shares of Non-Voting Common Stock at $1.00 per share, against payment by the Investor of the Purchase Price by wire transfer of immediately available United States funds to a bank account designated by the Company. The Purchased Shares, when taken together with the Warrants and any shares of Non-Voting Common Stock (or, in limited circumstances, Series B Preferred Stock) for which the Warrants may be exercised and any Common Shares or shares of Non-Voting Common Stock (or, in limited circumstances, Series B Preferred Stock) issuable pursuant to Section 5.19, are referred to herein as the “Securities.”4

(b) Closing Conditions.

(1) The obligation of the Investor to consummate the Closing is subject to the fulfillment (or written waiver by the Investor) prior to or contemporaneously with the Closing of each of the following conditions:

[4]	Conformed to the securities actually intended to be sold to each investor

(i) (A) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the Closing or shall prohibit or restrict the Investor or its Affiliates from owning or voting any securities of the Company in accordance with the terms thereof and (B) no lawsuit shall have been commenced by any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, or any applicable industry self-regulatory organization (each, a “Governmental Entity”) seeking to effect any of the foregoing;

(ii) the representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects as of the date hereof and as of the Closing (except (A) to the extent such representations and warranties are made as of a specified date, in which case, subject to clause (B) below, such representations and warranties shall be true and correct in all respects as of such date, and (B) with respect to each of the representations and warranties of the Company in this Agreement (other than Section 2.2(b) (but only with respect to the first sentence thereof), Section 2.2(c) (which shall be true and correct in all respects except to a de minimis extent that is addressed to the Investor’s reasonable satisfaction at the Closing pursuant to Section 5.20), Section 2.2(d)(i), Section 2.2(f) (which shall be true and correct in all material respects), Section 2.2(j)(i), Section 2.2(l), Section 2.2(u), Section 2.2(w), Section 2.2(y)(3), Section 2.2(dd) (which shall be true and correct in all material respects, but shall not be deemed not to be true and correct in all material respects solely as a result of fees payable by the Company pursuant to the first sentence of Section 3.2(b)) Section 2.2(hh), Section 2.2(jj) and Section 2.2(mm)), where the failure to be true and correct (without regard to any materiality or Material Adverse Effect qualifications contained therein), individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect with respect to the Company);

(iii) since the date hereof, there shall not have occurred any circumstance, event, change, development or effect that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company or its wholly-owned banking subsidiary, Panhandle State Bank (the “Bank”);

(iv) the Company shall have performed in all material respects all obligations required to be performed by it at or prior to or contemporaneously with the Closing under this Agreement (except that with respect to obligations that are qualified by materiality, the Company shall have performed such obligations, as so qualified, in all respects);

(v) the Company shall receive gross proceeds from the sale of securities of an aggregate amount not less than $47.3 million, contemporaneously with the Closing, from the Investor and the Other Investors as contemplated by this Agreement and from the Other Private Placements, respectively, the price per share of Common Stock sold in the Other Private Placements shall be no less than the Per Share Purchase Price, the price per share of Series B Preferred Stock sold in the Other Private Placements shall be no less that the Per Share Preferred Purchase Price and the purchase price per share of Non-Voting Common Stock underlying the Other Warrants shall be no less than $1.00;

(vi) Graham & Dunn PC, counsel for the Company, shall have delivered to the Investor their written opinion, dated the Closing Date, as to the matters set forth in Exhibit A-1 hereto, and otherwise in form and substance reasonably satisfactory to the Investor, and Idaho counsel for the Company reasonably satisfactory to the Investor, shall have delivered to the Investor their written opinion, dated the Closing Date, as to the matters set forth in Exhibit A-2, and otherwise in form and substance reasonably satisfactory to the Investor;

(vii) the Company, the Investor and the Other Investors shall have obtained all third-party consents and approvals necessary to consummate the transactions contemplated by the Transaction Documents (except for such consents and approvals the absence of which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on the Company, the Investor or any of such Other Investors);

(viii) (A) the Investor shall have received (x) from the Federal Reserve a written non-objection to the notice it filed in connection with its purchase of Securities pursuant to the Change of Bank Control Act of 1978, as amended (the “CBCA”) if such Investor is a Lead Investor, and, if such Investor is a Major Investor, confirmation, satisfactory in such Investor’s reasonable good faith judgment, from the Federal Reserve to the effect that the purchase of the Securities and the consummation of the Closing and the transactions contemplated by the Transaction Documents will not result in the Investor or any of its Affiliates (i) being deemed in control of the Company for purposes of the Bank Holding Company Act of 1956, as amended (the “BHC Act”), or (ii) otherwise being regulated as a bank holding company within the meaning of the BHC Act, (y) confirmation, satisfactory in such Investor’s reasonable judgment, from the Idaho Department of Finance to the effect that neither the Investor nor any of its Affiliates is a bank holding company for purposes of the Idaho Banking Act as a result of the purchase of the Securities and the consummation of the Closing and the other transactions contemplated by the Transaction Documents and (z) confirmation, satisfactory in such Investor’s reasonable judgment, from the Idaho Department of Finance, that such Department has approved the issuance of the Securities under
Section 26-506 of the Idaho Banking Act, and (B) in the event the Investor has the right to nominate a Board Representative hereunder and has provided notice to the Company prior to the date of this Agreement of its exercise of that right with respect to the respective Boards of Directors of the Company and/or the Bank, as applicable, the Company shall have received (y) approval of the Federal Reserve of the appointment to the Board of Directors of the Company of the Board Representative and (z) approval of the Federal Deposit Insurance Corporation of the appointment of the Board Representative to the Board of Directors of the Bank (as defined below); and otherwise the

Company, the Investor and the Other Investors shall have obtained all applicable governmental or regulatory approvals or authorizations of or, to the extent required by applicable law or regulation, consents, approvals or exemptions from bank regulatory authorities, required in connection with the transactions contemplated by the Transaction Documents;

(ix) Following the date hereof, the Company shall not have agreed to enter into a transaction that resulted in, or would result in if consummated, a Change in Control of the Company;

(x) the Company shall have delivered to the Investor a duly executed Officer’s Certificate in the form set forth in Exhibit B hereto;

(xi) the Company shall have delivered to the Investor a certificate of the Secretary of the Company, in the form attached hereto as Exhibit D, dated as of the Closing Date, (i) certifying the resolutions adopted by the Board of Directors approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Purchased Shares, (ii) certifying the current versions of the Articles of Incorporation and bylaws of the Company and (iii) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company;

(xii) the Company shall have delivered to the Investor a Certificate of Good Standing for the Company from the Idaho Secretary of State as of a recent date;

(xiii) the Company shall have implemented, effective subject to the Closing occurring, the governance matters contemplated in Section 5.10 (to the extent applicable) with respect to the appointment of the Board Representative;

(xiv) the Common Stock shall continue to be eligible for quotation on the OTC Bulletin Board (the “OTCBB”);

(xv) the Investor shall have received such other documents and certificates as it may reasonably request or as may be required pursuant to this Agreement;

(xvi) Since the date hereof, there shall not be any action taken, or any law enacted, entered, enforced or deemed applicable, by any Governmental Entity, whether in connection with the consents of any Governmental Entity specified in Section 1.2(b)(1)(viii) or otherwise, which imposes any new restriction or condition on the Company or the Company Subsidiaries or the Investor or any of its Affiliates (other than such restrictions as are described in the passivity or anti-association commitments, if any, required to be entered into by the Investor and/or any such Affiliate in connection with the transactions contemplated hereby, provided that such commitments are not more restrictive in any material respect than those contained in the form attached hereto as Exhibit F) which is materially and unreasonably burdensome on the Company’s business following the Closing or on the Investor (or any of its Affiliates) related to its investment in the Securities, as applicable, or would reduce the economic benefits of the transactions contemplated by this Agreement to the Investor to such a degree that the Investor would not have entered into this Agreement had such condition or restriction been known to it at the date hereof (any such condition or restriction, a “Burdensome Condition”) and, for the avoidance of doubt, any requirement to disclose the identities of limited partners, shareholders or members of any Investor who is not a Lead Investor or its respective Affiliates or its investment advisors, other than Affiliates of such Investor, shall be deemed a Burdensome Condition unless otherwise determined by such Investor in its sole discretion;

(xvii) on or prior to the Closing Date, the Bank shall have entered into an agreement with the Company, dated as of the Closing Date and in form and substance reasonably satisfactory to the Investor (the “Intercompany Agreement”), pursuant to which (i) simultaneously with the Closing, the Company will segregate a portion of the gross proceeds from the sale of the Securities to the Investor and the transactions contemplated by the Other Private Placements into a deposit account with the Bank (the “Segregated Funds”), (ii) the Company will pledge the Segregated Funds pursuant to the terms of the Intercompany Agreement, and (iii) the Company will agree to make certain payments to the Bank in connection with interest payments paid to the Bank by Sandpoint Center, LLC and Sandpoint Center II, LLC pursuant to that certain loan agreement dated as of August 28, 2009. The Segregated Funds shall be an amount that equals or exceeds the larger of (a) the difference between the Covered Transaction Amount (as defined in the Intercompany Agreement) and 10 percent of the “capital and surplus” of the Bank measured as of the Closing Date (based on the then most recent call report filed by the Bank), provided that such “capital and surplus” shall include amounts transferred from the Company to the Bank as capital from the proceeds of the sale of the Securities; and (b) $6,927,000; and

(xviii) the Company shall have filed with the Secretary of State of the State of Idaho (and the Secretary of State of the State of Idaho shall have accepted) the Certificate of Designations, substantially in the form attached hereto as Exhibit G (the “Certificate of Designations”), setting forth the terms of the Series B Preferred Stock.

(2) The obligation of the Company to consummate the Closing is subject to the fulfillment prior to the Closing of each of the following conditions:

(i) the representations and warranties of the Investor set forth in this Agreement shall be true and correct in all material respects (except to the extent such representations and warranties are qualified by materiality, in which case they shall be true and correct in all respects) as of the date hereof and as of the Closing (except to the extent such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct, in all material respects as applicable, as of such date);

(ii) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the Closing and no lawsuit shall have been commenced by any Governmental Entity seeking to effect the foregoing;

(iii) the Investor and the Other Investors shall have obtained all third party consents and approvals necessary to consummate the transactions contemplated by the Transaction Documents (except for such consents and approvals the absence of which would not reasonably be expected to result in a Material Adverse Effect on the Investor or any of such Other Investors);

(iv) [RESERVED];

(v) the Investor shall have performed in all material respects all obligations required to be performed by it at or prior to or contemporaneously with the Closing under this Agreement (except that with respect to obligations that are qualified by materiality, the Investor shall have performed such obligations, as so qualified, in all respects);

(vi) the Investor shall have delivered to the Company a duly executed Officer’s Certificate in the form set forth in Exhibit C hereto; and

(vii) the Idaho Secretary of State shall have accepted the filing of the Certificate of Designations.

ARTICLE II

Representations and Warranties

2.1 Disclosure.

(a) On or prior to the date of this Agreement, the Company delivered to the Investor a schedule (“Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 2.2 or the covenants contained in Section 3.9; provided, however, that notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item in the Disclosure Schedule shall not be deemed an admission that such item represents a material exception or material fact, event, or circumstance or that such item has had or would reasonably be expected to have a Material Adverse Effect on the Company.

(b) “Material Adverse Effect” means, with respect to the Investor, only clause (2) that follows, or, with respect to the Company, both clauses (1) and (2) that follow, any circumstance, event, change, development or effect that, individually or in the aggregate (1) is or would reasonably be expected to be material and adverse to the financial position, results of operations, business or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole, or (2) would materially impair the ability of either the Investor or the Company, respectively, to perform its respective obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the transactions contemplated by this Agreement; provided, however, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent resulting from the following: (A) changes, after the date hereof, in U.S. generally accepted accounting principles (“GAAP”) or regulatory accounting principles, (B) changes, after the date hereof, in applicable laws, rules and regulations or interpretations thereof by any Governmental Entity, (C) actions or omissions of the Company expressly required by the terms of this Agreement or taken with the prior written consent of the Investor, (D) general changes, after the date hereof, in the economy or the industries in which the Company and the Company Subsidiaries (as defined in Section 2.2(b) below) operate, (E) changes, after the date hereof, in the market price or trading volume of the Common Stock (but not excluding the underlying causes of such changes, except to the extent related to the other exclusions in this definition) and (F) changes, after the date hereof, in global or national political conditions, including the outbreak or escalation of war or acts of terrorism; except, with respect to clauses (A), (B), (D) and (F), to the extent that the effects of such changes have a disproportionate effect on the Company and the Company Subsidiaries, taken as a whole, relative to other banks, savings associations and their holding companies generally.

(c) “Previously Disclosed” means information set forth on its Disclosure Schedule corresponding to the provision of this Agreement to which such information relates; provided that information which is reasonably apparent on its face that it relates to another provision of this Agreement, shall also be deemed to be Previously Disclosed with respect to such other provision and includes information publicly disclosed by the Company in the Company Reports (as defined in Section 2.2(g) below) filed by it with or furnished to the SEC and publicly available prior to the date of this Agreement (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosures of risks included in any “forward looking statements” disclaimer or other statements that are similarly non-specific and are predictive or forward-looking in nature).

2.2 Representations and Warranties of the Company. Except as Previously Disclosed, the Company represents and warrants as of the date of this Agreement and as of the Closing Date (except to the extent made only as of a different specified date, in which case as of such date) to the Investor that:

(a) Organization and Authority. The Company is a corporation duly organized and validly existing under the laws of the State of Idaho, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would reasonably be expected to have a Material Adverse Effect on the Company. The Company has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. The Company is duly registered as a bank holding company under the BHC Act. The Company has filed with the SEC true, correct and complete copies of the Company’s Amended and Restated Articles of Incorporation, as amended through the date of this Agreement (the “Articles of Incorporation”) and bylaws as amended through the date of this Agreement. The Company is not in violation of any of the provisions of the Articles of Incorporation or its bylaws.

(b) Company’s Subsidiaries. The Company has Previously Disclosed a true, complete and correct list of all of its subsidiaries as of the date of this Agreement (individually, a “Company Subsidiary” and, collectively, the “Company Subsidiaries”), all shares of the outstanding capital stock of each of which are owned directly or indirectly by the Company, except for the preferred securities of Intermountain Statutory Trust I, a Connecticut statutory trust, and Intermountain Statutory Trust II, a Delaware statutory trust. No equity security of any Company Subsidiary is or may be required to be issued by reason of any option, warrant, scrip, preemptive right, right to subscribe to, gross-up right, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such Company Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Company Subsidiary is bound to issue additional shares of its capital stock, or any bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the shareholders of the Company Subsidiary may vote (“Subsidiary Voting Debt”) of such Company Subsidiary, or any option, warrant or right to purchase or acquire any additional shares of its capital stock or any Subsidiary Voting Debt of such Company Subsidiary. All of such shares so owned by the Company are duly authorized and validly issued, fully paid and nonassessable and are owned by it free and clear of any lien, adverse right or claim, charge, option, pledge, covenant, title defect, security interest or other encumbrances of any kind (“Liens”) with respect thereto. Each Company Subsidiary is an entity duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of organization, and has corporate or other appropriate organizational power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted, except as would not reasonably be expected to have a Material Adverse Effect on the Company. Except in respect of the Company Subsidiaries, the Company does not own beneficially, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture. The Company’s principal depository institution subsidiary, the Bank, is duly organized and validly existing as an Idaho state-chartered commercial bank and its deposit accounts are insured by the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent permitted by the Federal Deposit Insurance Act and the rules and regulations of the FDIC thereunder, and all premiums and assessments required to be paid in connection therewith have been paid when due and no proceedings for the termination of such insurance are pending or threatened. The Company has furnished or made available to the Investor, prior to the date hereof, true, correct and complete copies of the charter and bylaws of the Bank as amended through the date of this Agreement. No Company Subsidiary is in violation of any of the provisions of its articles of incorporation or bylaws.

(c) Capitalization.

(1) The authorized capital stock of the Company consists of 300,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, no par value (the “Company Preferred Stock”). As of the date hereof, there are 27,000 shares of Company Preferred Stock outstanding, all of which were issued to the U.S. Treasury as part of the Capital Purchase Program (the “CPP”) under the Troubled Asset Relief

Program (“TARP”), and 8,409,840 shares of Common Stock outstanding. From the date hereof through the Closing Date, except in connection with the Transaction Documents, the Other Private Placements and the transactions contemplated hereby and thereby, the Company shall not have (i) issued or authorized the issuance of any shares of Common Stock or Company Preferred Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock or Company Preferred Stock (other than shares issued upon the exercise of Company Stock Options outstanding on the date hereof), (ii) reserved for issuance any shares of Common Stock or Company Preferred Stock or (iii) repurchased or redeemed, or authorized the repurchase or redemption of, any shares of Common Stock or Company Preferred Stock. As of the date hereof, there are (i) outstanding stock options (each, a “Company Stock Option”) to purchase an aggregate of 153,820 shares of the Common Stock issued under the Company’s Second Amended and Restated 1999 Employee Stock Option and Restricted Stock Plan or the Company’s Amended and Restated Director Stock Plan, in each case as amended or supplemented (collectively, the “Company Stock Plans”), (ii) an aggregate of 17,372 shares of restricted stock (“Company Restricted Stock”) outstanding under the Company Stock Plans and (iii) no shares of the Common Stock reserved for issuance under the Company Stock Plans, the Company Stock Plans having expired. Other than in respect of awards outstanding under or pursuant to the Company Stock Plans, and 653,226 shares of Common Stock reserved for potential issuance under the warrant dated December 19, 2008 issued to the U.S. Treasury under the CPP (the “Treasury Warrant”), no shares of Common Stock or Company Preferred Stock are reserved for issuance. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. The shares of Series B Preferred Stock (upon filing of the related Certificate of Designations with the Secretary of State of the State of Idaho) will be duly authorized by all necessary corporate action, and when issued and sold against receipt of the consideration therefor as provided in this Agreement, such shares of Series B Preferred Stock will be validly issued, fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. The shares of Non-Voting Common Stock issuable upon the conversion of the Series B Preferred Stock will, upon receipt of the approval by the Company’s shareholders of the Shareholder Proposal and filing of the related amendment to the Articles of Incorporation with the Secretary of State of the State of Idaho, have been duly authorized by all necessary corporate action and when so issued upon such conversion or exercise will be validly issued, fully paid and nonassessable, and free of preemptive rights, with no personal liability attaching to the ownership thereof. Each Company Stock Option and share of Company Restricted Stock, as applicable, (i) was granted in compliance with all applicable laws and all of the terms and conditions of the applicable Company Stock Plan pursuant to which it was issued, (ii) has an exercise price per share of Common Stock equal to or greater than the fair market value of a share of Common Stock on the date of such grant and (iii) has a grant date identical to the date on which the Company’s board of directors (the “Board of Directors”) or compensation committee of the Board of Directors actually awarded such Company Stock Option. Neither the Company nor any of its officers, directors, or employees is a party to any right of first refusal, right of first offer, proxy, voting agreement, voting trust, registration rights agreement, or shareholders agreement with respect to the sale or voting of any securities of the Company. No bond, debenture, note or other indebtedness having the right to vote on any matters on which the shareholders of the Company may vote (“Voting Debt”) is issued and outstanding. Except as set forth elsewhere in this Section 2.2(c), the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, repurchase rights, commitments, or agreements of any character calling for the purchase or issuance of, or securities or rights convertible into or exchangeable or exercisable for, any shares of Common Stock or Company Preferred Stock or any other equity securities of the Company or Voting Debt or any securities representing the right to purchase or otherwise receive any shares of capital stock of the Company (including any rights plan or agreement). The Company has Previously Disclosed all shares of Company capital stock that have been purchased, redeemed or otherwise acquired, directly or indirectly, by the Company or any Company Subsidiary since December 30, 2010 and through the date hereof and all dividends or other distributions that have been declared, set aside, made or paid to the shareholders of the Company since that date and through the date hereof. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities pursuant to the transactions contemplated by this Agreement or the other Transaction Documents.

(2) Section 2.2(c)(2) of the Company’s Disclosure Schedule sets forth the following information with respect to each Company Stock Option and share of Company Restricted Stock, which is true and correct as of the date of this Agreement: (i) the name of each holder of Company Stock Options and Company Restricted Stock and (ii) the number of shares of Common Stock subject to such Company Stock Option and the number of shares of Company Restricted Stock, and, as applicable, the grant date, exercise price, number of shares vested or not otherwise subject to restrictions, vesting schedule and the Company Stock Plan under which such Company Stock Options or shares of Company Restricted Stock were granted.

(d) Authorization.

(1) The Company has the corporate power and authority to enter into or issue this Agreement, the Warrants and the other Transaction Documents and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby, including the issuance of Common Stock, Series B Preferred Stock, Warrants and Other Warrants in accordance with the terms of this Agreement and the other Transaction Documents, the issuance of the Non-Voting Common Stock in accordance with the terms of the Warrants and the Other Warrants and the issuance of Non-Voting Common Stock upon the conversion of the Series B Preferred Stock, have been duly authorized by the affirmative vote of at least a majority of the Board of Directors. This Agreement and the other Transaction Documents have been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the Investor, are valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganizations, fraudulent transfer or similar laws relating to or affecting creditors generally or by general equitable principles (whether applied in equity or at law). No other corporate proceedings or shareholder actions are necessary for the execution and delivery by the Company of this Agreement and the other Transaction Documents, the performance by the Company of its obligations hereunder and thereunder or the consummation by the Company of the transactions contemplated hereby and thereby, subject, in the case of the authorization of the shares of Non-Voting Common Stock to be issued on conversion or exercise of the Series B Preferred Stock, to receipt of the approval by the Company’s shareholders of the Shareholder Proposal. The only vote of the shareholders of the Company required to approve the amendment to the Articles of Incorporation to authorize Non-Voting Common Stock in such a number as is sufficient to permit the full conversion of the Series B Preferred Stock into Non-Voting Common Stock is a majority of the total votes eligible to be cast on such proposal. The Board of Directors has resolved that the transactions contemplated hereby and by the Other Private Placements are in the best interests of the shareholders of the Company. When issued and sold against receipt of the consideration therefor as provided in this Agreement and the other Transaction Documents, the shares of Common Stock and Series B Preferred Stock to be issued pursuant to this Agreement, the Warrants and the Other Warrants will be validly issued, fully paid and nonassessable, and such issuance will not subject the holders thereof to personal liability and will not be subject to preemptive rights of any other shareholder of the Company. When issued upon the conversion of shares of the Series B Preferred Stock as provided in the Certificate of Designations, the shares of Non-Voting Common Stock will be validly issued, fully paid and nonassessable, and such issuance will not subject the holders thereof to personal liability and will not be subject to preemptive rights of any other shareholder of the Company.

(2) Neither the execution, delivery and performance by the Company of this Agreement or the other Transaction Documents, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by the Company with any of the provisions of any of the foregoing, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien, upon any of the properties or assets of the Company or any Company Subsidiary under any of the terms, conditions or provisions of (A) subject to receipt of the approval by the Company’s shareholders of the Shareholder Proposal regarding the authorization of the shares of Non-Voting Common Stock to be issued on conversion of the Series B Preferred Stock, its Articles of Incorporation or bylaws (or similar governing documents) or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any ordinance, permit, concession, grant, franchise, law, statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company

Subsidiary or any of their respective properties, except in the case of clause (i)(B) for such violations, conflicts and breaches as would not, individually or in the aggregate, reasonably likely be expected to result in a Material Adverse Effect on the Company.

(3) Other than the securities or blue sky laws of the various states and except as otherwise provided in this Agreement, no material notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, or expiration or termination of any statutory waiting period, is necessary for the consummation by the Company of the transactions contemplated by this Agreement or the other Transaction Documents.

(e) Knowledge as to Conditions. As of the date of this Agreement, the Company knows of no reason why any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices required or otherwise a condition to the consummation of the transactions contemplated by the Transaction Documents will not be obtained.

(f) Financial Statements. The consolidated balance sheets of the Company as of December 31, 2010 and 2009 and related consolidated statements of income, shareholders’ equity and cash flows for the three years ended December 31, 2010, together with the notes thereto, audited by BDO Seidman, LLP and included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC (the “Company 10-K”) (collectively, the “Company Financial Statements”), (1) have been prepared from, and are in accordance with, the books and records of the Company and the Company Subsidiaries, (2) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (3) have been prepared in accordance with GAAP applied on a consistent basis and (4) present fairly in all material respects the consolidated financial position of the Company and the Company Subsidiaries at the dates set forth therein and the consolidated results of operations, changes in shareholders’ equity and cash flows of the Company and the Company Subsidiaries for the periods stated therein (subject to the absence of notes and normal year-end audit adjustments in the case of interim unaudited statements).

(g) Reports.

(1) Since December 31, 2008, the Company and each Company Subsidiary have filed all material reports, registrations, documents, filings, statements and submissions together with any required amendments thereto, that it was required to file with any Governmental Entity (the foregoing, collectively, the “Company Reports”), and have paid all material fees and assessments due and payable in connection therewith. As of their respective filing dates, the Company Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable Governmental Entities, as the case may be. To the knowledge of the Company, as of the date of this Agreement, there are no outstanding comments from the SEC or any other Governmental Entity with respect to any Company Report. The Company Reports, including the documents incorporated by reference in each of them, each contained all of the information required to be included in it and, when it was filed and as of the date of each such Company Report filed with or furnished to the SEC, such Company Report did not, as of its date or if amended prior to the date of this Agreement, as of the date of such amendment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading and complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, or any successor statute (the “Securities Act”), and the Securities Exchange Act of 1934, as amended, or any successor statute (the “Exchange Act”). No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002. To the knowledge of the Company, there are no facts or circumstances that would prevent the Company’s principal executive officer and principal financial officer from giving the certifications and attestations required pursuant to Rules 13a-14 and 15d-14 under the Exchange Act, without qualification, when next due.

(2) The records, systems, controls, data and information of the Company and the Company Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or the Company Subsidiaries or their accountants (including all means of access thereto and therefrom), except for any nonexclusive ownership and nondirect control that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the system of internal accounting controls described below in this Section 2.2(g). The Company (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the principal executive officer and the principal financial officer of the Company by others within those entities, (B) has implemented and maintains internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) and (C) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial information, and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company has no knowledge of any reason that its outside auditors and its principal executive officer and principal financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due. Since December 31, 2008, (i) neither the Company nor any Company Subsidiary nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any Company Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in questionable accounting or auditing practices, and (ii) no attorney representing the Company or any Company Subsidiary, whether or not employed by the Company or any Company Subsidiary, has reported evidence of a violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or officer of the Company.

(h) Properties and Leases. Except for any Permitted Liens, the Company and each Company Subsidiary have good title free and clear of any Liens to all the real and personal property reflected in the Company’s consolidated balance sheet as of December 31, 2010 included in the Company 10-K for the period then ended, and all real and personal property acquired since such date, except such real and personal property as has been disposed of in the ordinary course of business. For purposes of this Agreement, “Permitted Liens” means (i) Liens for taxes and other governmental charges and assessments arising in the ordinary course which are not yet due and payable, (ii) Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other like Liens arising in the ordinary course of business for sums not yet due and payable, and (iii) other Liens or imperfections on property which are not material in amount or do not materially detract from the value of or materially impair the existing use of the property affected by such Lien or imperfection. Except as would not reasonably be expected to have a Material Adverse Effect on the Company, all leases of real property and all other leases pursuant to which the Company or such Company Subsidiary, as lessee, leases real or personal property are valid and effective in accordance with their respective terms and there is not, under any such lease, any existing default by the Company or such Company Subsidiary or any event which, with notice or lapse of time or both, would constitute such a default.

(i) Taxes.

(1) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, each of the Company and the Company Subsidiaries has timely filed (including pursuant to applicable extensions granted without penalty) all federal, state, county, local and foreign Tax Returns, including information Tax Returns, required to be filed by it, and all such filed Tax Returns are true, complete and correct in all respects, and paid all Taxes owed by it and no Taxes owed by it or assessments received by it are delinquent. With respect to Taxes not yet due, the Company has made adequate provision in the financial statements of the Company (in accordance with GAAP). The federal income Tax Returns of the Company and the Company Subsidiaries for the fiscal year ended December 31, 2006, and for all fiscal years prior thereto, are for the purposes of routine audit by the Internal Revenue Service (the “IRS”) closed because of the statute of limitations, and no claims by the IRS for additional Taxes for such fiscal years are pending. Neither the Company nor any Company Subsidiary has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, in each case that is still in effect, or has pending a request for any such extension or waiver. Neither the Company nor any Company Subsidiary is a party to any pending action or proceeding, nor to the Company’s knowledge, is any such action or proceeding threatened by any Governmental Entity, for the assessment or collection of Taxes, interest, penalties, assessments or deficiencies that could reasonably be expected to have a Material Adverse Effect on the Company and no issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the Tax Returns, business or properties of the Company or any Company Subsidiary which has not been settled, resolved and fully satisfied, or adequately reserved for in accordance with GAAP (other than those issues that would not reasonably be expected to have a Material Adverse Effect on the Company). Except as would not reasonably be expected to have a Material Adverse Effect on the Company, each of the Company and the Company Subsidiaries has withheld and paid all Taxes that it is required to withhold from amounts owing to employees, creditors or other third parties. Neither the Company nor any Company Subsidiary is a party to, is bound by or has any obligation under, any material Tax sharing or material Tax indemnity agreement or similar contract or arrangement other than any contract or agreement between or among the Company and any Company Subsidiary. Neither the Company nor any Company Subsidiary has participated in any “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4, or any other transaction requiring disclosure under analogous provisions of state, local or foreign law. Neither the Company nor any Company Subsidiary has liability for the Taxes of any person other than the Company or any Company Subsidiary under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law). The Company has not been a “distributing corporation” or a “controlled corporation” in any distribution in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable. The Company has not been a United States real property holding corporation within the meaning of Section 897 of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. For the purpose of this Agreement, the term “Tax” (including, with correlative meaning, the term “Taxes”) shall mean any and all domestic or foreign, federal, state, local or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including taxes on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added or similar taxes, and the term “Tax Return” means any return, report, information return or other document (including any related or supporting information, and attachments and exhibits) required to be filed with respect to Taxes, including all information returns relating to Taxes of third parties, any claims for refunds of Taxes and any amendment or supplements to any of the foregoing.

(2) [RESERVED].

(j) Absence of Certain Changes. Since December 31, 2010, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company), (v) the Company has not issued any equity securities to any officer, director or Affiliate, except Common Stock issued pursuant to existing Company stock option or stock purchase plans or executive and director arrangements disclosed in the Company Reports, (vi) there has not been any material change or amendment to, or any waiver of any material right by the Company under, any material contract under which the Company or any Company Subsidiary is bound or subject, and (vii) to the knowledge of the Company, there has not been a material increase in the aggregate dollar amount of: (A) the Bank’s nonperforming loans (including nonaccrual loans and loans 90 days or more past due and still accruing interest) or (B) the reserves or allowances established on the Company’s or Bank’s financial statements with respect thereto. Except for the transactions contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company or any Company Subsidiary or their respective business, properties, operations or financial condition that would be required to be disclosed by the Company under applicable securities laws as of the time this representation is made that has not been publicly disclosed at least one trading day prior to the date as of which this representation is made.

(k) Commitments and Contracts. The Company has Previously Disclosed or made available to the Investor or its representatives, prior to the date hereof, true, correct, and complete copies of, and listed on Section 2.2(k) of the Disclosure Schedule, each of the following to which the Company or any Company Subsidiary is a party or subject (whether written or oral, express or implied) (each, a “Company Significant Agreement”):

(1) any contract containing covenants that limit in any material respect the ability of the Company or any Company Subsidiary to compete in any line of business or with any person or which involve any material restriction of the geographical area in which, or method by which or with whom, the Company or any Company Subsidiary may carry on its business (other than as may be required by law or applicable regulatory authorities), and any contract that could require the disposition of any material assets or line of business of the Company or any Company Subsidiary;

(2) any joint venture, partnership, strategic alliance, or other similar contract (including any franchising agreement, but in any event excluding introducing broker agreements), and any contract relating to the acquisition or disposition of any material business or material assets (whether by merger, sale of stock or assets, or otherwise), which acquisition or disposition is not yet complete or where such contract contains continuing material obligations or contains continuing indemnity obligations of the Company or any of the Company Subsidiaries;

(3) any real property lease and any other lease with annual rental payments aggregating $50,000 or more;

(4) other than with respect to loans, any contract providing for, or reasonably likely to result in, the receipt or expenditure of more than $50,000 on an annual basis, including the payment or receipt of royalties or other amounts calculated based upon revenues or income;

(5) any contract or arrangement under which the Company or any of the Company Subsidiaries is licensed or otherwise permitted by a third party to use any Intellectual Property that is material to its business (except for any “shrinkwrap” or “click through” license agreements or other agreements for software that is generally available to the public and has not been customized for the Company or the Company Subsidiaries) or under which a third party is licensed or otherwise permitted to use any Intellectual Property owned by the Company or any of the Company Subsidiaries;

(6) any contract that by its terms limits the payment of dividends or other distributions by the Company or any Company Subsidiary;

(7) any standstill or similar agreement pursuant to which any party has agreed not to acquire assets or securities of another person;

(8) any contract that would reasonably be expected to prevent, materially delay, or materially impede the Company’s ability to consummate the transactions contemplated by this Agreement and the other Transaction Documents;

(9) any contract providing for indemnification by the Company or any Company Subsidiary of any person, except for immaterial contracts entered into in the ordinary course of business consistent with past practice;

(10) any contract that contains a put, call, or similar right pursuant to which the Company or any Company Subsidiary could be required to purchase or sell, as applicable, any equity interests or assets that have a fair market value or purchase price of more than $50,000; and

(11) any other contract or agreement which is a “material contract” within the meaning of Item 601(b)(10) of
Regulation S-K.

Each of the Company Significant Agreements is valid and binding on the Company and the Company Subsidiaries, as applicable, and in full force and effect. The Company and each of the Company Subsidiaries, as applicable, are in compliance with and have performed all obligations required to be performed by them to date under each Company Significant Agreement, except where the failure to be in compliance or perform would not reasonably be expected to result in a Material Adverse Effect on the Company. Neither the Company nor any of the Company Subsidiaries knows of, or has received notice of, any violation or default (or any condition which with the passage of time or the giving of notice would cause such a violation of or a default) by any party under any Company Significant Agreement which would reasonably be expected to result in a Material Adverse Effect on the Company. No party to a Company Significant Agreement has provided notice to the Company or any Company Subsidiary that it intends to terminate a Company Significant Agreement or not renew such agreement at the expiration of the current term. Consummation of the transactions contemplated by this Agreement or the other Transaction Documents will not violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, any such agreement of the Company or any Company Subsidiary, except for such violations, conflicts and breaches as would not reasonably likely be expected to result, individually or in the aggregate, in a Material Adverse Effect on the Company. To the Company’s knowledge, other than those contemplated hereby, there are no material transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed material transactions, or series of related transactions between the Company or any Company Subsidiaries, on the one hand, and the Company, any current or former director or executive officer of the Company or any Company Subsidiaries or any person who Beneficially Owns 5% or more of the Common Shares (or any of such person’s immediate family members or Affiliates) (other than Company Subsidiaries), on the other hand.

(l) Offering of Securities. Neither the Company nor any person acting on its behalf has taken any action (including, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the Securities to be issued pursuant to this Agreement or any other Transaction Document under the Securities Act and the rules and regulations of the SEC promulgated thereunder) which would subject the offering, issuance, or sale of any of such Securities to be issued to the registration requirements of the Securities Act. Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Securities or in connection with the Other Private Placements. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 2.3 of this Agreement and the accuracy of the representations and warranties of the Other Investors set forth in Section 2.3 of the Other Securities Purchase Agreements, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investor under this Agreement or for the offer and sale of securities by the Company to the Other Investors under the Other Securities Purchase Agreements.

(m) Litigation and Other Proceedings; No Undisclosed Liabilities.

(1) There is no pending or, to the knowledge of the Company, threatened, claim, action, suit, arbitration, mediation, demand, hearing, investigation or proceeding against the Company or any Company Subsidiary, nor is the Company or any Company Subsidiary subject to any order, judgment or decree, in each case except as would not reasonably be expected to have a Material Adverse Effect on the Company.

(2) Neither the Company nor any of the Company Subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent, or otherwise) which are not appropriately reflected or reserved against in the financial statements described in Section 2.2(f) to the extent required to be so reflected or reserved against in accordance with GAAP, except for (i) liabilities that have arisen since December 31, 2010 in the ordinary course of business consistent with past practice and (ii) liabilities that have not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

(n) Compliance with Laws and Other Matters; Insurance. The Company and each Company Subsidiary:

(1) in the conduct of its business is in compliance in all material respects with all, and the condition and use of its properties does not violate or infringe in any material respect any, applicable material domestic (federal, state or local) or foreign laws, statutes, ordinances, licenses, rules, regulations, judgments, demands, writs, injunctions, orders or decrees applicable thereto or to employees conducting its business, including the TARP, the Sarbanes-Oxley Act of 2002, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, all other applicable fair lending laws or other laws relating to discrimination and the Bank Secrecy Act and the applicable privacy and customer information requirements contained in any federal and state privacy law or regulations;

(2) has all material permits, licenses, franchises, authorizations, orders, and approvals of, and has made all filings, applications, and registrations with, Governmental Entities that are required in order to permit it to own or lease its properties and assets and to carry on its business as presently conducted and that are material to the business of the Company or such Company Subsidiary; and all such material permits, licenses, certificates of authority, orders and approvals are in full force and effect, and all such filings, applications and registrations are current, and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened;

(3) currently is complying in all material respects with and, to the knowledge of the Company, is not under investigation with respect to, and has not received any written notification or written communication from any Governmental Entity, and, otherwise, to the knowledge of the Company, has not been threatened by any Governmental Entity to be charged with or given notice of any material violation of, all applicable federal, state, local and foreign laws, regulations, rules, judgments, injunctions or decrees;

(4) has, except for statutory or regulatory restrictions of general application, not been placed under any material restriction by a Governmental Entity on its business or properties, and except for routine examinations by applicable Governmental Entities, as of the date of this Agreement, received no notification or communication from any Governmental Entity that an investigation by any Governmental Entity with respect to the Company or any of the Company Subsidiaries is pending or threatened;

(5) has not, since January 1, 2008, nor to its knowledge has any other person on behalf of the Company or any Company Subsidiary that qualifies as a “financial institution” under the U.S. Anti-Money Laundering laws, knowingly acted, by itself or in conjunction with another, in any act in connection with the concealment of any currency, securities or other proprietary interest that is the result of a felony as defined in the U.S. Anti-Money Laundering laws (“Unlawful Gains”), nor knowingly accepted, transported, stored, dealt in or brokered any sale, purchase or any transaction of other nature for Unlawful Gains;

(6) to the extent it qualifies as a “financial institution” under the U.S. Anti-Money Laundering laws, has implemented in all material respects such anti-money laundering mechanisms and kept and filed all material reports and other necessary material documents as required by, and otherwise complied in all material respects with, the U.S. Anti-Money Laundering laws and the rules and regulations thereunder; and

(7) is presently insured, and during each of the past two calendar years (or during such lesser period of time as the Company has owned such Company Subsidiary) has been insured, for reasonable amounts with, to the knowledge of the Company, financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with industry practice, customarily be insured; and neither the Company nor any Company Subsidiaries has received any notice of cancellation of any such insurance, nor, to the Company’s knowledge, will it or any Company Subsidiary be unable to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(o) Labor. Employees of the Company and the Company Subsidiaries are not and have never been represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees. No labor organization or group of employees of the Company or any Company Subsidiary has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Company’s knowledge, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or, to the knowledge of the Company, threatened against or involving the Company or any Company Subsidiary. Each of the Company and the Company Subsidiaries are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours. To the Company’s knowledge, no executive officer is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement or any other contract or agreement or any restrictive covenant in favor of a third party, and, to the Company’s knowledge, the continued employment of each such executive officer does not subject the Company or any Company Subsidiary to any liability with respect to any of the foregoing matters.

(p) Company Benefit Plans.

(1) “Benefit Plan” means all material employee benefit plans, programs, agreements, contracts, policies, practices, or other arrangements providing benefits to any current or former employee, officer, director or consultant of the Company or any Company Subsidiary or any beneficiary or dependent thereof that is sponsored or maintained by the Company or any Company Subsidiary or to which the Company or any Company Subsidiary contributes or is obligated to contribute or is party, whether or not written, including any material “employee welfare benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any material bonus, incentive, deferred compensation, vacation, stock purchase, stock option or equity award, equity-based severance, employment, change of control, consulting or fringe benefit plan, program, agreement or policy. Each Benefit Plan is listed on Section 2.2(p)(1) of the Company’s Disclosure Schedule. True and complete copies of all Benefit Plans listed on Section 2.2(p)(1) of the Company’s Disclosure Schedule have been made available to the Investor prior to the date hereof or have been filed with a Company Report.

(2) With respect to each Benefit Plan, (A) the Company and the Company Subsidiaries have complied, and are now in compliance in all material respects with the applicable provisions of ERISA, and the Internal Revenue Code of 1986, as amended (the “Code”) and all other laws and regulations applicable to such Benefit Plan and (B) each Benefit Plan has been administered in all material respects in accordance with its terms. Except as would not reasonably be expected to have a Material Adverse Effect on the Company, none of the Company or the Company Subsidiaries nor any of their respective ERISA Affiliates has incurred any withdrawal liability as a result of a complete or partial withdrawal from a multiemployer plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA, that has not been satisfied in full. “ERISA Affiliate” means any entity, trade or business, whether or not incorporated, which together with the Company and the Company Subsidiaries, would be deemed a “single employer” within the meaning of Section 4001 of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

(3) Each Benefit Plan which is subject to ERISA (an “ERISA Plan”) that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (“Pension Plan”) and that is intended to be qualified under Section 401(a) of the Code is so qualified, has received a favorable determination letter from the IRS and nothing has occurred, whether by action or failure to act, that could likely result in revocation of any such favorable determination or opinion letter or the loss of the qualification of such Benefit Plan under Section 401(a) of the Code. Neither the Company nor any Company Subsidiary has engaged in a transaction with respect to any ERISA Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any Company Subsidiary to a material tax or material penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA. Neither the Company nor

any Company Subsidiary has incurred or reasonably expects to incur a material tax or penalty imposed by Section 4980F of the Code or Section 502 of ERISA.

(4) Neither the Company, any Company Subsidiary nor any ERISA Affiliate (x) sponsors, maintains or contributes to or has within the past six years sponsored, maintained or contributed to a Pension Plan that is subject to Subtitles C or D of Title IV of ERISA or (y) sponsors, maintains or has any liability with respect to or an obligation to contribute to or has within the past six years sponsored, maintained, had any liability with respect to, or had an obligation to contribute to a “multiemployer plan” within the meaning of Section 3(37) of ERISA.

(5) None of the execution and delivery of this Agreement or the Warrants, the issuance of Purchased Shares and any shares of Non-Voting Common Stock for which the Warrants may be exercised hereunder or thereunder, nor the consummation of the transactions contemplated hereby, nor the transactions contemplated as part of the Other Private Placements, will, whether alone or in connection with another event, (i) constitute a “change in control” or “change of control” within the meaning of any Benefit Plan or result in any material payment or benefit (including severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any current or former employee, officer, director or consultant of the Company or any Company Subsidiary from the Company or any Company Subsidiary under any Benefit Plan or any other agreement with any employee, including, for the avoidance of doubt, any employment or change in control agreements, (ii) result in payments under any of the Benefit Plans which would not be deductible under Section 162(m) or Section 280G of the Code, (iii) materially increase any compensation or benefits otherwise payable under any Benefit Plan, (iv) result in any acceleration of the time of payment or vesting of any such benefits, including, for the avoidance of doubt, under the Company Stock Plans, (v) require the funding or increase in the funding of any such benefits, or (vi) result in any limitation on the right of the Company or any Company Subsidiary to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust.

(6) As of the date hereof, there is no material pending or, to the knowledge of the Company, threatened, litigation relating to the Benefit Plans. Neither the Company nor any Company Subsidiary has any obligations for retiree health and life benefits under any ERISA Plan or collective bargaining agreement, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to the Company and the Company Subsidiaries.

(7) Except as would not reasonably be expected to have a Material Adverse Effect on the Company and except for liabilities fully reserved for or identified in the Company Financial Statements, there are no pending or, to the knowledge of the Company, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against (i) the Benefit Plans, (ii) any fiduciaries thereof with respect to their duties to the Benefit Plans, or (iii) the assets of any of the trusts under any of the Benefit Plans.

(q) Investment Company. Neither the Company nor any of the Company Subsidiaries is an “investment company” as defined under the Investment Company Act of 1940, as amended, and neither the Company nor any of the Company Subsidiaries sponsors any person that is such an investment company.

(r) Risk Management; Derivatives. Except as would not reasonably be expected to have a Material Adverse Effect on the Company:

(1) The Company and the Company Subsidiaries have in place risk management policies and procedures sufficient in scope and operation to protect against risks of the type and in amounts reasonably expected to be incurred by companies of similar size and in similar lines of business as the Company and the Company Subsidiaries.

(2) All derivative instruments, including swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of one or more of the Company Subsidiaries or their customers, were entered into (i) only for purposes of mitigating identified risk and in the ordinary course of business, (ii) in accordance with prudent practices and in material compliance with all applicable laws, rules, regulations and regulatory policies, and (iii) with counterparties believed by the Company to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of the Company Subsidiaries, enforceable in accordance with its terms. Neither the Company nor the Company Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

(s) Foreign Corrupt Practices and International Trade Sanctions. Neither the Company nor any Company Subsidiary, nor any of their respective directors, officers, agents, employees or any other persons acting on their behalf (i) has violated the Foreign Corrupt Practices Act, 15 U.S.C. § 78dd-1 et seq., as amended, or any other similar applicable foreign, federal, or state legal requirement, (ii) has made or provided, or caused to be made or provided, directly or indirectly, any payment or thing of value to a foreign official, foreign political party, candidate for office or any other person knowing that the person will pay or offer to pay the foreign official, party or candidate, for the purpose of influencing a decision, inducing an official to violate their lawful duty, securing any improper advantage, or inducing a foreign official to use their influence to affect a governmental decision, (iii) has paid, accepted or received any unlawful contributions, payments, expenditures or gifts, (iv) has violated or operated in noncompliance with any export restrictions, money laundering law, anti-terrorism law or regulation, anti-boycott regulations or embargo regulations, or (v) is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department (“OFAC”) and the Company will not knowingly, directly or indirectly, use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any Company Subsidiary, joint venture partner or other person or entity, towards any sales or operations in any country sanctioned by OFAC or for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(t) Environmental Liability. Neither the Company nor any Company Subsidiary (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is in violation of any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any legal, administrative, or other proceeding, claim or action of any nature relating to any Environmental Laws; in each case, which violation, contamination, liability or proceeding, claim or action has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company; and, to the Company’s knowledge, there is no pending or threatened investigation that might lead to such a proceeding, claim or action or any reasonable basis for any such proceeding, claim or action.

(u) Anti-Takeover Provisions. The Company and an appropriate committee of the Board of Directors of the Company have taken all actions necessary to ensure that the Company, on the one hand, and the Investor and the Other Investors, on the other hand, will not be subject to the restrictions set forth in Section 30-1704 the Idaho Business Combination Act (the “IBCA”) as a result of the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby (including, but not limited to, the approval of such transactions by an appropriate committee of the Board of Directors as contemplated by Section 30-1704 of the IBCA, or by the Board of Directors or an appropriate committee under any other similar “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” law) (each a “Takeover Law”). In the case that such transactions are subject to such provisions or laws, the Board of Directors shall take all necessary action to ensure that such transactions shall be deemed to be exceptions to such provisions or laws, including, but not limited to, the approval of such transactions as contemplated thereunder. The Company has not adopted any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(v) Intellectual Property. (i) The Company and the Company Subsidiaries own (free and clear of any claims, liens, encumbrances, exclusive licenses or non-exclusive licenses not granted in the ordinary course of business) or have a valid license to use all Intellectual Property used in or necessary to carry on their business as currently conducted, and (ii) such Intellectual Property referenced in clause (i) above is valid, subsisting and enforceable, and is not subject to any outstanding order, judgment, decree or agreement adversely affecting the Company’s or the Company Subsidiaries’ use of, or rights to, such Intellectual Property. The Company and the Company Subsidiaries have sufficient rights to use all Intellectual Property used in their business as presently conducted, all of which rights shall survive unchanged the consummation of the transactions contemplated by this Agreement and the other Transaction Documents. Neither the Company nor any Company Subsidiary has received any notice of infringement or misappropriation of, or any conflict with, the rights of others with respect to any Intellectual Property, and no reasonable basis exists for any such claim. To the Company’s knowledge, no third party has infringed, misappropriated or otherwise violated the Intellectual Property rights of the Company or the Company Subsidiaries. There is no litigation, opposition, cancellation, proceeding, objection or claim pending, asserted, or, to the Company’s knowledge, threatened against the Company or any Company Subsidiary concerning the ownership, validity, registerability, enforceability, infringement or use of, or licensed right to use, any Intellectual Property. To the knowledge of the Company, none of the Company or any of the Company Subsidiaries is using or enforcing any Intellectual Property owned by or licensed to the Company or any of the Company Subsidiaries in a manner that would be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property. The Company and each of the Company Subsidiaries has taken all reasonable measures to protect the Intellectual Property owned by or licensed to the Company or any of the Company Subsidiaries.

“Intellectual Property” shall mean: trademarks, service marks, brand names, domain names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

(w) Brokers and Finders. Except for Sandler, O’Neill & Partners, L.P. (the fees of which are disclosed in Section 2.2(w) of the Company’s Disclosure Schedule), neither the Company nor any Company Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company or any Company Subsidiary, in connection with this Agreement, the other Transaction Documents or the transactions contemplated hereby and thereby.

(x) Agreements with Regulatory Agencies. Neither the Company nor any Company Subsidiary is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or since December 31, 2009, has adopted any board resolutions at the request of, any Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material respect relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management, or its operations or business (each item in this sentence, a “Regulatory Agreement”) nor has the Company or any Company Subsidiary been advised since December 31, 2009 by any Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Regulatory Agreement. The Company and each Company Subsidiary are in compliance in all material respects with each Regulatory Agreement to which it is party or subject, and neither the Company nor any Company Subsidiary has received any notice from any Governmental Entity indicating that either the Company or any

Company Subsidiary is not in compliance in all material respects with any such Regulatory Agreement.

(y) Loan Portfolio.

(1) Each of the Company and each Company Subsidiary has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any loan, lease or other extension of credit or commitment to extend credit (“Loans”) originated, purchased or serviced by the Company or any Company Subsidiary satisfied in all material respects, (i) all applicable law with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing or filing of claims in connection with Loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (ii) the responsibilities and obligations relating to Loans set forth in any material contract between the Company or any Company Subsidiary and any Agency, Loan Investor or Insurer, (iii) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer, and (iv) the terms and provisions of any material mortgage or other collateral documents and other Loan documents with respect to each Loan.

(2) No Agency, Loan Investor or Insurer has (i) claimed in writing that the Company or any Company Subsidiary has violated or has not complied with the applicable underwriting standards with respect to Loans sold by the Company or any Company Subsidiary to a Loan Investor or Agency, or with respect to any sale of Loan servicing rights to a Loan Investor, (ii) imposed in writing restrictions on the activities (including commitment authority) of the Company or any Company Subsidiary or (iii) indicated in writing to the Company or any Company Subsidiary that it has terminated or intends to terminate its relationship with the Company or any Company Subsidiary for poor performance, poor Loan quality or concern with respect to the Company’s or any Company Subsidiary’s compliance with laws.

(3) To the knowledge of the Company, the characteristics of the loan portfolio of the Company have not materially changed from the characteristics of the loan portfolio of the Company as of December 31, 2010 in a manner that could reasonably be expected to result in a Material Adverse Effect with respect to the Company.

(4) For purposes of this Section 2.2(y): (i) “Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (A) determine any investment, origination, lending or servicing requirements with regard to Loans originated, purchased or serviced by the Company or any Company Subsidiary or (B) originate, purchase, or service Loans, or otherwise promote lending, including state and local housing finance authorities; (ii) “Loan Investor” means any person (including an Agency) having a beneficial interest in any Loan originated, purchased or serviced by the Company or any Company Subsidiary or a security backed by or representing an interest in any such Loan; and (iii) “Insurer” means a person who insures or guarantees for the benefit of the Loan holder all or any portion of the risk of loss upon borrower default on any of the Loans originated, purchased or serviced by the Company or any Company Subsidiary, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such Loans or the related collateral.

(z) Listing of Common Stock. The shares of Common Stock to be issued under this Agreement and the other Transaction Documents meet all requirements for quotation on the OTCBB.

(aa) Directors’ and Officers’ Insurance. The Company (i) maintains directors’ and officers’ liability insurance and fiduciary liability insurance with, to the knowledge of the Company, financially sound and reputable insurance companies with benefits and levels of coverage that have been Previously Disclosed, (ii) has timely paid all premiums on such policies and (iii) there has been no lapse in coverage during the term of such policies.

(bb) Section 16. The Board of Directors has approved the issuance and sale of the Common Stock, Series B Preferred Stock and Non-Voting Common Stock to be issued under this Agreement and the other Transaction Documents, including any acquisition pursuant to the exercise or conversion of the Warrants and the Other Warrants into shares of Non-Voting Common Stock, the conversion of the Series B Preferred Stock into Non-Voting Common Stock and the conversion of the Non-Voting Common Stock into Common Stock, in the manner required to exempt the acquisition of such shares of Common Stock, Series B Preferred Stock and Non-Voting Common Stock, as the case may be, from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

(cc) Board of Directors. The Company does not have, and the Board of Directors has not adopted, any policies, directives or resolutions, or any amendments to the Company’s bylaws or Articles of Incorporation, with respect to qualification or other requirements for serving as a director on the board of directors of the Company or any Subsidiary.

(dd) Fees and Expenses. All closing fees and expenses (including all costs to be incurred to register the Registrable Securities), the fees and expenses of any Company advisors (including Company counsel and other professional fees), and fees and expenses of any broker or finders that the Company is responsible for (including the fees and expenses of the Company’s sole placement agent, Sandler O’Neill + Partners) are not expected to exceed $6.0 million.

(ee) Other Private Placements. Concurrently with the execution and delivery of this Agreement, the Company has agreed to sell Common Shares, Series B Preferred Shares and/or Other Warrants in the Other Private Placements on terms and conditions that are substantially identical in all material respects to those set forth in this Agreement, with the closing of such Other Private Placements to occur simultaneously with the Closing, except as to (i) the number of Securities to be purchased and the aggregate purchase price for such Securities (but not the Per Share Purchase Price and the Per Share Preferred Purchase Price, as the case may be) set forth in Section 1.2 and the mix of Securities as between shares of Common Stock, shares of Series B Preferred Stock and Warrants or Other Warrants; (ii) provisions relating to the reimbursement of the Investor’s fees and expenses, which appear in the Other Securities Purchase Agreements for Lead Investors and Major Investors in the form set forth in Section 3.2(b) hereof and differ only as to the amount of fees and expenses to be reimbursed; (iii) the fact that all but two of the Other Investors will not have rights to receive Other Warrants as set forth herein; (iv) the applicable percentages included in Section 5.12 and Section 5.19; (v) the fact that Other Securities Purchase Agreements may not contain the provisions set forth in Section 5.10; and (vi) the fact that Other Securities Purchase Agreements may not contain the provisions set forth in Section 5.19(d), (e) and (f).5

(ff) Nonperforming Assets. To the knowledge of the Company, since the date of the latest audited financial statements included within the Company Reports, the Company believes that the Bank will be able to fully and timely collect substantially all interest, principal or other payments when due under its loans, leases and other assets that are not classified as nonperforming and such belief is reasonable under all the facts and circumstances known to the Company and Bank, and the Company believes that the amount of reserves and allowances for loan and lease losses and other nonperforming assets established on the Company’s and Bank’s financial statements is adequate and such belief is reasonable under all the facts and circumstances known to the Company and Bank.

(gg) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company (or any Company Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed.

(hh) Absence of Manipulation. The Company has not, and to the knowledge of the Company no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Purchased Shares.

(ii) Adequate Capitalization. As of December 31, 2010, the Bank met or exceeded the standards necessary to be considered “well capitalized” under the FDIC’s regulatory framework for prompt corrective action.

(jj) Regulatory Capital Levels. At the Closing Date, taking into account the proceeds of the capital raise contemplated by this Agreement, the Company and the Bank will each have a leverage ratio of not less than 10.0% and a total risk-based capital ratio of not less than 12.0%.

(kk) Acknowledgment Regarding Purchase of Securities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length

[5]	Conformed to reflect the differences applicable to each investor’s agreement.

purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Investor’s purchase of the Securities.

(ll) Change in Control. The consummation of the transactions contemplated by this Agreement and the Other Private Placements will not trigger any rights under any “change of control” provision in any of the agreements to which the Company or any Company Subsidiaries is a party, including any employment, “change in control,” severance or other compensatory agreements and any benefit plan, which results in payments to the counterparty or the acceleration of vesting of benefits.

(mm) Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

2.3 Representations and Warranties of the Investor. The Investor hereby represents and warrants as of the date of this Agreement (except to the extent made only as of a different specified date, in which case as of such date), solely with respect to itself and, where expressly indicated, its Affiliates, to the Company that:

(a) Organization and Authority. The Investor is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a Material Adverse Effect on such Investor, and has the requisite corporate, partnership, limited liability company or other power and authority to own its properties and assets and to carry on its business as it is now being conducted.

(b) Authorization.

(1) The Investor has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery, and performance of this Agreement by the Investor and the consummation of the transactions contemplated hereby have been duly authorized by the Investor’s board of directors, general partner, managing members, investment committee or other authorized persons, as the case may be (if such authorization is required), and no further approval or authorization by any of such persons, as the case may be, is required. Subject to such approvals of Governmental Entities as may be required by statute or regulation, this Agreement is a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganizations, fraudulent transfer, or similar laws affecting creditors generally or by general equitable principles (whether applied in equity or at law). No other corporate, partnership, limited liability company or other proceedings are necessary for the execution and delivery by the Investor of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby.

(2) Neither the execution, delivery, and performance by the Investor of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by the Investor with any of the provisions hereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the properties or assets of such Investor under any of the terms, conditions or provisions of (A) its applicable governing documents, or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Investor is a party or by which it may be bound, or to which the Investor or any of the properties or assets of such Investor may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to such Investor or any of its respective properties or assets except in the case of clauses (i)(B) and (ii) for such violations, conflicts and breaches as would not reasonably be expected to have a Material Adverse Effect on the Investor.

(3) Other than the securities or blue sky laws of the various states and except as otherwise provided in this Agreement, and assuming the accuracy of the representations and warranties of the Company and the performance of the covenants and agreements of the Company contained herein, no material notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, or expiration or termination of any statutory waiting period, is necessary for the consummation by the Investor of the transactions set forth in this Agreement.

(c) Purchase for Investment. The Investor acknowledges that the Securities have not been registered under the Securities Act or under any state securities laws. The Investor (1) is acquiring the Securities pursuant to an exemption from registration under the Securities Act for its own account solely for investment with no present intention or plan to distribute any of the Securities to any person nor with a view to or for sale in connection with any distribution thereof, (2) will not sell or otherwise dispose of any of the Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (3) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Securities and of making an informed investment decision and has so evaluated the merits and risks of such investment, (4) is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment and (5) is an “accredited investor” (as that term is defined by Rule 501 under the Securities Act); provided, however, that by making the representations herein, the Investor does not agree to hold any of the Securities for any minimum period of time and reserves the right at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration in compliance with applicable federal and state securities laws. Without limiting any of the foregoing, neither the Investor nor any of its Affiliates has taken, and the Investor will not, and will cause its Affiliates not to, take any action that would otherwise cause the Securities to be subject to the registration requirements of the Securities Act.

(d) Access to Information. The Investor acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(e) Independent Investment Decision. The Investor has independently evaluated the merits of its decision to purchase the Securities pursuant to this Agreement. The Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Securities constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

(f) Reliance on Exemptions. The Investor understands and acknowledges that the Securities being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

(g) No Governmental Review. The Investor understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(h) Residency. The Investor’s residence (if an individual) or office in which its investment decision with respect to the Purchased Shares was made (if an entity) are located at the address set forth for the Investor in Section 6.7 of this Agreement.

(i) Ownership. As of the date of this Agreement, other than as set forth on its signature page hereto, the Investor is not the owner of record or the Beneficial Owner of shares of Common Stock, securities convertible into or exchangeable for Common Stock, or any other equity or equity-linked security of the Company or any Company Subsidiary.

(j) Financial Capability. The Investor has immediately available funds necessary to consummate the Closing, as of the date of the Closing, on the terms and conditions contemplated by this Agreement.

(k) Knowledge as to Conditions. As of the date of this Agreement, the Investor knows of no reason why any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices required or otherwise a condition to the consummation of the transactions contemplated by the Transaction Documents cannot, or should not, be obtained.

(l) Brokers and Finders. Neither the Investor nor its Affiliates or any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Investor, in connection with the Transaction Documents or the transactions contemplated hereby and thereby. The Investor acknowledges that it is purchasing the Securities directly from the Company and not from the Placement Agent.

ARTICLE III

Covenants

3.1 Filings; Other Actions.

(a) The Investor and the Company will cooperate and consult with each other and use commercially reasonable efforts to prepare and file all necessary and customary documentation, to effect all necessary and customary applications, notices, petitions, filings, and other documents, and to obtain all necessary and customary permits, consents, orders, approvals, and authorizations of, or any exemption by, all third parties and Governmental Entities, and expiration or termination of any applicable waiting periods, (i) necessary or advisable to consummate the transactions contemplated by this Agreement, and to perform the covenants contemplated by this Agreement and (ii) with respect to the Investor, to the extent typically provided by the Investor to such third parties or Governmental Entities, as applicable, under the Investor’s policies consistently applied and subject to such confidentiality requests as the Investor may reasonably seek. Each party shall execute and deliver both before and after the Closing such further certificates, agreements, and other documents and take such other actions as the other party may reasonably request to consummate or implement such transactions or to evidence such events or matters, subject, in each case, to clauses (i) and (ii) of the first sentence of this Section 3.1(a). In particular, the Company will use its commercially reasonable efforts to help the Investor promptly obtain or submit, as the case may be, as promptly as practicable, the approvals and authorizations of, filings and registrations with, and notifications to, or expiration or termination of any applicable waiting period, all notices to and, to the extent required by applicable law or regulation, consents, approvals, or exemptions from bank regulatory authorities, for the transactions contemplated by this Agreement. Notwithstanding anything herein to the contrary, the Investor and its Affiliates are not subject to any covenant or agreement under this Agreement to file any application or notice under the BHC Act or, unless the Investor is a Lead Investor, the CBCA, in connection with any of the transactions contemplated hereby. To the extent that the Investor files a notice of change in control under the CBCA, the Investor shall use, and cause its Affiliates to use, commercially reasonable efforts to obtain regulatory non-objection to the change in control notice as promptly as reasonably possible, including responding fully to all requests for additional information from the Federal Reserve and entering into one or more passivity agreements not more restrictive in any material respect than in the form attached hereto as Exhibit F. The Company shall use, and cause its Affiliates to use, commercially reasonable efforts to obtain all approvals required to be obtained by the Company in connection with the transactions contemplated by the Transaction Documents, including responding fully to all requests for additional information from the Federal Reserve, the FDIC and Idaho Department of Finance. The Investor and the Company will each have the right to review in advance, and to the extent practicable, each will consult with the other, in each case subject to applicable laws relating to the exchange of information, all the information (other than confidential information) relating to such other party, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement; provided, however, that the Company shall not allow any Other Investor to review any such information relating to the Investor. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees to keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby. The Investor and the Company shall promptly furnish each other to the extent permitted by applicable laws with copies of written communications received by them or their subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement or by any Other Securities Purchase Agreement. Notwithstanding anything in this Section 3.1 or elsewhere in this Agreement to the contrary, the Investor shall not be required to provide to the Company any of its, its Affiliates’, its investment advisor’s or its or their control persons’ or equity holders’ nonpublic, proprietary, personal or otherwise confidential information including the identities of limited partners, shareholders or members of the Investor or its Affiliates or their investment advisors (collectively, the “Investor Confidential Information”).

(b) Each party agrees, upon request, to furnish the other party with all information (other than Investor Confidential Information) concerning itself, its subsidiaries, Affiliates, directors, officers, partners, and shareholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice, or application made by or on behalf of such other party or any of its subsidiaries to any Governmental Entity in connection with this Agreement. Notwithstanding anything in this Section 3.1 or elsewhere in this Agreement to the contrary, (A) the Investor shall not be required to provide any materials to the Company that it deems private or confidential and (B) the Investor shall provide information only to the extent typically provided by the Investor to such Governmental Entities under the Investor’s policies consistently applied and subject to such confidentiality requests as such Investor may reasonably seek.

(c) From the date of this Agreement until the Closing, the Company shall not, directly or indirectly, amend, modify, or waive, and the Board of Directors shall not recommend approval of any proposal to the Company’s shareholders having the effect of amending, modifying, or waiving any provision in the Articles of Incorporation or bylaws of the Company in any manner adverse to the Investor.

(d) The Company shall take all actions necessary to ensure that none of the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the consummation of the transactions contemplated as part of the Other Private Placements will constitute a “change in control” or “change of control” within the meaning of any Benefit Plan.

(e) The Company shall call a meeting of its shareholders, as promptly as practicable following the Closing, to vote on a proposal (the “Shareholder Proposal”) to approve the Second Amended and Restated Articles of Incorporation of the Company, substantially in the form attached hereto as Exhibit H. The Board of Directors shall unanimously recommend to the Company’s shareholders that such shareholders vote in favor of the Shareholder Proposal. In connection with such meeting, the Company shall promptly prepare (and Investor will reasonably cooperate with the Company to prepare) and file (but in no event more than twenty business days after the Closing Date or, if audited financial statements for the year ended December 31, 2011 are required to be included in the preliminary proxy statement filing pursuant to Rule 3-12 of Regulation S-X of the SEC, two business days after such audited financial statements are first available) with the SEC a preliminary proxy statement, shall use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause a definitive proxy statement related to such shareholders’ meeting to be mailed to the Company’s shareholders not more than five business days after clearance thereof by the SEC, and shall use its reasonable best efforts to solicit proxies for such shareholder approval. The Company shall notify Investor promptly of the receipt of any comments from the SEC or its staff with respect to the proxy statement and of any request by the SEC or its staff for amendments or supplements to such proxy statement or for additional information and will supply Investor with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to such proxy statement. If at any time prior to such shareholders’ meeting there shall occur any event that is required to be set forth in an amendment or supplement to the proxy statement, the Company shall as promptly as practicable prepare and mail to its shareholders such an amendment or supplement. Each of Investor and the Company agrees promptly to correct any information provided by it or on its behalf for use in the proxy statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall as promptly as practicable prepare and mail to its shareholders an amendment or supplement to correct such information to the extent required by applicable laws and regulations. The Company shall consult with Investor prior to filing any proxy statement, or any amendment or supplement thereto, and provide Investor with a reasonable opportunity to comment thereon. The recommendation made by the Board of Directors described in this Section 3.1(e) shall be included in the proxy statement filed in connection with obtaining such shareholder approval. In the event that the approval of the Shareholder Proposal is not obtained at such shareholders meeting, the Company shall include a proposal to approve (and the Board of Directors shall unanimously recommend approval of) each such proposal at a meeting of its shareholders no less than once in each subsequent six-month period beginning on the date of such shareholders meeting until all such approvals are obtained or made.

3.2 Use of Proceeds; Expenses.

(a) A minimum of $30.0 million of the gross proceeds from the sale of the Securities to the Investor and the transactions contemplated by the Other Private Placements shall be contributed as capital to the Bank. The remaining gross proceeds, after the payment of expenses related to the transactions contemplated by this Agreement, the Warrants and the Other Securities Purchase Agreements, will be used by the Company for general corporate purposes or as otherwise contemplated by this Agreement.

(b) The Company shall pay (i) the reasonable legal fees and expenses of Sullivan & Cromwell LLP, and (ii) all other reasonable and documented costs and expenses incurred by the Investor (other than any legal fees) in connection with the transactions contemplated by the Transaction Documents. Other than as set forth in the preceding sentence and in Section 5.9(b), each of the Company and the Investor will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated under this Agreement.

3.3 Access, Information and Confidentiality.

(a) From the date of this Agreement, until the date when the shares of Common Stock owned by the Investor and its Affiliates in the aggregate represent less than 2% of all of the outstanding Common Shares (provided that, in making such calculation, all shares of Common Stock into or for which shares of any securities owned by the Investor are directly or indirectly convertible or exercisable, which, for the avoidance of doubt, shall include those shares of Common Stock issuable upon the conversion of shares of Non-Voting Common Stock which itself is issuable upon conversion of shares of Series B Preferred Stock to be issued hereunder, upon exercise of the Warrants, pursuant to the Other Securities Purchase Agreements or upon exercise of the Other Warrants, shall be included in both the numerator and denominator, and all Securities issued by the Company after the Closing Date other than in connection with an issuance in which the Investor (or a permitted assignee under Section 6.8) was offered the right to purchase its pro rata portion of such Securities in accordance with Section 5.14 shall be excluded from the denominator), the Company will ensure that upon reasonable notice, and in such a manner as not to interfere unreasonably with the conduct of the business of the Company the Company and its subsidiaries will afford to the Investor and its representatives (including employees of the Investor, and counsel, accountants, financial and investment banking advisors and other professionals retained by the Investor) (i) such access during normal business hours to its books, records, properties and personnel and to such other information as the Investor may reasonably request and (ii) reasonable opportunities to routinely consult with the management of the Company and its subsidiaries, which shall not be more frequently than once per calendar quarter, on matters relating to the operation of the Company. The Company agrees to consider, in good faith, the recommendations of the Investor or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company. Notwithstanding anything in this Agreement to the contrary, at no time will the Company provide to the Investor any material non-public information (other than as disclosed to the Board Representative or Observer, as the case may be and as applicable) unless the Investor shall have specifically requested such disclosure in writing from the Company.

(b) Each party to this Agreement will hold, and will cause its respective subsidiaries and their directors, officers, employees, agents, consultants, and advisors to hold, in strict confidence, unless disclosure to a Governmental Entity is necessary or appropriate in connection with any necessary regulatory approval, or request for information or similar process, or unless compelled to disclose by judicial or administrative process or, in the written opinion of its counsel, by other requirement of law or the applicable requirements of any Governmental Entity (in which case, the party permitted to disclose such information shall, to the extent legally permissible and reasonably practicable, provide the other party with prior written notice of such permitted disclosure), all nonpublic records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other party hereto furnished to it by such other party or its representatives pursuant to this Agreement, including but not limited to as set forth in Section 3.3(a) (except to the extent that such information can be shown to have been (1) previously known by such party on a nonconfidential basis, (2) in the public domain through no fault of such party, or (3) later lawfully acquired from other sources by the party to which it was furnished), and neither party hereto shall release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, other consultants, and advisors with the express understanding that such parties will maintain the confidentiality of the Information and, to the extent permitted above, to bank regulatory authorities.

3.4 Transfer. The Company shall cooperate, in accordance with reasonable and customary business practices with any and all transfers, whether by direct or indirect sale, assignment, award, confirmation, distribution, bequest, donation, trust, pledge, encumbrance, hypothecation or other transfer or disposition, for consideration or otherwise, whether voluntarily or involuntarily, by operation of law or otherwise, by the Investor or any of its successors and assigns of the Securities and other shares of Common Stock such party may beneficially own prior to or subsequent to the date hereof.

3.5 Reasonable Efforts. The Company agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the Investor in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Transaction Documents, including using reasonable best efforts to accomplish the following: (a) the taking of all reasonable acts necessary to cause the conditions to Closing to be satisfied; (b) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all reasonable steps necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity; (c) the obtaining of all necessary consents, approvals or waivers from third parties; and (d) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and the Transaction Documents.

3.6 Shareholder Litigation. The Company shall promptly inform Investor of any claim, action, suit, arbitration, mediation, demand, hearing, investigation or proceeding (“Shareholder Litigation”) against the Company, any Company Subsidiary or any of the past or present executive officers or directors of the Company or any Company Subsidiary that is threatened or initiated by or on behalf of any shareholder of the Company in connection with or relating to the transactions contemplated hereby or by the Transaction Documents. The Company shall consult with Investor and keep Investor informed of all material filings and developments relating to any such Shareholder Litigation.

3.7 Most Favored Nation. During the period from the date hereof though the Closing, neither the Company nor any of the Company Subsidiaries shall enter into any additional, or modify any existing, agreements with any existing or future investors in the Company or any of the Company Subsidiaries (including the Other Private Placements) that have the effect of establishing rights or otherwise benefitting such investor in a manner more favorable in any material respect to such investor than the rights and benefits established in favor of the Investor by the Transaction Documents (except with respect to those rights and benefits specified in Section 2.2(ee) hereof), unless, in any such case, the Investor has been offered such rights and benefits.

3.8 Notice of Certain Events. Each party hereto shall promptly notify the other party hereto of (a) any event, condition, fact, circumstance, occurrence, transaction or other item of which such party becomes aware prior to the Closing that would constitute a violation or breach of the Transaction Documents (or a breach of any representation or warranty contained herein or therein) or, if the same were to continue to exist as of the Closing Date, would constitute the non-satisfaction of any of the conditions set forth in Section 1.2 hereof, and (b) any event, condition, fact, circumstance, occurrence, transaction or other item of which such party becomes aware which would have been required to have been disclosed pursuant to the terms of the Transaction Documents had such event, condition, fact, circumstance, occurrence, transaction or other item existed as of the date hereof. Notwithstanding the foregoing, neither party shall be required to take any action that would jeopardize such party’s attorney-client privilege.

3.9 Conduct of the Business. Prior to the earlier of the Closing Date and the termination of this Agreement pursuant to Article IV, the Company shall, and, shall cause each Company Subsidiary to: (a) use commercially reasonable efforts to carry on its business in the ordinary course of business and use commercially reasonable efforts to maintain and preserve its and such Company Subsidiary’s business (including its organization, assets, properties, goodwill and insurance coverage) and preserve business relationships with customers, vendors, strategic partners and others having business dealings with it; provided, that nothing in this clause (a) shall limit or require any actions that the Board of Directors may, in good faith, determine to be inconsistent with their duties or the Company’s obligations under applicable law or imposed by any Governmental Entity; (b) refrain from (1) declaring, setting aside or paying any distributions or dividends on, or making any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock; (2) splitting, combining or reclassifying any of its capital stock or issuing or authorizing the issuance of any other securities in respect of, in lieu of or in substitution for capital stock or any of its other securities; (3) purchasing, redeeming or otherwise acquiring any capital stock or any of its other securities or any rights, warrants or options to acquire any such capital stock or other securities; (4) issuing, delivering, selling, granting, pledging or otherwise disposing of or encumbering any capital stock, any other Voting Securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such capital stock, Voting Securities or convertible or exchangeable securities, other than any issuance of Common Stock on exercise of any compensatory stock options outstanding on the date of this Agreement; or (5) entering into any contract with respect to, or otherwise agreeing or committing to do, any for the foregoing; and (c) to the extent reasonably practicable, shall consult with the Investor prior to taking any material actions outside of the ordinary course of business; provided that the Company shall not consult with the Investor with respect to such material actions or provide any material non-public information to the Investor unless the Company first seeks and obtains the Investor’s prior consent to be so consulted or to receive such information. Additionally, except as required pursuant to existing written, binding agreements in effect prior to the date hereof and set forth in Section 3.9 of the Disclosure Schedule, and with respect to clauses (i) and (ii) except in the ordinary course of business consistent with past practice related to employees who are not executive officers of the Company, the Company shall and shall cause the Company Subsidiaries to not take any of the following actions: (i) grant or provide any severance or termination payments or benefits to any director, officer or employee of the Company or any of the Company Subsidiaries; (ii) increase the compensation, bonus or pension, welfare, severance or other benefits of, pay any bonus to, or make any new equity awards to any director, officer or employee of the Company or any of the Company Subsidiaries; (iii) establish, adopt, amend or terminate any Benefit Plan or amend the terms of any outstanding equity-based awards; (iv) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under any Benefit Plan, to the extent not already provided in any such Benefit Plan; (v) change any actuarial or other assumptions used to calculate funding obligations with respect to any Benefit Plan or to change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP; or (vi) forgive any loans to directors, officers or employees of the Company or any of the Company Subsidiaries; provided, that in no event shall any increase of any payment in the ordinary course of business under clause (ii) increase such person’s compensation by more than 5% in the aggregate except as set forth in Section 3.9 of the Disclosure Schedule.

ARTICLE IV

Termination

4.1 Termination. This Agreement may be terminated prior to the Closing:

(a) by mutual written agreement of the Company and the Investor;

(b) by any party, upon written notice to the other party, in the event that the Closing does not occur on or before February 8, 2012; provided, however, that the right to terminate this Agreement pursuant to this Section 4.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(c) by the Investor, upon written notice to the Company, if (i) there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 1.2(b)(1)(ii) or Section 1.2(b)(1)(iv) would not be satisfied and (ii) such breach or condition is not curable or, if curable, is not cured prior to the date that would otherwise be the Closing Date in absence of such breach or condition; provided that this Section 4.1(c) shall only apply if the Investor is not in material breach of any of the terms of this Agreement;

(d) by the Company, upon written notice to the Investor, if (i) there has been a breach of any representation, warranty, covenant or agreement made by the Investor in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 1.2(b)(2)(i) or Section 1.2(b)(2)(v) would not be satisfied and (ii) such breach or condition is not curable or, if curable, is not cured prior to the date that would otherwise be the Closing Date in absence of such breach or condition; provided that this Section 4.1(d) shall only apply if the Company is not in material breach of any of the terms of this Agreement;

(e) by any party, upon written notice to the other parties, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable;

(f) by the Investor, upon written notice to the Company, if the Investor or any of its Affiliates receives written notice from or is otherwise advised by, the Federal Reserve or the Idaho Department of Finance that the Federal Reserve or the Idaho Department of Finance, as applicable, will not grant (or intends to rescind or revoke if previously granted) any of the written confirmations or determinations referred to in Section 1.2(b)(1)(viii); or

(g) by the Company, upon written notice to the Investor, if the Company receives written notice from or is otherwise advised by the Idaho Department of Finance that the Idaho Department of Finance will not grant (or intends to rescind or revoke if previously granted) any approvals referred to in Section 1.2(b)(2)(iv).

4.2 Effects of Termination. In the event of any termination of this Agreement as provided in Section 4.1, this Agreement (other than Section 3.2(b), Section 3.3(b) (except, in respect of any party, in connection with litigation against it by the other party or its Affiliates), this Section 4.2, Section 5.8 and Article VI, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided, that nothing herein shall relieve any party from liability for willful breach of this Agreement.

4.3 Notice of Other Terminations. The Company shall promptly notify the Investor if any of the Other Securities Purchase Agreements are terminated.

ARTICLE V

Additional Agreements

5.1 No Rights Agreement. From the date hereof through such time during which the Investor, together with its Affiliates, and, for purposes of this Section 5.1, persons who share a common discretionary investment advisor with the Investor, in the aggregate own 5.0% or more of all of the outstanding shares of Common Stock (provided that, in making such calculation, all shares of Common Stock into or for which shares of any securities owned by the Investor are directly or indirectly convertible or exercisable, which, for the avoidance of doubt, shall include those shares of Common Stock issuable upon the conversion of shares of Non-Voting Common Stock which itself is issuable upon conversion of shares of Series B Preferred Stock to be issued hereunder, upon exercise of the Warrants, pursuant to the Other Securities Purchase Agreements or upon exercise of the Other Warrants shall be included in both the numerator and denominator, and all Common Shares issued by the Company after the Closing Date other than in connection with an issuance in which the Investor (or a permitted assignee under Section 6.8) was offered the right to purchase its pro rata portion of such Common Shares in accordance with Section 5.14 shall be excluded from the denominator) (the “Qualifying Ownership Interest”), the Company shall not enter into any poison pill agreement, shareholders’ rights plan or similar agreement that shall limit the rights of the Investor and its Affiliates and associates to hold any shares of Common Stock or Non-Voting Common Stock or acquire additional securities of the Company unless such poison pill agreement, shareholders’ rights plan or similar agreement grants an exemption or waiver to the Investor and its Affiliates and associates and any group in which the Investor may become a member, immediately effective upon execution of such plan or agreement, that would allow the Investor and its Affiliates and associates to acquire such additional securities of the Company. In addition, the Company agrees that any poison pill agreement, shareholders’ rights plan or similar agreement referred to in the preceding sentence shall provide to holders of Non-Voting Common Stock rights no less favorable than those granted to the holders of the Common Stock of the Company.

5.2 Investor Standstill Agreements. The Investor agrees that until the earlier of (i) the second anniversary of the Closing Date and (ii) such time as it and its Affiliates no longer own a Qualifying Ownership Interest, without the prior written consent of the Company, neither it nor any of its controlled Affiliates (each, a “Standstill Affiliate”) will, directly or indirectly:

(a) in any way acquire, offer or propose to acquire or agree to acquire, other than as specifically contemplated in the Transaction Documents, Beneficial Ownership of any Voting Securities if such acquisition would result in the Investor or its Affiliates having Beneficial Ownership of more than 24.9% (if the Investor will be a Lead Investor immediately following the Closing), or 9.9% (if the Investor will be other than a Lead Investor immediately following the Closing) of the outstanding shares of a class of voting securities (within the meaning of the BHC Act and Regulation Y promulgated thereunder) or Common Stock of the Company (for the avoidance of doubt, for purposes of calculating the Beneficial Ownership of the Investor and its Affiliates hereunder, (x) any security that is convertible into, or exercisable for, any such voting securities or Common Stock that is Beneficially Owned by the Investor or its Affiliates (other than any shares of Series B Preferred Stock or Non-Voting Common Stock) shall be treated as fully converted or exercised in accordance with its terms, as the case may be, into the underlying voting securities or Common Stock, and (y) any security convertible into, or exercisable for, the Common Stock that is Beneficially Owned by any person other than the Investor or any of its Affiliates shall not be taken into account);

(b) make, or in any way participate in, any “solicitation” of “proxies” (as such terms are defined under Regulation 14A under the Exchange Act, disregarding clause (iv) of Rule 14a-(1)(2) and including any otherwise exempt solicitation pursuant to Rule 14a-2(b)) to vote, or seek to advise or influence any person or entity with respect to the voting of, any Voting Securities of the Company (except as may be permitted under the terms of any passivity or anti-association commitment, as such commitment may be amended from time to time, given by such Investor to the Federal Reserve in connection with such Investor’s purchase of Common Shares);

(c) call or seek to call a meeting of the shareholders of the Company or initiate any shareholder proposal for action by shareholders of the Company, form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder) with respect to any Voting Securities, or seek, propose or otherwise act alone or in concert with others, to influence or control the management, board of directors or policies of the Company (except as may be permitted under the terms of any passivity or anti-association commitment, as such commitment may be amended from time to time, given by such Investor to the Federal Reserve in connection with such Investor’s purchase of Common Shares); provided that the Investor and its Standstill Affiliates shall not be considered a “group” for the purposes of this Section 5.2(c);

(d) bring any action or otherwise act to contest the validity of this Section 5.2 (provided that neither the Investor nor any of its Standstill Affiliates shall be restricted from contesting the applicability of this Section 5.2 to the Investor or any of its Standstill Affiliates under any particular circumstance) or seek a release of the restrictions contained herein, or make a request to amend or waive any provision of this Section 5.2;

(e) enter into or agree, offer, propose or seek (whether publicly or otherwise) to enter into any acquisition transaction, merger or other business combination relating to all or part of the Company or any of the Company Subsidiaries or any acquisition transaction for all or part of the assets of the Company or any Company Subsidiary or any of their respective businesses; or

(f) publicly disclose any intention, plan or arrangement inconsistent with any of the foregoing or take any action that would reasonably be expected to require the Company to make a public announcement regarding the possibility of any of the events described in clauses (a) through (e) above;

provided, nothing in this Section 5.2 shall prevent the Investor or its Standstill Affiliates from (i) voting any Voting Securities then Beneficially Owned by the Investor or its Standstill Affiliates in any manner or (ii) having private conversations with members of management or the Board of Directors of the Company regarding the policies, affairs or strategy of the Company or any Company Subsidiary; provided, further, that nothing in clauses (b), (c) or (e) of this Section 5.2 shall apply to the Board Representative or Observer solely in his or her capacity as a director or observer (as applicable) of the Company or the Bank.

For purposes of this Agreement, “Voting Securities” shall mean at any time shares of any class of capital stock of the Company that are then entitled to vote generally in the election of directors.

Notwithstanding the foregoing, the parties hereto agree that nothing in this Section 5.2 shall apply to any portfolio company with respect to which the Investor is not the party exercising control over the decision to purchase Voting Securities or to vote such Voting Securities; provided that the Investor does not provide to such entity any nonpublic information concerning the Company or any Company Subsidiary and such portfolio company is not acting at the request or direction of or in coordination with the Investor; and provided, further, that ownership of such shares is not attributed to the Investor under the BHC Act and the rules and regulations promulgated thereunder or any written interpretation of the foregoing by the staff of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) that has not been rescinded.

Notwithstanding the foregoing restrictions, if, at any time, (i) there occurs a Change in Control or (ii) any person (other than an Investor or any of its Standstill Affiliates) shall have commenced and not withdrawn a bona fide public tender or exchange offer which if consummated would result in a Change in Control, then the limitations set forth in this Section 5.2 (other than in Section 5.2(a)) shall not be applicable to the Investor for so long as the conditions described in this paragraph continue.

For purposes of this Agreement,

“Change in Control” means, with respect to the Company, the occurrence of any one of the following events:

(1) any person is or becomes a Beneficial Owner (other than the Investor and its Affiliates), directly or indirectly, of 50% or more of the aggregate number of the Voting Securities; provided, however, that the event described in this clause (1) will not be deemed a Change in Control by virtue of any holdings or acquisitions: (i) by the Company or any of its Subsidiaries, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries; provided that such holdings or acquisitions by any such plan (other than any plan maintained under 401(k) of the Code) do not exceed 50% of the then outstanding Voting Securities, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) pursuant to a Non-Qualifying Transaction;

(2) the event described in clause (1) above in this definition of “Change in Control” (substituting all references to 50% in such clause with “24.9%” but excluding Castle Creek Capital Partners IV, L.P. and the aggregate holdings of each of Stadium Capital Partners, L.P. and Stadium Capital Qualified Partners, L.P.), and in connection with such event, individuals who, on the date of this Agreement, constitute the Board of Directors (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board of Directors; provided, that any person becoming a director subsequent to the date of this Agreement whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board of Directors (either by a specific vote or by approval of the proxy statement of the relevant party in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director (except that no individuals who were not directors at the time any agreement or understanding with respect to any Business Combination or contested election is reached shall be treated as Incumbent Directors for the purposes of clause (3) below with respect to such Business Combination or this paragraph in the case of a contested election); provided, further, that each Board Representative appointed under any of the Transaction Documents will be treated as an Incumbent Director even if the person designated to be such Board Representative should change;

(3) the consummation of a merger, consolidation, statutory share exchange, or similar transaction that requires adoption by the Company’s shareholders (a “Business Combination”), unless immediately following such Business Combination: (x) more than 50% of the total voting power of the corporation resulting from such Business Combination (the “Surviving Corporation”), or, if applicable, the ultimate parent corporation that directly or indirectly has Beneficial Ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Voting Securities that were outstanding immediately before such Business Combination (or, if applicable, is represented by shares into which such Voting Securities were converted pursuant to such Business Combination), and (y) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time the Company’s Board of Directors approved the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (x) and (y) above will be deemed a “Non-Qualifying Transaction”);

(4) the shareholders of the Company approve a plan of liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets; or

(5) the Company has entered into a definitive agreement, the consummation of which would result in the occurrence of any of the events described in clauses (1) through (4) of this definition above.

5.3 Compliance with Laws. Notwithstanding any other provision of this Article V, the Investor covenants that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities laws. In connection with any transfer of the Purchased Shares other than (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144 promulgated under the Securities Act (provided that the transferor provides the Company with reasonable assurances (in the form of a customary seller representation letter and, if applicable a customary broker representation letter) that such securities may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company and the Company’s transfer agent, at the transferor’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company and the Company’s transfer agent, the form and substance of which opinion shall be reasonably satisfactory to the Company and such transfer agent, to the effect that such transfer does not require registration of such Securities under the Securities Act. As a condition of transfer (other than pursuant to clauses (i), (ii) or (iii) of the preceding sentence), any such transferee shall agree in writing to be bound by the terms of this Agreement and, except as otherwise set forth in this Agreement, shall have the rights of the Investor under this Agreement with respect to such transferred Securities.

5.4 Legend.

(a) The Investor agrees that all certificates or other instruments representing the Securities (which, for purposes of this Section 5.4, shall include any Common Shares, shares of Non-Voting Common Stock issuable upon exercise of the Warrants as well as any shares of Non-Voting Common Stock issuable upon conversion of the Series B Preferred Stock) will bear a legend substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.”

(b) The legend set forth in Section 5.4(a) above shall be removed and the Company shall issue to the Investor a certificate without such legend or any other legend, or by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if (i) such Securities are registered for resale under the Securities Act (provided that, if the Investor is selling pursuant to an effective registration statement filed by the Company in accordance with Section 5.9 hereof, the Investor agrees to sell such shares only during such time that such registration statement is effective and not withdrawn or suspended, and only as permitted by such registration statement), (ii) such Securities are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (iii) such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such securities and without volume or manner-of-sale restrictions. Following the earlier of (i) the effective date of the Shelf Registration Statement (as defined in Section 5.9 below) (the “Effective Date”) or (ii) Rule 144 becoming available for the resale of Securities, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such securities and without volume or manner-of-sale restrictions, the Company shall deliver to its transfer agent irrevocable instructions that such transfer agent shall reissue a certificate representing the applicable Securities without legend upon receipt by such transfer agent of the legended certificates for such Securities. Any fees (with respect to the transfer agent or otherwise) associated with the removal of such legend shall be borne by the Company. Following the Effective Date, or at such earlier time as a legend is no longer required for any Securities, the Company will no later than three (3) trading days following the delivery by an Investor to the Company or its transfer agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to effect the reissuance and/or transfer) and a representation letter to the extent required by Section 5.3 (such third trading day, the “Legend Removal Date”), deliver or cause to be delivered to such Investor a certificate representing such Purchased Shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section.

Certificates for Securities subject to legend removal hereunder may be transmitted by the transfer agent to the Investor by crediting the account of the Investor’s prime broker with DTC as directed by the Investor.

(c) If the Company shall fail for any reason or for no reason to issue to the Investor unlegended certificates by the Legend Removal Date, then, in addition to all other remedies available to the Investor, if on or after the trading day immediately following such three (3) trading day period, the Investor purchases, or a broker through whom the Investor has sold shares of Common Stock (a “Buy-In Broker”) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of such sale in lieu of shares of Common Stock the Investor anticipated receiving from the Company without any restrictive legend (a “Buy-In”), then the Company shall, within three (3) business days after the Investor’s request, honor its obligation to deliver to such Investor a certificate or certificates without restrictive legends representing such shares of Common Stock and pay cash to the Investor in an amount equal to the excess (if any) of the Investor’s or Buy-In Broker’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased over the product of (i) such number of shares of Common Stock, times (ii) the closing bid price on the Legend Removal Date.

5.5 NASDAQ Listing; Reverse Stock Split . Within one year after the Closing Date, the Company shall cause to be filed an application with The NASDAQ Stock Market LLC to list the Common Stock on the NASDAQ Capital Market. The Company will use its reasonable best efforts to cause the Common Stock to be listed on the NASDAQ Capital Market as soon as practicable after filing such application. In connection with applying to list the Common Stock on the NASDAQ Capital Market, the Company will use commercially reasonable efforts to cause to be effected a reverse stock split (including any shareholder approvals in connection therewith), at a ratio sufficient to satisfy the minimum bid price requirements for listing the Common Stock on the NASDAQ Capital Market after giving effect to such stock split and in any event at a ratio of not less than one-for-five. For the avoidance of doubt, the Company agrees that any such reverse stock split shall include both the Common Stock and Non-Voting Common Stock, and shall leave unchanged the relative economic rights of the Common Stock and Non-Voting Common Stock after giving effect to such reverse stock split.

5.6 [RESERVED].

5.7 Certain Transactions.

(a) Prior to the Closing, notwithstanding anything in this Agreement to the contrary, the Company shall not directly or indirectly effect or cause to be effected any transaction with a third party that would reasonably be expected to result in a Change in Control unless such third party shall have provided prior assurance in writing to the Company (in a form that is reasonably satisfactory to the Company) that the terms of this Agreement shall be fully performed (i) by the Company or (ii) by such third party if it is the successor of the Company or if the Company is its direct or indirect subsidiary, and the Company agrees to promptly provide copies of such assurances to the Investor. For the avoidance of doubt, it is understood and agreed that, in the event that a Change in Control occurs on or prior to the Closing, the Investor shall maintain the right under this Agreement to acquire, pursuant to the terms and conditions of this

Agreement, the Securities (or such other securities or property (including cash) into which the Securities may have become exchangeable as a result of such Change in Control), as if the Closing had occurred immediately prior to such Change in Control. For the avoidance of doubt, nothing in this Section 5.7(a) is intended to or shall limit in any way the Investor closing condition contained in Section 1.2(b).

(b) In the event that, at or prior to Closing, (1) the number of shares of Common Stock or securities convertible or exchangeable into or exercisable for shares of Common Stock issued and outstanding is changed as a result of any reclassification, stock split (including reverse split), stock dividend or distribution (including any dividend or distribution of securities convertible or exchangeable into or exercisable for shares of Common Stock), merger, tender or exchange offer or other similar transaction, or (2) the Company fixes a record date that is at or prior to the applicable Closing Date for the payment of any non-stock dividend or distribution on the Common Stock, then the number of shares of Common Stock and Series B Preferred Stock to be issued to the Investor at the Closing under this Agreement, together with the applicable implied per share price and the shares of Common Stock and the Series B Preferred Stock to be issued to Investor at the Closing under this Agreement shall be equitably substituted with shares of other stock or securities or property (including cash), in each case, to provide Investor with substantially the same economic benefit from this Agreement as the Investor had prior to the applicable transaction. Notwithstanding anything in this Agreement to the contrary, in no event shall the Purchase Price or any component thereof, or the aggregate percentage of shares to be purchased by the Investor or any other person, be changed by the foregoing.

(c) Notwithstanding anything in the foregoing, the provisions of Section 5.7(b) shall not be triggered by the transactions contemplated by the Transaction Documents.

5.8 Indemnity.

(a) The Company agrees to indemnify and hold harmless the Investor and its Affiliates and each of their respective officers, directors, direct or indirect partners or members, employees and agents, and each person who controls the Investor within the meaning of the Exchange Act and the rules and regulations promulgated thereunder, to the fullest extent lawful, from and against any and all actions, suits, claims, proceedings, costs, losses, liabilities, damages, expenses (including attorneys’ fees and disbursements), amounts paid in settlement and other costs (collectively, “Losses”) arising out of or resulting from (1) any inaccuracy in or breach of the Company’s representations or warranties contained in this Agreement, (2) the Company’s breach of agreements or covenants made by the Company in this Agreement or (3) any Losses arising out of or resulting from any legal, administrative or other proceedings instituted by any Governmental Entity, shareholder of the Company or any other person (other than the Investor and his Affiliates and the Company and the Company Subsidiaries) arising out of the transactions contemplated by this Agreement and the terms of the Securities (other than any Losses attributable to the acts, errors or omissions on the part of the Investor, but not including the transactions contemplated hereby).

(b) [RESERVED]

(c) A party entitled to indemnification hereunder (each, an “Indemnified Party”) shall give written notice to the party indemnifying it (the “Indemnifying Party”) of any claim with respect to which it seeks indemnification promptly after the discovery by such Indemnified Party of any matters giving rise to a claim for indemnification; provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 5.8 unless and to the extent that the Indemnifying Party shall have been actually prejudiced by the failure of such Indemnified Party to so notify such party. Such notice shall describe in reasonable detail such claim to the extent known by the Indemnified Party. In case any such action, suit, claim or proceeding is brought against an Indemnified Party, the Indemnified Party shall be entitled to hire, at the cost and expense of the Indemnifying Party counsel and conduct the defense thereof; provided, however, that the Indemnifying Party shall only be liable for the legal fees and expenses of one law firm for all Indemnified Parties, taken together with regard to any single action or group of related actions, upon agreement by the Indemnified Parties and the Indemnifying Parties. If the Indemnifying Party assumes the defense of any claim, all Indemnified Parties shall thereafter deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnified Party relating to the claim, and any Indemnified Party shall cooperate in the defense or prosecution of such claim. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall not be liable for any settlement of any action, suit, claim or proceeding effected without its written consent; provided, however, that the Indemnifying Party shall not unreasonably withhold, delay or condition its consent. The Indemnifying Party further agrees that it will not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification has been sought hereunder unless such settlement or compromise (A) includes an unconditional release of such Indemnified Party from all liability arising out of such action, suit, claim or proceeding, (B) provides solely for the payment of money damages and not any injunctive or equitable relief or criminal penalties and (C) does not create any financial or other obligation on the part of an Indemnified Party which would not be indemnified in full by the Indemnifying Party.

(d) For purposes of the indemnity contained in Section 5.8(a)(1), all qualifications and limitations set forth in the Company’s representations and warranties as to “materiality,” “Material Adverse Effect” and words of similar import, shall be disregarded in determining whether there shall have been any inaccuracy in or breach of any representations and warranties in this Agreement.

(e) The Company shall not be required to indemnify the Indemnified Parties pursuant to Section 5.8(a)(1), disregarding all qualifications or limitations set forth in such representations and warranties other than Section 2.2(j)(i) as to “materiality,” “Material Adverse Effect” and words of similar import, (1) with respect to any claim for indemnification if the amount of Losses with respect to such claim are less than $25,000 (any claim involving Losses less than such amount being referred to as a “De Minimis Claim”) and (2) unless and until the aggregate amount of all Losses incurred with respect to all claims (other than De Minimis Claims) pursuant to Section 5.8(a)(1) exceed 1% of the Purchase Price (the “Threshold Amount”), in which event the Company shall be responsible for the total amount of such Losses incurred without regard to the Threshold Amount.

(f) The obligations of the Indemnifying Party under this Section 5.8 shall survive the transfer of the Securities issued pursuant to this Agreement, the exercise of the Warrants, the conversion of Series B Preferred Stock into Non-Voting Common Stock, the conversion of Non-Voting-Common Stock into Common Stock or the Closing or termination of this Agreement; provided that in the event of any transfer of the Securities to a third party that is not an Affiliate of the transferor in any transaction other than a negotiated private sale of Securities to an “accredited investor” (as defined in Rule 501 under the Securities Act), the Indemnifying Party shall have no obligations under this Section 5.8 to such transferee; and provided further that in the event of any transfer of the Securities to a third party that is not an Affiliate of the transferor in a negotiated private sale of Securities to an “accredited investor” (as defined in Rule 501 under the Securities Act), the transferor may assign the Indemnifying Party’s obligations under this Section 5.8 to such transferee. The indemnity provided for in this Section 5.8 shall be the sole and exclusive monetary remedy of Indemnified Parties after the Closing for any inaccuracy of any of the representations and warranties contained in this Agreement or any other breach of any covenant or agreement contained in this Agreement; provided that nothing herein shall limit in any way any such parties’ remedies in respect of fraud, intentional misrepresentation or omission or intentional misconduct by the other party in connection with the transactions contemplated hereby. No party to this Agreement (or any of its Affiliates) shall, in any event, be liable or otherwise responsible to any other party (or any of its Affiliates) for any consequential or punitive damages of such other party (or any of its Affiliates) arising out of or relating to this Agreement or the performance or breach hereof. The indemnification rights contained in this Section 5.8 are not limited or deemed waived by any investigation or knowledge by the Indemnified Party prior to or after the date hereof.

(g) Any indemnification payments pursuant to this Section 5.8 shall be treated as an adjustment to the Purchase Price for the Purchased Shares for U.S. federal income and applicable state and local Tax purposes, unless a different treatment is required by applicable law.

(h) No investigation by the Investor, whether prior to or after the date of this Agreement, shall limit any Indemnified Party’s exercise of any right hereunder or be deemed to be a waiver of any such right.

5.9 Registration Rights.

(a) Registration.

(1) Subject to the terms and conditions of this Agreement, the Company covenants and agrees that as promptly as practicable after the Closing Date (and in any event no later than the Registration Deadline), the Company shall have prepared and filed with the SEC a Shelf Registration Statement (defined below) covering the resale of all Registrable Securities (or, if permitted by the rules of the SEC, otherwise designate an existing Shelf Registration Statement filed with the SEC to cover the Registrable Securities), and, to the extent the Shelf Registration Statement has not theretofore been declared effective, the Company shall use reasonable best efforts to cause such Shelf Registration Statement to be declared or become effective not later than the Effectiveness Deadline and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities for a period from the date of its initial effectiveness until such time as there are no Registrable Securities remaining (including by re-filing such Shelf Registration Statement (or a new Shelf Registration Statement) if the initial Shelf Registration Statement expires) (the “Effectiveness Period”). Notwithstanding the registration obligations set forth in this Section 5.9(a)(1), in the event that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the initial Shelf Registration Statement as required by the SEC and/or (ii) withdraw the initial Shelf Registration Statement and file a new Shelf Registration Statement, in either case covering the maximum number of Registrable Securities permitted to be registered by the SEC, on such form available to the Company to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or new Shelf Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including Compliance and Disclosure Interpretation 612.09. Notwithstanding any other provision of this Agreement and subject to the payment of Liquidated Damages in Section 5.9(m), if any SEC Guidance sets forth a limitation of the number of Registrable Securities or other securities permitted to be registered on a particular Shelf Registration Statement as a secondary offering (and notwithstanding that the Company used commercially reasonable efforts to advocate with the SEC for the registration of all or a greater number of Registrable Securities), the number of Registrable Securities or securities to be registered on such Shelf Registration Statement will be reduced as follows: first, the Company shall reduce or eliminate the securities to be included by any person other than a Holder; second, the Company shall reduce or eliminate any securities to be included by any Affiliate (which shall not include Investor or its Affiliates) of the Company; and third, the Company shall reduce the number of Registrable Securities to be included by all Holders on a pro rata basis based on the total number of unregistered Registrable Securities held by such Holders, subject to a determination by the SEC that certain Holders must be reduced before other Holders based on the number of Registrable Securities held by such Holders. In the event the Company amends the initial Shelf Registration Statement or files a new Shelf Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the SEC or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on such form available to the Company to register for resale those Registrable Securities that were not registered for resale on the initial Shelf Registration Statement, as amended, or the new Shelf Registration Statement.

No Holder shall be named as an “underwriter” in any Registration Statement without such Holder’s prior written consent.

(2) Any registration pursuant to this Section 5.9(a) shall be effected by means of a shelf registration under the Securities Act on Form S-1 (or, if the Company is then eligible, on Form S-3) (a “Shelf Registration Statement”) in accordance with the methods and distribution set forth in the Shelf Registration Statement and Rule 415. If the Investor or any other Holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement intends to distribute any Registrable Securities by means of an underwritten offering it shall promptly so advise the Company and the Company shall take all reasonable steps to facilitate such distribution, including the actions required pursuant to Section 5.9(c); provided, that the Company shall not be required to facilitate an underwritten offering of Registrable Securities unless the expected gross proceeds from such offering exceed $1,000,000. The lead underwriters in any such distribution shall be selected by the holders of a majority of the Registrable Securities to be distributed and be reasonably acceptable to the Company.

(3) The Company shall not be required to effect a registration (including a resale of Registrable Securities from an effective Shelf Registration Statement) or an underwritten offering pursuant to this Section 5.9(a): (i) with respect to securities that are not Registrable Securities; (ii) during any Scheduled Black-out Period, with respect to any resale of Registrable Securities from an effective Shelf Registration Statement by any Investor who, at such time, has appointed a Board Representative or Observer pursuant to Section 5.10; or (iii) if the Company has notified the Investor and all other Holders that in the good faith judgment of the Board of Directors, it would be materially detrimental to the Company or its security holders for such registration or underwritten offering to be effected at such time, in which event the Company shall have the right to defer such registration or underwritten offering for a period of not more than 45 days after receipt of the request of the Investor or any other Holder; provided that such right to delay a registration or underwritten offering shall be exercised by the Company (A) only if the Company has generally exercised (or is concurrently exercising) similar black-out rights against all holders of similar securities that have registration rights, (B) not more than once in any 12-month period and (C) so long as the total number of days of any delays hereunder and the total number of days of any suspension under Section 5.9(d) do not exceed, in the aggregate, 60 days in any 12-month period. The Company shall provide the Investor written notice of any Scheduled Black-out Period, if applicable to such Investor, no later than 7 business days prior to the commencement of such Scheduled Black-out Period.

(4) After the Closing Date, whenever the Company proposes to register any of its equity securities, other than a registration pursuant to Section 5.9(a)(1), a Special Registration or securities registered pursuant to Section 5.19 hereof, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give prompt written notice to the Investor and all other Holders of its intention to effect such a registration (but in no event less than 15 days prior to the anticipated filing date) and (subject to clause (6) below) will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten business days after the date of the Company’s notice (a “Piggyback Registration”). Any such person that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the fifth day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 5.9(a)(4) prior to the effectiveness of such registration, whether or not the Investor or any other Holders have elected to include Registrable Securities in such registration. “Special Registration” means the registration of (i) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (ii) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants, customers, lenders or vendors of the Company or Company Subsidiaries or in connection with dividend reinvestment plans.

(5) If the registration referred to in Section 5.9(a)(4) is proposed to be underwritten, the Company will so advise the Investor and all other Holders as a part of the written notice given pursuant to Section 5.9(a)(4). In such event, the right of the Investor and all other Holders to registration pursuant to this Section 5.9(a) will be conditioned upon such persons’ participation in such underwriting and the inclusion of such persons’ Registrable Securities in the underwriting, and each such person will (together with the Company and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If any participating person disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Investor.

(6) Except for certain registration rights granted to the U.S. Treasury in connection with the Treasury’s investment in the Company under the CPP, the Company represents and warrants that it has not granted to any holder of its securities and agrees that it shall not grant “piggyback” registration rights to one or more third parties to include their securities in the Shelf Registration Statement or in an underwritten offering under the Shelf Registration Statement pursuant to Section 5.9(a)(2). If a Piggyback Registration under Section 5.9(a)(4) relates to an underwritten primary offering on behalf of the Company, and in either case the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such registration or prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (i) first, in the case of a Piggyback Registration under Section 5.9(a)(4), the securities the Company proposes to sell, (ii) second, Registrable Securities of the

Investor and all other Holders who have requested registration of Registrable Securities pursuant to Section 5.9(a)(2) or 5.9(a)(4), as applicable, pro rata on the basis of the aggregate number of such securities or shares owned by each such person and (iii) third, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement.

(7) In the event that Form S-3 is not available for the registration of the resale of Registrable Securities under Section 5.9(a)(1), the Company shall (i) register the resale of the Registrable Securities on another appropriate form, including Form S-1 and (ii) undertake to register the Registrable Securities on Form S-3 promptly after such form is available, provided that the Company shall maintain the effectiveness of the Shelf Registration Statement then in effect until such time as a Shelf Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(b) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. Without limiting the foregoing, the Company shall bear its internal expenses (including all salaries and expenses of their officers and employees performing legal, accounting or other duties) and expenses of any person, including special experts, retained by the Company. The Company shall also reimburse the Investor for the reasonable fees and disbursements of Holders’ Counsel in an amount not to exceed $50,000 per registration. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the aggregate offering or sale price of the securities so registered.

(c) Obligations of the Company. The Company shall use its reasonable best efforts for so long as there are Registrable Securities outstanding, to take such actions as are under its control to remain a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) if it becomes eligible for such status in the future (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)). In addition, whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities pursuant to an effective Shelf Registration Statement, the Company shall, as expeditiously as reasonably practicable:

(1) By 9:30 a.m., New York City time on the first business day after the Effective Date of a Shelf Registration Statement, file a final prospectus with the SEC as required by Rule 424(b) under the Securities Act.

(2) Provide to each Holder a copy of any disclosure regarding the plan of distribution or the selling Holder, in each case, with respect to such Holder, at least three (3) business days in advance of any filing with the SEC of any registration statement or any amendment or supplement thereto that amends such information.

(3) Prepare and file with the SEC a prospectus supplement with respect to a proposed offering of Registrable Securities pursuant to an effective registration statement, subject to this Section 5.9(c), and keep such registration statement effective or such prospectus supplement current until the securities described therein are no longer Registrable Securities.

(4) Prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(5) Furnish to the Holders and any underwriters such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.

(6) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders or any managing underwriter(s), to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(7) Notify each Holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (which notice shall not contain any material non-public information).

(8) Within one business day after such event, give written notice to the Holders (which notice shall not contain any material non-public information):

(i) when any registration statement filed pursuant to Section 5.9(a) or any amendment thereto has been filed with the SEC (except for any amendment effected by the filing of a document with the SEC pursuant to the Exchange Act) and when such registration statement or any post-effective amendment thereto has become effective;

(ii) of any request by the SEC for amendments or supplements to any registration statement or the prospectus included therein or for additional information;

(iii) of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;

(iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(v) of the happening of any event that requires the Company to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made); and

(vi) if at any time the representations and warranties of the Company contained in any underwriting agreement contemplated by Section 5.9(c)(12) cease to be true and correct.

(9) Use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 5.9(c)(8)(iii) at the earliest practicable time.

(10) Upon the occurrence of any event contemplated by Section 5.9(c)(7) or 5.9(c)(8)(v), promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders and any underwriters, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(11) Use reasonable best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or any managing underwriter(s).

(12) If an underwritten offering is requested pursuant to Section 5.9(a)(2), enter into an underwriting agreement in customary form, scope and substance and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of such Registrable Securities, and in connection therewith in any underwritten offering (including making members of management and executives of the Company available to participate in “road shows,” similar sales events and other marketing activities), (i) make such representations and warranties to the Holders that are selling shareholders and the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the Shelf Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in customary form, substance and scope, and, if true, confirm the same if and when requested, (ii) furnish the underwriters with opinions of counsel to the Company, addressed to the managing underwriter(s), if any, covering the matters customarily covered in such opinions requested in underwritten offerings, (iii) obtain “comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are included in the Shelf Registration Statement) who have certified the financial statements included in such Shelf Registration Statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures customary in underwritten offerings, and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

(13) Make available for inspection by a representative of Holders that are selling shareholders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information in each case reasonably requested (and of the type customarily provided in connection with due diligence conducted in connection with a registered public offering of securities) by any such representative, managing underwriter(s), attorney or accountant in connection with such Shelf Registration Statement.

(14) With respect to Registrable Securities that are Common Shares, cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any securities exchange, take all steps reasonably necessary to effectuate the listing of such Registrable Securities on the NASDAQ Stock Market within the timeframe contemplated in Section 5.5 hereof, including, but not limited to, using commercially reasonable efforts to effect a reverse stock split (including any shareholder approvals in connection therewith), at a ratio sufficient to satisfy the minimum bid price requirements for listing the Common Stock on the NASDAQ Stock Market after giving effect to such registration or distribution.

(15) If requested by Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith, or the managing underwriter(s), if any, promptly include in a prospectus supplement or amendment such information as the Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith or managing underwriter(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Company has received such request.

(16) Timely provide to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(d) Suspension of Sales. During any Scheduled Black-out Period (other than with respect to any resale of Registrable Securities from an effective Shelf Registration Statement if the Investor, at such time, has not appointed a Board Representative or Observer pursuant to this Agreement) and upon receipt of written notice from the Company that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make inadvisable use of such registration statement, prospectus or prospectus supplement, each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities until termination of such Scheduled Black-out Period (if applicable) or until such Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until such Holder is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice. Excluding, to the extent applicable to the Investor, Scheduled Black-out Periods, the total number of days of any delays under Section 5.9(a)(3) and the total number of days of any suspensions under this Section 5.9(d) shall not exceed, in the aggregate, 60 days in any 12-month period (an “Allowable Suspension Period”).

(e) Termination of Registration Rights. A Holder’s registration rights as to any securities held by such Holder (and its Affiliates, partners, members and former members) shall not be available unless such securities are Registrable Securities.

(f) Free Writing Prospectuses; Furnishing Information.

(1) The Investor shall not use any “free writing prospectus” (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Company.

(2) It shall be a condition precedent to the obligations of the Company with respect to the Investor and/or the selling Holders to take any action pursuant to Section 5.9(c) that the Investor and/or the selling Holders and the underwriters, if any, shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registered offering of their Registrable Securities.

(g) Indemnification.

(1) The Company agrees to indemnify each Holder and, if a Holder is a person other than an individual, such Holder’s officers, directors, employees, agents, representatives and Affiliates, and each person, if any, that controls a Holder within the meaning of the Securities Act (each, a “Holder Indemnitee”), against any and all Losses, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of, material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any “free writing prospectus” (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto); or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable to such Holder Indemnitee in any such case to the extent that any such Loss arises out of or is based upon (i) an untrue statement or omission of material fact made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any “free writing prospectus” (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder Indemnitee (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Holder Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company by such Holder Indemnitee expressly for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto, or (ii) offers or sales effected by or on behalf such Holder Indemnitee “by means of” (as defined in Rule 159A) a “free writing prospectus” (as defined in Rule 405) that was not authorized in writing by the Company.

(2) In connection with any registration statement in which the Investor (or a Holder who assumes the obligations of the Investor in accordance with Section 5.8(h) is participating, such Investor (or such Holder) agrees to indemnify the Company and its officers, directors, employees, agents, representatives and Affiliates (each, a “Company Indemnitee”), against any and all Losses, joint or several, arising out of or based upon (i) an untrue statement or omission of a material fact made in any registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by the Investor or such Holder (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding the Investor or such Holder or its plan of distribution or ownership interests which was furnished in writing to the Company by the Investor or such Holder expressly for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto, or (ii) offers or sales effected by or on behalf of the Investor or such Holder “by means of” (as defined in Rule 159A) a “free writing prospectus” (as defined in Rule 405) that was not authorized in writing by the Company; provided that the obligation to indemnify shall be individual, not joint and several, for the Investor and each such Holder and shall be limited to the net amount of proceeds received by the Investor or such Holder from the sale of Registrable Securities pursuant to such registration statement.

(3) If the indemnification provided for in Section 5.9(g)(1) or 4.9(g)(2) is unavailable to a Holder Indemnitee or Company Indemnitee (each, an “Indemnitee”), respectively, with respect to any Losses or is insufficient to hold the Indemnitee harmless as contemplated therein, then the indemnifying party, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand, and the indemnifying party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the indemnifying party, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the indemnifying party or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 5.9(g)(3) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 5.9(g)(1) and 5.9(g)(2). Notwithstanding the provisions of this Section 5.9(g), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the indemnifying party if the indemnifying party was not guilty of such fraudulent misrepresentation.

(4) The indemnity and contribution agreements contained in this Section 5.9(g) are in addition to any liability that the Company may have to the Indemnitees and are not in diminution or limitation of the indemnification provisions under Section 5.8 of this Agreement.

(h) Assignment of Registration Rights. The rights of the Investor to registration of Registrable Securities pursuant to Section 5.9(a) may be assigned by the Investor to a transferee or assignee of Registrable Securities to which (i) there is transferred to such transferee no less than the lesser of (A) $1.0 million in Registrable Securities and (B) all Registrable Securities held by the Investor, and (ii) such transfer or assignment is permitted under the terms hereof; provided, however, that the transferee shall have agreed in writing for the benefit of the Company to be bound by all of the obligations of the Investor under Section 5.9 of this Agreement with respect to the transferred or assigned Registrable Securities, and provided further, that the transferor shall, within ten days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are being transferred or assigned.

(i) Holdback. With respect to any underwritten offering of Registrable Securities by the Investor or other Holders pursuant to Section 5.9, the Company agrees not to effect (other than in connection with the Rights Offering, pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any Shelf Registration Statement (other than such registration or a Special Registration) covering any of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the period not to exceed ten days prior and 60 days following the effective date of such offering or such longer period up to 90 days as may be requested by the managing underwriter. The Company also agrees to cause each of its directors and senior executive officers to execute and deliver customary lockup agreements in such form and for such time period up to 90 days as may be requested by the managing underwriter.

(j) Rule 144; Rule 144A Reporting. With a view to making available to the Investor and Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(1) make and keep adequate and current public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;

(2) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act, and if at any time the Company is not required to file such reports, make available, upon the request of any Holder, such information necessary to permit sales pursuant to Rule 144A (including the information required by Rule 144A(d)(4) and the Securities Act);

(3) so long as the Investor or a Holder owns any Registrable Securities, furnish to the Investor or such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as the Investor or Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration; and

(4) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act.

(k) As used in this Section 5.9, the following terms shall have the following respective meanings:

(1) “Effectiveness Deadline” means, with respect to the initial Shelf Registration Statement required to be filed pursuant to Section 5.9(a), the earlier of (i) the 120th calendar day following the Closing Date (or, if the Registration Deadline is extended a number of days beyond 60 days by clause (ii) of the definition of “Registration Deadline” below, then a number of days after the Closing Date equal to 120 plus such number of days by which the Registration Deadline was extended beyond 60) and (ii) the 5th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Shelf Registration Statement will not be “reviewed” or will not be subject to further review; provided, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next business day on which the SEC is open for business.

(2) “Holder” means the Investor and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 5.9(h) hereof.

(3) “Holders’ Counsel” means one counsel for the selling Holders chosen by Holders holding a majority interest in the Registrable Securities being registered.

(4) “Register,” “registered,” and “registration” shall refer to a registration effected by preparing and (a) filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or (b) filing a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement pursuant to Rule 415 under the Securities Act.

(5) “Registrable Securities” means (A) all Securities acquired by the Investor hereunder and (B) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause (A) by way of conversion, exercise or exchange thereof or stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization, provided that, once issued, such securities will not be Registrable Securities when (i) they are sold pursuant to an effective registration statement under the Securities Act, (ii) they shall have ceased to be outstanding; (iii) with respect to any transferee of the Registrable Securities who is not an Affiliate of the Investor or a Holder, they shall be freely transferrable pursuant to Rule 144 under the Securities Act in the hand of such transferee without any volume, holding period or other limitations; (including no requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) or (iv) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities. No Registrable Securities may be registered under more than one registration statement at one time.

(6) “Registration Deadline” means, with respect to the initial Shelf Registration Statement required to be filed pursuant to Section 5.9(a), the later of (i) 60 days after the Closing Date and (ii) if audited financial statements for the year ended December 31, 2011 are required to be included in the initial filing of the initial Shelf Registration Statement pursuant to Rule 3-12 of Regulation S-X of the SEC, then two business days after such audited financial statements are first available.

(7) “Registration Expenses” means all expenses incurred by the Company in effecting any registration pursuant to this Agreement (whether or not any registration or prospectus becomes effective or final) or otherwise complying with its obligations under this Section 5.9, including all registration, filing and listing fees (including filings made with the Financial Industry Regulatory Authority), printing expenses (including printing of prospectuses and certificates for the Registrable Securities), the Company’s expenses for messenger and delivery services and telephone, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses incurred by the Company in connection with any “road show,” and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include the compensation of regular employees of the Company, which shall be paid in any event by the Company, or Selling Expenses.

(8) “Rule 144,” “Rule 144A,” “Rule 158,” “Rule 159A,” “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

(9) “Scheduled Black-out Period” means the period from and including the last day of a fiscal quarter of the Company to and including the business day after the day on which the Company publicly releases its earnings for such fiscal quarter.

(10) “SEC Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the SEC staff and (ii) the Securities Act.

(11) “Selling Expenses” means all discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of Holders’ Counsel included in Registration Expenses), other than up to $50,000 of fees and disbursements of Holders’ Counsel, which shall be reimbursed by the Company pursuant to Section 5.9(b).

(l) At any time, any holder of Securities (including any Holder) may elect to forfeit its rights, in whole or in part, set forth in this Section 5.9 from that date forward; provided, that a Holder forfeiting such rights shall nonetheless be entitled to participate under Sections 5.9(a)(4)-(6) in any Pending Underwritten Offering to the same extent that such Holder would have been entitled to if the holder had not withdrawn; and provided, further, that no such forfeiture shall terminate a Holder’s rights or obligations under Section 5.9(f) with respect to any prior registration or Pending Underwritten Offering. “Pending Underwritten Offering” means, with respect to any Holder forfeiting its rights pursuant to this Section 5.9(l), any underwritten offering of Registrable Securities in which such Holder has advised the Company of its intent to register its Registrable Securities either pursuant to Section 5.9(a)(2) or 5.9(a)(4) prior to the date of such Holder’s forfeiture.

(m) If: (1) the initial Shelf Registration Statement is not filed with the SEC on or prior to the Registration Deadline, or (2) the initial Shelf Registration Statement or any new Shelf Registration Statement required under Section 5.9(a)(1) is not declared effective by the SEC (or otherwise does not become effective) for any reason on or prior to the Effectiveness Deadline, (3) after its Effective Date, (A) such Shelf Registration Statement ceases for any reason (including by reason of a stop order, or the Company’s failure to update the Shelf Registration Statement), to remain continuously effective as to all Registrable Securities for which it is required to be effective or (B) the Holders are not permitted to utilize the Prospectus therein to resell such Registrable Securities (in each case of (A) and (B), other than during an Allowable Suspension Period), (4) a suspension period exceeds the length of an Allowable Suspension Period, or (5) after the date six months following the Closing Date, and only in the event a Registration Statement is not effective or available to sell all Registrable Securities, the Company fails to file with the SEC any required reports under Section 13 or 15(d) of the Exchange Act such that it is not in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable), as a result of which the Holders who are not affiliates are unable to sell Registrable Securities without restriction under Rule 144 (any such failure or breach in clauses (1) through (5) above being referred to as an “Event”, and, for purposes of clauses (1), (2), (3) or (5) the date on which such Event occurs, or for purposes of clause (4) the date on which such Allowable Suspension Period is exceeded, being referred to as an “Event Date” for purposes of this Section 5.9(m)), then in addition to any other rights the Investor or any other Holder may have hereunder or under applicable law, on each such Event Date the Company shall pay to the Investor and each other Holder an amount in cash, as partial liquidated damages and not as a penalty (“Liquidated Damages”), equal to 1% of the purchase price paid (in cash or by conversion) for any Registrable Securities held by the Investor or such other Holder on the Event Date. The parties hereto agree that notwithstanding anything to the contrary in this Agreement, no Liquidated Damages shall be payable to the Investor if as of the relevant Event Date (i) the Investor has not appointed a Board Representative or Observer to the Board, (ii) the Registrable Securities may be sold by the Investor without volume or manner of sale restrictions under Rule 144 under the Securities Act and (iii) the Company is in compliance with the current public information requirements under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), as reasonably determined by counsel to the Company. The Effectiveness Deadline for a Shelf Registration Statement shall be extended without default or Liquidated Damages hereunder in the event that the Company’s failure to obtain the effectiveness of the Shelf Registration Statement on a timely basis results from the failure of the Investor to timely provide the Company with information requested by the Company and necessary to complete the Shelf Registration Statement in accordance with the requirements of the Securities Act (in which case the Effectiveness Deadline would be extended with respect to Registrable Securities held by the Investor or such other Holder, as applicable).

5.10 [Governance Matters].6

(a) The Company shall cause the Board Representative to be elected or appointed, as the case may be, subject to all legal and governance requirements and approvals regarding service and election or appointment as a director of the Company (including any required approvals of the Federal Reserve), and to the approval of the Company’s Nominating/Corporate Governance Committee (the “Governance Committee”) (such approval not to be unreasonably withheld or delayed), to the Board of Directors, as well as the board of directors of the Bank (the “Bank Board”) for as long as the Investor, together with its Affiliates, has a Qualifying Ownership Interest. The Company will recommend to its shareholders the election of the Board Representative to the Board of Directors and the Bank Board at the Company’s annual meeting of shareholders, subject to satisfaction of all legal and governance requirements regarding service as a director of the Company (including those of the Federal Reserve) and to the approval of the Governance Committee (such approval not to be unreasonably withheld or delayed). If the Investor no longer has a Qualifying Ownership Interest, the Investor will have no further rights under Sections 5.10(a) through 5.10(c) and, at the written request of the Board of Directors, shall use all reasonable best efforts to cause its Board Representative to resign from the Board of Directors and the Bank Board as promptly as possible thereafter. The Investor shall promptly inform the Company if and when it ceases to hold a Qualifying Ownership Interest in the Company.

(b) The Board Representative shall, subject to applicable law, be one of the Company’s and the Governance Committee’s nominees to serve on the Board of Directors. The Company shall use its reasonable best efforts to have the Board Representative elected as a director of the Company by the shareholders of the Company and the Company shall solicit proxies for the Board Representative to the same extent as it does for any of its other Company nominees to the Board of Directors. At the option of the Board Representative, the Board of Directors shall cause such Board Representative to be appointed to any of two of the following three committees of the Board of Directors of the Company, and/or any equivalent committees of the Bank, as agreed by the Company and the Investor prior to the Closing: the Compensation Committee, the Nominating/Corporate Governance Committee, and the Risk Management Committee, in each case so long as the Board Representative qualifies to serve on such committees under the Company’s or the Bank’s corporate governance guidelines and committee charters currently in effect, as applicable, and rules applicable to the Company by any exchange on which the Common Shares are then listed. The Company shall ensure, and shall cause the Bank to ensure, that each committee of the Board of Directors and any equivalent committees of the Bank shall have at least four members for so long as the Investor shall have the right to appoint a Board Representative. The Board Representative shall have the right to attend, as a nonvoting observer, each meeting of each committee of the Board of Directors and the Bank Board of which the Board Representative is not then a member. The Investor covenants and agrees to hold all such information obtained from its Board Representative in confidence pursuant to the confidentiality and non-disclosure provisions of Section 3.3(b) above.

(c) Subject to Section 5.10(a), upon the death, resignation, retirement, disqualification, or removal from office as a member of the Board of Directors or the Bank

[6]	Included in the agreements for two investors (including one investing through affiliated funds).

Board of the Board Representative, the Investor shall have the right to designate the replacement for such Board Representative, which replacement shall satisfy all legal and governance requirements regarding service as a director of the Company, and shall be reasonably acceptable to the Company. The Board of Directors and the Bank Board shall use their respective commercially reasonable efforts to take all action required to fill the vacancy resulting therefrom with such person (including such person, subject to applicable law, being one of the Company’s and the Governance Committee’s nominees to serve on the Board of Directors and the Bank Board, using all reasonable best efforts to have such person elected as director of the Company by the shareholders of the Company and the Company soliciting proxies for such person to the same extent as it does for any of its other nominees to the Board of Directors or the Bank Board, as the case may be).

(d) The Company hereby agrees that, from and after the Closing Date, for so long as the Investor and its Affiliates in the aggregate have a Qualifying Ownership Interest, and do not have a Board Representative currently serving on the Board of Directors and the Bank Board (or have a Board Representative whose appointment is subject to receipt of regulatory approvals), the Company shall, subject to applicable law, invite a person designated by the Investor and reasonably acceptable to the Company (the “Observer”) to attend meetings of the Board of Directors and the Bank Board (including any meetings of committees thereof) in a nonvoting observer capacity[; provided, that the right of the Investor to designate such person shall be jointly exercised by the Investor, [—] and [—]].7 The Observer shall be entitled to attend such meetings only in the event the Investor does not have a Board Representative on the Board of Directors and the Bank Board. The Observer shall not have any right to vote on any matter presented to the Board of Directors or the Bank Board or any committee thereof. The Company shall give the Observer written notice of each meeting of the Board of Directors and the Bank Board at the same time and in the same manner as the members of the Board of Directors or the Bank Board (as the case may be), shall provide the Observer with all written materials and other information given to members of the Board of Directors or the Bank Board (as the case may be) at the same time such materials and information are given to such members and shall permit the Observer to attend as an observer at all meetings thereof, and in the event the Company proposes to take any action by written consent in lieu of a meeting, the Company shall give written notice thereof to the Observer prior to the effective date of such consent describing the nature and substance of such action and including the proposed text of such written consents; provided, however, that (1) the Observer may be excluded from executive sessions comprised solely of independent directors by the Chairman of the Board (or, if applicable, the lead or presiding independent director) if, in the written advice of counsel, such exclusion is necessary in order for the Company to comply with applicable law, regulation or stock exchange listing standards (it being understood that it is not expected that the Observer would be excluded from routine executive sessions), (2) the Company, the Board of Directors, the Bank and the Bank Board shall have the right to withhold any information and to exclude the Observer from any meeting or portion thereof if doing so is, in the written advice of counsel, (A) necessary to protect the attorney-client privilege between such party and counsel or (B) necessary to avoid a violation of fiduciary requirements under applicable law and (3) the Investor shall cause its Observer to agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information

[7]	[Included when the Investor will be holding Securities through affiliated funds.]

provided to such Observer. The Investor covenants and agrees to hold all such information obtained from its Observer as provided in the prior sentence in confidence pursuant to the confidentiality and non-disclosure provisions of Section 3.3(b) above. If the Investor and its Affiliates in the aggregate no longer have a Qualifying Ownership Interest, the Investor will have no further rights under this Section 5.10(d).

(e) The Board Representative shall be entitled to compensation and indemnification in connection with his or her role as a director to the same extent as other directors on the Board of Directors or the Bank Board, as applicable, and the Board Representative shall be entitled to reimbursement for reasonable documented, out-of-pocket expenses incurred in attending meetings of the Board of Directors and the Bank Board, or any committee thereof in accordance with Company policy. The Company shall notify the Board Representative or the Observer, as the case may be, of all regular meetings and special meetings of the Board of Directors or the Bank Board and of all regular and special meetings of any committee of the Board of Directors and any committee of the Bank Board. The Company shall provide the Board Representative or the Observer, as the case may be, with copies of all notices, minutes, consents and other material that it provides to all other members of the Board of Directors or the Bank Board (as applicable) concurrently as such materials are provided to the other members.

(f) For purposes of this Agreement, “Board Representative” means such person designated by the Investor to be elected or appointed to the Board of Directors and the Bank Board in accordance with all legal and governance requirements regarding service and election or appointment as a director of the Company, or any individual designated as a replacement Board Representative pursuant to Section 5.10(c) hereof[; provided, that the right of the Investor to designate such person shall be jointly exercised by the Investor, [—] and [—]].8

5.10 [Governance Matters].9

(a) After or concurrently with the Closing, the Company shall cause the Board Representative to be elected or appointed, as the case may be, subject to all legal and governance requirements and approvals regarding service and election or appointment as a director of the Company (including any required approvals of the Federal Reserve), and to the approval of the Company’s Nominating/Corporate Governance Committee (the “Governance Committee”) (such approval not to be unreasonably withheld or delayed), to the Board of Directors, as well as the board of directors of the Bank (the “Bank Board”).

(b) The Board Representative shall have the right to attend, as a nonvoting observer, each meeting of each committee of the Board of Directors and the Bank Board of which the Board Representative is not then a member. Investor covenants and agrees to hold all such information obtained from its Board Representative in confidence pursuant to the confidentiality and non-disclosure provisions of Section 3.3(b) above.

[8]	[Included when the Investor will be holding Shares through affiliated funds.]
[9]	Included in the agreement for one investor.

(c) The Company hereby agrees that, during the period of time, if any, from the Closing until the Investor has a Board Representative currently serving on the Board of Directors and the Bank Board (including if Investor has a Board Representative whose appointment is subject to receipt of regulatory approvals), the Company shall, subject to applicable law, invite a person designated by the Investor and reasonably acceptable to the Company (the “Observer”) to attend meetings of the Board of Directors and the Bank Board (including any meetings of committees thereof) in a nonvoting observer capacity. The Observer shall be entitled to attend such meetings only in the event the Investor does not have a Board Representative on the Board of Directors and the Bank Board during the time from the Closing until such time as the Board Representative is first elected or appointed to the Board of Directors and the Bank Board. The Observer shall not have any right to vote on any matter presented to the Board of Directors or the Bank Board or any committee thereof. The Company shall give the Observer written notice of each meeting of the Board of Directors and the Bank Board at the same time and in the same manner as the members of the Board of Directors or the Bank Board (as the case may be), shall provide the Observer with all written materials and other information given to members of the Board of Directors or the Bank Board (as the case may be) at the same time such materials and information are given to such members and shall permit the Observer to attend as an observer at all meetings thereof, and in the event the Company proposes to take any action by written consent in lieu of a meeting, the Company shall give written notice thereof to the Observer prior to the effective date of such consent describing the nature and substance of such action and including the proposed text of such written consents; provided, however, that (1) the Observer may be excluded from executive sessions comprised solely of independent directors by the Chairman of the Board (or, if applicable, the lead or presiding independent director) if, in the written advice of counsel, such exclusion is necessary in order for the Company to comply with applicable law, regulation or stock exchange listing standards (it being understood that it is not expected that the Observer would be excluded from routine executive sessions), (2) the Company, the Board of Directors, the Bank and the Bank Board shall have the right to withhold any information and to exclude the Observer from any meeting or portion thereof if doing so is, in the written advice of counsel, (A) necessary to protect the attorney-client privilege between such party and counsel or (B) necessary to avoid a violation of fiduciary requirements under applicable law and (3) the Investor shall cause its Observer to agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information provided to such Observer. The Investor covenants and agrees to hold all such information obtained from its Observer as provided in the prior sentence in confidence pursuant to the confidentiality and non-disclosure provisions of Section 3.3(b) above. From and after such time as the Board Representative is first elected or appointed to the Board of Directors and the Bank Board, the Investor will have no further rights under this Section 5.10(c).

(d) The Board Representative shall be entitled to compensation and indemnification in connection with his or her role as a director to the same extent as other directors on the Board of Directors or the Bank Board, as applicable, and the Board Representative shall be entitled to reimbursement for reasonable documented, out-of-pocket expenses incurred in attending meetings of the Board of Directors and the Bank Board, or any committee thereof in accordance with Company policy. The Company shall notify the Board Representative or the Observer, as the case may be, of all regular meetings and special meetings of the Board of Directors or the Bank Board and of all regular and special meetings of any committee of the Board of Directors and any committee of the Bank Board. The Company shall provide the Board Representative or the Observer, as the case may be, with copies of all notices, minutes, consents and other material that it provides to all other members of the Board of Directors or the Bank Board (as applicable) concurrently as such materials are provided to the other members.

(e) For purposes of this Agreement, “Board Representative” means such person designated by the Investor to be elected or appointed to the Board of Directors and the Bank Board in accordance with all legal and governance requirements regarding service and election or appointment as a director of the Company

5.11 Anti-Takeover Matters. If any Takeover Law may become, or may purport to be, applicable to the transactions contemplated or permitted by this Agreement, the Company and the Board of Directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated or permitted by this Agreement and the other Transaction Documents may be consummated, as promptly as practicable, on the terms contemplated by this Agreement and the other Transaction Documents, as the case may be, and otherwise act to eliminate or minimize the effects of any Takeover Law on any of the transactions contemplated or permitted by this Agreement and the other Transaction Documents.

5.12 Additional Regulatory Matters.

(a) Each of the Company and the Investor agrees to cooperate and use its reasonable best efforts to ensure, including by communicating with each other with respect to their respective purchases of Common Stock, Series B Preferred Stock and Warrants, that neither the Investor nor any of the Investor’s Affiliates will become, or control, a “bank holding company” within the meaning of the BHC Act and the CBCA.

(b) Notwithstanding anything to the contrary in this Agreement, neither the Company nor any Company Subsidiary shall knowingly take any action (including any redemption, repurchase, or recapitalization of Common Stock, Series B Preferred Stock or Non-Voting Common Stock, or securities or rights, options or warrants to purchase Common Stock, Series B Preferred Stock or Non-Voting Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Common Stock, Series B Preferred Stock or Non-Voting Common Stock in each case, where the Investor is not given the right to participate in such redemption, repurchase or recapitalization to the extent of the Investor’s pro rata proportion), that would reasonably be expected to pose a substantial risk that (1) the Investor’s equity of the Company (together with equity of the Company owned by the Investor’s Affiliates (as such term is used under the BHC Act)) would exceed [33.3%]10 of the Company’s total equity or (2) the Investor’s ownership of any class of voting securities of the Company (together with the ownership by Investor’s Affiliates (as such term is used under the BHC Act) of voting securities of the Company) would exceed [9.9%]11 of such class, in each case without the prior written consent of Investor or such person, or to increase to an amount that would constitute “control” under the BHC Act, the CBCA or any

[10]	Conformed the percentage applicable to each investor.
[11]	Conformed the percentage applicable to each investor.

rules or regulations promulgated thereunder (or any successor provisions) or otherwise cause Investor to “control” the Company under and for purposes of the BHC Act, the CBCA or any rules or regulations promulgated thereunder (or any successor provisions), including by virtue of the conversion of shares of Common Stock into shares of Non-Voting Common Stock.

(c) Notwithstanding anything in this Agreement, in no event will the Investor or any of its Affiliates be obligated to:

(1) Without limiting clause (2) below, (A) propose or accept any divestiture of any of the Investor’s or any of its Affiliates’ assets, or (B) accept any operational restriction on the Investor’s or any of its Affiliates’ business, or agree to take any action that limits the Investor’s or its Affiliates’ commercial practices in any way (except as they relate to the Company and the Company Subsidiaries) including by requiring the modification of governance, fee or carried interest arrangements with respect to, or otherwise by imposing any capital or other requirements on, the Investor or any of its Affiliates, (C) agree to provide capital to, or otherwise maintain or contribute, directly or indirectly, to the capital of, the Company or any Company Subsidiary (including the Company Bank) other than the aggregate amount of the Purchase Price, or (D) register as a bank holding company, in each case in order to obtain any consent, acceptance or approval of any Governmental Entity to consummate the transactions contemplated by this Agreement and the other Transaction Documents; or

(2) Propose or agree to accept any term or condition or otherwise modify the terms of this Agreement or any other Transaction Document, including, for the avoidance of doubt, the terms or the amount of the Purchased Shares to be delivered by the Company under this Agreement, to obtain any consent, acceptance, approval of any Governmental Entity to the consummation of the transactions contemplated by this Agreement and the other Transaction Documents if such term, condition, modification or confirmation would (A) materially adversely affect (with respect to the Investor or its Affiliates) any material term of the transactions, or (B) reasonably be expected to adversely affect (with respect to the Investor or its Affiliates) any material financial term of the transactions contemplated by this Agreement and the other Transaction Documents or the anticipated benefits to the Investor and its Affiliates hereunder.

(d) So long as the Investor holds any Securities, the Company will not, without the consent of the Investor, take any action, directly or indirectly through its subsidiaries or otherwise, that the Board of Directors of the Company believes in good faith would reasonably be expected to cause the Investor to be subject to transfer restrictions or other covenants of the FDIC Statement of Policy on Qualifications for Failed Bank Acquisitions as in effect at the time of taking such action.

5.13 Third-Party Loan Review Report. The Investor hereby acknowledges that (i) the third party loan review reports reviewed by the Investor in connection with its due diligence examination of the Company were prepared by the third-party firm named therein, (ii) the Investor relied solely on such reports for the information contained therein and (iii) the Investor did not rely on any third party, including the Company and the Placement Agent, in evaluating such information.

5.14 Gross-Up Rights.

(a) Sale of New Securities. For so long as the Investor, together with its Affiliates and, for purposes of this Section 5.14, persons who share a common discretionary investment advisor with such Investor, owns 2.0% or more of all of the outstanding shares of Common Stock (provided that, in making such calculation, all shares of Common Stock into or for which shares of any securities owned by the Investor are directly or indirectly convertible or exercisable, which, for the avoidance of doubt, shall include those shares of Common Stock issuable upon the conversion of shares of Non-Voting Common Stock which itself is issuable upon conversion of shares of Series B Preferred Stock to be issued hereunder, upon exercise of the Warrants, upon exercise of the Other Warrants or pursuant to the Other Securities Purchase Agreements shall be included in both the numerator and denominator, and all securities issued by the Company after the Closing Date other than in connection with an issuance in which the Investor (or a permitted assignee under Section 6.8) was offered the right to purchase its pro rata portion of such securities in accordance with Section 5.14 shall be excluded from the denominator) (before giving effect to any issuances triggering provisions of this Section 5.14), if at any time after the date hereof the Company makes any public or nonpublic offering or sale of any equity (including Common Stock, preferred stock or restricted stock), or any securities, options or debt that is convertible or exchangeable into equity or that includes an equity component (such as, an “equity kicker”) (including any hybrid security) (any such security, a “New Security”) (other than (i) any Common Stock, Non-Voting Common Stock, Series B Preferred Stock or other securities issuable upon the exercise or conversion of any securities of the Company issued or agreed or contemplated to be issued as of the date hereof; (ii) pursuant to the granting or exercise of employee stock options or other stock incentives pursuant to the Company’s stock incentive plans approved by the Board of Directors or the issuance of stock pursuant to the Company’s employee stock purchase plan approved by the Board of Directors or similar plan where stock is being issued or offered to a trust, other entity or otherwise, for the benefit of any employees, officers or directors of the Company, in each case in the ordinary course of providing incentive compensation; (iii) issuances of capital stock as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, license agreement or other similar nonfinancing transaction); (iv) issuance of Common Stock upon exercise of warrants outstanding as of the date hereof; or (v) in connection with the Rights Offering), then the Investor shall be afforded the opportunity to acquire from the Company for the same price (net of any underwriting discounts or sales commissions) and on the same terms as such securities are proposed to be offered to others, up to the amount of New Securities in the aggregate required to enable it to maintain its proportionate Common Stock-equivalent interest in the Company immediately prior to any such issuance of New Securities. The amount of New Securities that the Investor shall be entitled to purchase in the aggregate shall be determined by multiplying (x) the total number or principal amount of such offered New Securities by (y) a fraction, the numerator of which is the total number of shares of Common Stock and Non-Voting Common Stock then held by the Investor (counting for such purposes all shares of Common Stock and Non-Voting Common Stock into or for which any securities owned by the Investor are directly or indirectly convertible or exercisable), if any, and the denominator of which is the total number of shares of Common Stock and Non-Voting Common Stock then outstanding (counting for such purposes all shares of Common Stock and Non-Voting Common Stock into or for which any securities owned by the Investor are directly or indirectly convertible or exercisable).

Notwithstanding anything herein to the contrary, in no event shall the Investor have the right to purchase securities hereunder to the extent such purchase would result in such Investor, together with any other person whose Company securities would be aggregated with the Investor’s Company securities for purposes of any bank regulation or law, to collectively be deemed to own, control or have the power to vote securities which (assuming, for this purpose only, full conversion and/or exercise of such securities by the Investor) would represent more than the ownership limitation set forth in Section 5.2(a).

(b) Limitation on Voting Securities. Notwithstanding anything in this Section 5.14 to the contrary, upon the request of the Investor that the Investor not be issued Voting Securities in whole or in part upon the exercise of its rights to purchase New Securities, the Company shall cooperate with the Investor to modify the proposed issuance of New Securities to the Investor to provide for the issuance of Non-Voting Common Stock or other non-voting securities in lieu of Voting Securities; provided, however, that to the extent, following such reasonable cooperation, such modification would cause any Other Investor to exceed its respective ownership limitation set forth in the applicable Other Securities Purchase Agreement, the Company shall, and shall only be obligated to, issue and sell to the Investor such number of Voting Securities and non-voting securities as will not cause any Other Investor to exceed its respective ownership limitation set forth in the applicable Other Securities Purchase Agreement and that the Investor has indicated it is willing to hold following consummation of such Offering (as defined below), and any remaining securities may be offered, sold or otherwise transferred to any other Person or Persons in accordance with Section 5.14(e).

(c) Notice. In the event the Company proposes to offer or sell New Securities (the “Offering”), it shall give the Investor written notice of its intention, describing the price (or range of prices), anticipated amount of securities, timing, and other terms upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering), no later than ten business days, as the case may be, after the initial filing of a registration statement with the SEC with respect to an underwritten public offering, after the commencement of marketing with respect to a Rule 144A offering or after the Company proposes to pursue any other offering. If the information contained in the notice constitutes material non-public information (as defined under the applicable securities laws), the Company shall deliver such notice only to the individuals identified (with respect to the Investor) in Section 6.7 hereof, and shall not communicate the information to anyone else acting on behalf of the Investor without the consent of one of the designated individuals. The Investor shall have ten business days from the date of receipt of such a notice to notify the Company in writing that it intends to exercise its rights provided in this Section 5.14 and as to the amount of New Securities the Investor desires to purchase, up to the maximum amount calculated pursuant to Section 5.14. Such notice shall constitute a nonbinding indication of interest of the Investor to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it. The failure of the Investor to respond within such ten business day period shall be deemed to be a waiver of such Investor’s rights under this Section 5.14 only with respect to the Offering described in the applicable notice.

(d) Purchase Mechanism. If the Investor exercises its rights provided in this Section 5.14, the closing of the purchase of the New Securities in connection with the closing of the Offering with respect to which such right has been exercised shall take place within 30 calendar days after the giving of notice of such exercise, which period of time shall be extended for a maximum of 180 days in order to comply with applicable laws and regulations (including receipt of any applicable regulatory or shareholder approvals). Notwithstanding anything to the contrary herein, the closing of the purchase of the New Securities by the Investors will occur no earlier than the closing of the Offering triggering the right being exercised by the Investor. Each of the Company and the Investor agrees to use its commercially reasonable efforts to secure any regulatory or shareholder approvals or other consents, and to comply with any law or regulation necessary in connection with the offer, sale and purchase of, such New Securities.

(e) Failure of Purchase. In the event the Investor fails to exercise its rights provided in this Section 5.14 within said 10 business day period or, if so exercised, the Investor is unable to consummate such purchase within the time period specified in Section 5.14(d) above because of its failure to obtain any required regulatory or shareholder consent or approval, the Company shall thereafter be entitled (during the period of 60 days following the conclusion of the applicable period) to sell or enter into an agreement (pursuant to which the sale of the New Securities covered thereby shall be consummated, if at all, within 90 days from the date of said agreement) to sell the New Securities not elected to be purchased pursuant to this Section 5.14 by the Investor or which the Investor is unable to purchase because of such failure to obtain any such consent or approval, at a price and upon terms no more favorable in the aggregate to the purchasers of such securities than were specified in the Company’s notice to the Investor. Notwithstanding the foregoing, if such sale is subject to the receipt of any regulatory or shareholder approval or consent or the expiration of any waiting period, the time period during which such sale may be consummated shall be extended until the expiration of five business days after all such approvals or consents have been obtained or waiting periods expired, but in no event shall such time period exceed 180 days from the date of the applicable agreement with respect to such sale. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said 60-day period (or sold and issued New Securities in accordance with the foregoing within 90 days from the date of said agreement (as such period may be extended in the manner described above for a period not to exceed 180 days from the date of said agreement)), the Company shall not thereafter offer, issue or sell such New Securities without first offering such securities to the Investor in the manner provided above.

(f) Expedited Issuance; Regulatory Directive. Notwithstanding the foregoing provisions of this Section 5.14, if a majority of the directors of the Board of Directors determines that the Company must issue equity or debt securities on an expedited basis, then the Company may consummate the proposed issuance or sale of such securities (“Expedited Issuance”) and then comply with the provisions of this Section 5.14 provided that (i) the purchaser(s) of such New Securities has consented in writing to the issuance of additional New Securities in accordance with the provisions of this Section 5.14, and (ii) the sale of any such additional New Securities under this Section 5.14(f) to the Investor and certain Other Investors signatory to Other Securities Purchase Agreements pursuant to this Section 5.14 and similar provisions in the Other Securities Purchase Agreements shall be consummated as promptly as is practicable but in any event no later than ninety (90) days subsequent to the date on which the Company consummates the Expedited Issuance under this Section 5.14(f). Notwithstanding anything to the contrary herein, the provisions of this Section 5.14(f) (other than as provided in subclause (ii)

of this Section 5.14(f)) shall not be applicable and the consent of the purchasers of such New Securities shall not be required in connection with any Expedited Issuance undertaken at the written direction of the applicable federal regulator of the Company or the Bank. Notwithstanding anything to the contrary in this Agreement, no rights of the Investor under this Agreement will be adversely affected solely as the result of the temporary dilution of its percentage ownership of Common Shares due to an Expedited Issuance under this Section 5.14(f); provided, however, that such rights may be adversely affected from and after such time, if any, that the Investor declines to purchase Common Shares offered to the Investor under this Section 5.14.

(g) Non-Cash Consideration. In the case of the offering of securities for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors; provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate market price of the securities being offered as of the date the Board of Directors authorizes the offering of such securities.

(h) Cooperation. The Company and the Investor shall cooperate in good faith to facilitate the exercise of the Investor’s rights under this Section 5.14, including to secure any required approvals or consents.

(i) No Assignment of Rights. The rights of an Investor described in this Section 5.14 shall be personal to Investor and the transfer, assignment and/or conveyance of said rights from Investor to any other person and/or entity, other than to an Affiliate of the Investor or a person that shares a common discretionary investment advisor with the Investor, but only if such transferee agrees in writing for the benefit of the Company to be bound by the terms of this Agreement to the same extent as the Investor (with a copy thereof to be furnished to the Company (any such transferee shall be included in the term “Investor”)), is prohibited and shall be void and of no force or effect.

5.15 Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Investor pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Purchased Shares required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

5.16 Securities Laws Disclosure; Publicity. By 9:00 a.m., New York City time, on the first (1st) business day after the date of this Agreement, the Company shall issue one or more press releases or Current Reports on Form 8-K (collectively, the “Press Release”) reasonably acceptable to the Investor disclosing all material terms of the transactions contemplated hereby and by the other Transaction Documents and any other material non-public information that the Company may have provided to the Investor at any time prior to the filing of the Press Release. On or before 9:00 a.m., New York City time, on the fourth trading day immediately following the execution of this Agreement, the Company will file a Current Report on Form 8-K with the SEC describing the material terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the material Transaction Documents). If this Agreement terminates prior to Closing, by the end of the first business day following the date of such termination, the Company shall issue a press release disclosing such termination. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investor or any Affiliate or investment adviser of the Investor, or include the name of the Investor or any Affiliate or investment adviser of the Investor in any press release or in any filing with the SEC (other than a registration statement) or any regulatory agency or trading market, without the prior written consent of the Investor, except (i) as required by the federal securities laws in connection with (A) any registration statement contemplated by Section 5.9 and (B) the filing of final Transaction Documents with the SEC and (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under trading market regulations, in which case the Company shall provide the Investor with prior written notice of such disclosure permitted under this subclause (ii). Whenever any party determines, based upon the advice of such party’s counsel, that a public announcement or other disclosure is required by or advisable with respect to any applicable law or regulation, the parties shall discuss with each other in good faith prior to the making of such public announcement or other disclosure.

5.17 No Additional Issuances. Between the date of this Agreement and the Closing Date, except for the issuance of shares of Common Stock issuable as of the date hereof as set forth in Section 2.2(c) of the Disclosure Schedule and the Securities being issued pursuant to this Agreement and the other Transaction Documents, the Company shall not issue and agree to issue any additional shares of Common Stock, Non-Voting Common Stock or other securities which provide the holder thereof the right to convert such securities into shares of either Common Stock or Non-Voting Common Stock.

5.18 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock. The Company further acknowledges that its obligations under the Transaction Documents, including its obligation to issue the Securities pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against the Investor and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Company.

5.19 Rights Offering.

(a) As promptly as practicable following the Closing, and subject to compliance with all applicable laws and regulations, including the Securities Act, the Company shall distribute to each holder of record of Common Stock as of the close of business on the business day immediately preceding the Closing Date (each, a “Legacy Shareholder”) non-transferable rights (the “Rights”) to purchase from the Company an amount of Common Shares calculated pursuant to Section 5.19(b) at a per share purchase price of $1.00 (the “Rights Purchase Price”). The transactions described in this Section 5.19, including the purchase and sale of Common Shares upon the exercise of Rights and any commitments to purchase unsubscribed Common Shares in Section 5.19(d), shall be referred to in this Agreement as the

“Rights Offering.” The registration statement relating to the Rights Offering shall be filed within 15 days after the Closing or, if audited financial statements for the year ended December 31, 2011 are required to be included in the initial filing of the registration statement relating to the Rights Offering pursuant to Rule 3-12 of Regulation S-X of the SEC, two business days after such audited financial statements are first available. The Company shall use commercially reasonable efforts to cause the registration statement relating to the Rights Offering to be declared effective as promptly as practicable following the Closing Date, but in no event shall effectiveness of the registration statement and distribution of the Rights be delayed more than 30 days following the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the registration statement relating to the Rights Offering will not be “reviewed” or will not be subject to further review.

(b) Each Right shall entitle a Legacy Shareholder to purchase any whole number of Common Shares (including, for the avoidance of doubt, pursuant to customary over-subscription privileges), provided that (i) no Legacy Shareholder shall thereby exceed, together with any other person with whom such Legacy Shareholder may be aggregated under applicable law, 4.9% beneficial ownership of the Company’s Common Shares and (ii) the aggregate purchase price of all Common Shares purchased in the Rights Offering shall not exceed the difference between $56,000,000 minus the sum of (x) the Purchase Price hereunder, (y) the aggregate purchase price pursuant to the Other Private Placements, and (z) the aggregate dollar amount of gross proceeds raised in any other private placement of securities by the Company which is consummated prior to the commencement of the Rights Offering.

(c) In the event the Rights Offering is over-subscribed, subscriptions by Legacy Shareholders shall be reduced proportionally based on their pro rata ownership of the Common Stock outstanding as of the close of business on the trading day immediately preceding the Closing Date.

(d) [In the event the Company does not sell an aggregate amount of Common Shares pursuant to the Rights Offering, equal to the maximum number permitted by Section 5.19(b), the Investor hereby agrees to purchase its Pro Rata Share of the aggregate amount of a number of Common Shares with a value, based on the Rights Purchase Price, equal to the maximum number permitted by Section 5.19(b), less the dollar amount of Common Shares sold to the holders of Rights (“Unsubscribed Shares”) at the Rights Purchase Price, subject to and simultaneously with the Other Investors’ purchase of their respective Pro Rata Share, if any, of the Unsubscribed Shares; provided that in no event shall the Investor or any Other Investor purchase Unsubscribed Shares to the extent in excess of their respective Pro Rata Share or such as would cause the Investor together with its Affiliates (as such term is used under the BHC Act) to hold more than (1) [33.3%]12 of the Company’s total equity,
(2) [9.9%]13 with respect to any class of voting securities of the Company, or (3) an amount of securities which would cause any Other Investor to exceed their respective ownership limitation set forth in the applicable Other Securities Purchase Agreements. The obligation of an Investor described in this Section 5.19(d) shall be personal to Investor and the transfer, assignment and/or conveyance of said obligation from Investor to any other person and/or entity, other than to an Affiliate of the Investor or a person that shares a common discretionary investment advisor with the Investor, but only if such transferee agrees in writing for the benefit of the Company to be bound by the terms of this Agreement to the same extent as the Investor (with a copy thereof to be furnished to the

[12]	Conformed to reflect the percentage applicable to each investor.
[13]	Conformed to reflect the percentage applicable to each investor.

Company (any such transferee shall be included in the term “Investor”)), is prohibited and shall be void and of no force or effect.

(e) As used in Section 5.19(d), “Pro Rata Share” with respect to each person means a commitment by that person to purchase that number of Unsubscribed Shares equal to the total number of Unsubscribed Shares multiplied by a fraction, the numerator of which is the number of Common Shares and shares of Non-Voting Common Stock (counting for such purposes all shares of Non-Voting Common Stock into or for which any securities owned by the Investor are directly or indirectly convertible or exercisable) acquired by such person in connection with this Agreement, the Warrants, the Other Warrants or the applicable Other Securities Purchase Agreements, as the case may be, and the denominator of which is the total aggregate number of Common Shares and shares of Non-Voting Common Stock (counting for all such purposes all shares of Non-Voting Common Stock into or for which any securities owned by the Investor are directly or indirectly convertible or exercisable) acquired by (i) the Investor, (ii) all Other Investors whose Other Securities Purchase Agreements contain an obligation to purchase Unsubscribed Shares, and (iii) any investor who participates in any other private placement of securities by the Company which is consummated prior to the commencement of the Rights Offering who agrees to purchase Unsubscribed Shares, subject to the limitations set forth in the proviso contained in Section 5.19(d) above. If any of the Unsubscribed Shares are not purchased by the Investor or Other Investors by reason of the limitation in the proviso contained in Section 5.19(d) above, such unpurchased Unsubscribed Shares shall be allocated to, and purchased by, the Investor and Other Investors purchasing Unsubscribed Shares pro rata based on the same fraction set forth above, but (i) subject to the same proviso as contained in Section 5.19(d) above and (ii) excluding from the denominator in such fraction the number of Common Shares and Non-Voting Common Shares purchased by the Investor and Other Investors, as the case may be, who have reached their respective ownership limitations, until all such Unsubscribed Shares have been purchased or all such investors have reached their respective ownership limitations.

(f) Notwithstanding anything in this Section 5.19 to the contrary, the Investor may, at its option, elect to purchase shares of Non-Voting Common Stock or, if the Company’s shareholders have not yet approved the Shareholder Proposal and the Company has not yet filed the related amendment to the Articles of Incorporation, Series B Preferred Stock in lieu of any number of shares of Common Stock that Investor is required to purchase pursuant to Section 5.19(d). Upon the making of such election, the Investor shall purchase a number of shares of Non-Voting Common Stock (or a number of shares of Series B Preferred Stock convertible into a number of shares of Non-Voting Common Stock) equal to the number of shares of Common Stock subject to such election at the Rights Purchase Price.]14

5.20 Certain Adjustments. If the representations and warranties set forth in Section 2.2(c) shall not be true and correct as of the Closing Date, the number of Purchased Shares and the number of shares of Non-Voting Common Stock subject to the Warrants (including any shares of Non-Voting Common Stock into which any of the Series B Preferred Stock may be converted) shall be, at the Investor’s option, proportionally adjusted to provide the Investor with the same economic effect as contemplated by this Agreement in the absence of such failure to be true and correct.

[14]	Included in the agreements of certain investors.

5.21 Resolution of Sandpoint Center Matter. From and after the Closing Date, the Company shall (i) at all times maintain in the deposit account contemplated by Section 1.2(b)(1)(xvii) and in accordance with the Intercompany Agreement an amount of cash sufficient so that the Company and the Bank are at all times in compliance with all applicable laws and regulations with respect to the matters contemplated by the Intercompany Agreement; provided that, following the Closing Date, the Company may substitute for all or a portion of such cash deposit direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by an agency thereof and backed by the full faith and credit of the United States of America, in each case having a fair market value equal to the cash withdrawn from such deposit, and in each case on terms and conditions and pursuant to documentation reasonably satisfactory to the Investor; (ii) make the payments to the Bank contemplated by Section 1.2(b)(1)(xvii) in accordance with the Intercompany Agreement so that the Company and the Bank are at all times in compliance with all applicable laws and regulations with respect to the matters contemplated by the Intercompany Agreement; and (iii) not enter into any amendments to the Intercompany Agreement except with the prior written consent of the Investor (not to be unreasonably withheld).

ARTICLE VI

Miscellaneous

6.1 Survival. Each of the representations and warranties set forth in this Agreement shall survive the Closing under this Agreement but only for a period of 18 months following the Closing Date (or until final resolution of any claim or action arising from the breach of any such representation and warranty, if notice of such breach was provided prior to the end of such period) and thereafter shall expire and have no further force and effect; provided that the representations and warranties in Sections 2.2(a), 2.2(b), 2.2(c), 2.2(d), 2.2(f), 2.3(a) and 2.3(b) shall survive indefinitely and the representations and warranties in Section 2.2(i) shall survive until the expiration of the applicable statutory periods of limitations. Except as otherwise provided herein, all covenants and agreements contained herein shall survive for the duration of any statutes of limitations applicable thereto or until, by their respective terms, they are no longer operative.

6.2 Amendment. No amendment or waiver of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party.

6.3 Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The conditions to each party’s obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver of any party to this Agreement will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

6.4 Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file and such signatures will be deemed as sufficient as if actual signature pages had been delivered.

6.5 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. The parties hereto irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the State of New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.

6.6 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.7 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy, facsimile or e-mail, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(1)	If to the Investor:

with a copy to (which copy alone shall not constitute notice):

(2)	If to the Company:

Intermountain Community Bancorp

414 Church Street

Sandpoint, Idaho 83864

Attn: Chief Executive Officer

Facsimile: (208) 265-5295

Email: curt.hecker@panhandlebank.com

with a copy to (which copy alone shall not constitute notice):

Graham & Dunn PC

Pier 70

2801 Alaskan Way, Suite 300

Seattle, Washington 98121

Attn: Stephen M. Klein, Esq.

Attn: Casey M. Nault, Esq.

Facsimile: (206) 340-9599

Email: sklein@grahamdunn.com

6.8 Entire Agreement, etc. This Agreement (including the Exhibits, Schedules, and Disclosure Schedules hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof; the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, and with respect to the Investor, its permitted assigns; and this Agreement will not be assignable by operation of law or otherwise (any attempted assignment in contravention hereof being null and void), except that the Investor shall be permitted to assign its rights or obligations hereunder (i) to any Affiliate entity or person that shares a common discretionary investment advisor, but only if the transferee agrees in writing for the benefit of the Company to be bound by the terms of this Agreement to the same extent as the Investor (with a copy thereof to be furnished to the Company (any such transferee shall be included in the term “Investor”)); provided, further, that no such assignment shall relieve the Investor of any of its obligations under this Agreement and (ii) as and to the extent provided in Section 5.8.

6.9 Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement. When used herein:

(1) the term “subsidiary” means those corporations, banks, savings banks, associations and other persons of which such person owns or controls 51% or more of the outstanding equity securities either directly or indirectly through an unbroken chain of entities as to each of which 51% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, that there shall not be included any such entity to the extent that the equity securities of such entity were acquired in satisfaction of a debt previously contracted in good faith or are owned or controlled in a bona fide fiduciary capacity;

(2) the term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise;

(3) the term “Lead Investor” means any Investor who, as a result of the transactions contemplated by this Agreement and the other Transaction Documents, will own Voting Securities of the Company representing in excess of 9.9% of the total voting power of the Company after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents;

(4) the term “Major Investor” means any Investor who, as a result of the transactions contemplated by this Agreement and the other Transaction Documents, will own Voting Securities of the Company representing in excess of 4.9% but not in excess of 9.9% of the total voting power of the Company after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents;

(5) the word “or” is not exclusive;

(6) the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(7) the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(8) “business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or the State of Idaho generally are authorized or required by law or other governmental actions to close;

(9) “person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act;

(10) “Beneficially Own,” “Beneficial Owner” and “Beneficial Ownership” are defined in Rules 13d-3 and 13d-5 of the Exchange Act;

(11) “knowledge of the Company” or “Company’s knowledge” means the actual knowledge of the officers of the Company listed on Disclosure Schedule 6.9(9); and

(12) “knowledge of the Investor” or “Investor’s knowledge” means the actual knowledge of the executive officers or, to the extent an Investor does not have executive officers, persons performing substantially similar functions.

6.10 Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

6.11 Severability. If any provision of this Agreement or the application thereof to any person (including the officers and directors of the Investor and the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

6.12 No Third-Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer or shall confer upon any person other than the express parties hereto and the Placement Agent, any benefit right or remedies, except that the provisions of Sections 3.4, 5.4, 5.8 and 5.9 shall inure to the benefit of the persons referred to in those Sections, including any Holders. The representations and warranties set forth in Article II and the covenants set forth in Articles III and V have been made solely for the benefit of the parties to this Agreement and (a) may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate, (b) have been qualified by reference to the Disclosure Schedules, each of which contains certain disclosures that are not reflected in the text of this Agreement, and (c) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company.

6.13 Time of Essence. Time is of the essence in the performance of each and every term of this Agreement.

6.14 Public Announcements. Subject to each party’s disclosure obligations imposed by law or regulation, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement or the other Transaction Documents, and no party hereto will make any such news release or public disclosure without first consulting with the other party hereto and receiving its consent (which shall not be unreasonably withheld, conditioned, or delayed), and each party shall coordinate with the other with respect to any such news release or public disclosure.

6.15 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

6.16 Independent Nature of Investors’ Obligations and Rights. The obligations of the Investor under this Agreement and the respective Other Investors under the Other Securities Purchase Agreements are several and not joint with the obligations of any other such investor, and neither the Investor nor any such Other Investor shall be responsible in any way for the performance of the obligations of any Other Investor under any Transaction Document. The decision of the Investor and such Other Investors to purchase Common Shares pursuant to the Transaction Documents has been made by each such investor independently of any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition

(financial or otherwise) or prospects of the Company or any Subsidiary which may have been made or given by any other investor or by any agent or employee of any other investor, and neither the Investor nor any such Other Investor, nor any of their respective agents or employees, shall have any liability to any other investor (or any other person) relating to or arising from any such information, materials, statement or opinions. Nothing contained herein or in any Transaction Document, and no action taken by the Investor or any Other Investor pursuant thereto, shall be deemed to constitute the investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Investor acknowledges that no Other Investor has acted as agent for the Investor in connection with making its investment hereunder and that no Other Investor will be acting as agent of the Investor in connection with monitoring its investment in the Purchased Shares or enforcing its rights under the Transaction Documents. The Investor and each of the Other Investors signatory to the Other Securities Purchase Agreements shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other investor to be joined as an additional party in any proceeding for such purpose.

6.17 Applicability of Certain Provisions. Notwithstanding any other provision of this Agreement to the contrary, the provisions of Section 1.2(b)(1)(xvi), Section 1.2(b)(1)(xvii), Section 3.1(a), Section 3.1(b), Section 3.1(d), Section 3.2(b) (but only the first sentence thereof), Section 3.3(a), Section 5.1, Section 5.2, Section 5.7(a), Section 5.16 and Section 5.21 shall not apply to each of the Company and the Investor if such Investor is neither a Lead Investor nor a Major Investor, except that the provisions of Section 3.1 will apply to the Company and the Investor if the Investor has the right to appoint a Board Representative under Section 5.10.

*  *  *

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

INTERMOUNTAIN COMMUNITY BANCORP

By:
Name: Curt Hecker Title: President and Chief Executive Officer

INVESTOR

By:
Name:
Title:

Number of shares of common stock beneficially owned by the Investor as of the date first herein above written:

EXHIBIT A-1

FORM OF OPINION OF COMPANY COUNSEL

1. Assuming (a) the accuracy of the representations and warranties, and compliance with the agreements, contained in the Transaction Documents and (b) that the shares of Common Stock, Series B Preferred Stock and any Non-Voting Common Stock into which the Series B Preferred Stock is convertible to be issued and sold by the Company under the Transaction Documents are sold in the manner contemplated by, and in accordance with, the Transaction Documents, it is not necessary to register under the Securities Act the issuance and sale of the shares of Common Stock, Series B Preferred Stock and any Non-Voting Common Stock into which the Series B Preferred Stock is convertible to be issued and sold by the Company under the Transaction Documents.

2. The issuance and sale by the Company of the shares of Common Stock, Series B Preferred Stock and any Non-Voting Common Stock into which the Series B Preferred Stock is convertible under the Transaction Documents (including in connection with the exercise of the Warrants) will not be subject to any preemptive rights, rights of first offer or similar rights of any person under any Company Significant Agreement.

3. The issuance and sale by the Company of the shares of Common Stock, Series B Preferred Stock and any Non-Voting Common Stock into which the Series B Preferred Stock is convertible in accordance with the Transaction Documents and the execution, delivery and performance by the Company of its obligations under the Transaction Documents do not and will not, whether with or without the giving of notice or lapse of time or both, constitute a violation of (a) the laws of any state applicable to the Company, (b) applicable federal laws of the United States or (c) any Company Significant Agreement listed on Schedule I to this opinion.

4. It is not necessary to register the shares of Common Stock, Series B Preferred Stock and any Non-Voting Common Stock into which the Series B Preferred Stock is convertible to be issued in accordance with the Transaction Documents (including in connection with the exercise of the Warrants) under the Securities Act of 1933 in connection with the sale and delivery of the shares of Common Stock and Series B Preferred Stock by the Company to the Investor in accordance with the arrangements relating to offers, sales and deliveries of the shares of Common Stock and Series B Preferred Stock as contemplated in the Transaction Documents.

5. No consent, approval, authorization or order of, or filing with, any federal or state governmental authority or regulatory body is required to be obtained or made by the Company for the consummation by the Company of the transactions contemplated by the Transaction Documents, including, without limitation, each Other Private Placement, except for the filing of a Form 8-K with the Securities and Exchange Commission, appropriate filings under applicable state blue sky laws, and such other consents, approvals, authorizations, orders and filings as have been previously obtained or made.

A-1-1

EXHIBIT A-2

FORM OF OPINION OF IDAHO COUNSEL

1.	The Company has been duly incorporated, and is validly existing and in good standing under the laws of the State of Idaho.

2.	The Company has authorized the execution and delivery of the Transaction Documents and the performance of its obligations under the Transaction Documents by all requisite corporate action.

3.	The shares of Common Stock to be issued pursuant to the Transaction Documents have been duly authorized and, when issued pursuant to the Transaction Documents upon receipt by the Company of the consideration provided for therein, will be validly issued, fully paid and nonassessable.

4.	The shares of Series B Preferred Stock to be issued pursuant to the Transaction Documents have been duly authorized and, when issued pursuant to the Transaction Documents upon receipt by the Company of the consideration provided for therein, will be validly issued, fully paid and nonassessable.

5.	The shares of Non-Voting Common Stock to be issued following the adoption of an amendment to the Articles of Incorporation authorizing said shares and upon exercise of the Series B Preferred Stock will, upon issuance, have been duly authorized for issuance upon such exercise and, when issued upon such exercise in accordance with the terms of the Series B Preferred Stock, will be validly issued, fully paid and non-assessable.

6.	The shares Non-Voting Common Stock to be issued following the adoption of an amendment to the Articles of Incorporation authorizing said shares and upon exercise of the Warrants have been duly authorized for issuance upon such exercise and, when issued upon such exercise in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

7.

Each of the Agreement and the Other Securities Purchase Agreements has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Investor and the Other Investors signatory to the Other Securities Purchase Agreements, respectively, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution thereunder may be limited under applicable law or public policy, and subject to the qualifications that (a) enforcement thereof may be limited by bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, moratorium or other laws (including the laws of fraudulent conveyance and transfer) or judicial decisions affecting the enforcement of creditors’ rights generally or the reorganization of financial institutions and (b) the enforceability of the obligations of the Company thereunder is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the effect of certain laws and judicial decisions

A-2-1

upon the availability and enforceability of certain remedies, including the remedies of specific performance and self-help.

8.	The Warrants have been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Investor, a Delaware limited partnership, constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution thereunder may be limited under applicable law or public policy, and subject to the qualifications that (a) enforcement thereof may be limited by bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, moratorium or other laws (including the laws of fraudulent conveyance and transfer) or judicial decisions affecting the enforcement of creditors’ rights generally or the reorganization of financial institutions and (b) the enforceability of the obligations of the Company thereunder is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the effect of certain laws and judicial decisions upon the availability and enforceability of certain remedies, including the remedies of specific performance and self-help.

9.	The issuance and sale by the Company of the shares of Common Stock, Series B Preferred Stock and any Non-Voting common Stock into which the Series B Preferred Stock is convertible under the Transaction Documents (including in connection with the exercise of the Warrants) will not be subject to any preemptive rights, rights of first offer or similar rights of any person under (a) the articles of incorporation of the Company as currently in effect (the “Charter”) or (b) the bylaws of the Company as currently in effect (the “Bylaws”).

10.	The issuance and sale by the Company of the shares of Common Stock, Series B Preferred Stock and any Non-Voting Common Stock into which the Series B Preferred Stock is convertible in accordance with the Transaction Documents and the execution, delivery and performance by the Company of its obligations under the Transaction Documents do not and will not, whether with or without the giving of notice or lapse of time or both, constitute a violation of (a) the Charter (b) the Bylaws, or (c) any Company Significant Agreement listed on Schedule I to this opinion.

A-2-2

EXHIBIT B

FORM OF OFFICER’S CERTIFICATE OF THE COMPANY

The undersigned, the President and Chief Executive Officer of Intermountain Community Bancorp, an Idaho corporation (the “Company”), pursuant to Section 1.2(b)(1)(x) of the Amended and Restated Securities Purchase Agreement, dated as of                     , 2012 (the “Agreement”) between the Company and                     , a                      (the “Investor”), hereby certifies to the Investor that:

1. The Company has performed in all material respects all obligations required to be performed by it at or prior to or contemporaneously with the Closing under the Agreement (except that with respect to obligations that are qualified by materiality, the Company has performed such obligations, as so qualified, in all respects).

2. The representations and warranties of the Company set forth in Section 2.2 of the Agreement are or were, as applicable, true and correct in all respects as of the date hereof and as of the Closing (except (A) to the extent such representations and warranties are made as of a specified date, in which case, subject to clause (B) below, such representations and warranties shall be true and correct in all respects as of such date, and (B) with respect to each of the representations and warranties of the Company in this Agreement (other than Section 2.2(b) (but only with respect to the first sentence thereof), Section 2.2(c) (which are or were, as applicable, true and correct in all respects except to a de minimis extent that is addressed to the Investor’s reasonable satisfaction at the Closing pursuant to Section 5.20), Section 2.2(d)(i), Section 2.2(f) (which are or were, as applicable, true and correct in all material respects), Section 2.2(j)(i), Section 2.2(l), Section 2.2(u), Section 2.2(w), Section 2.2(y)(3), Section 2.2(dd) (which are or were, as applicable, true and correct in all material respects, but which shall not be deemed not to be true and correct in all material respects solely as a result of fees payable by the Company pursuant to the first sentence of Section 3.2(b), Section 2.2(hh), Section 2.2(jj) and Section 2.2(mm)), where the failure to be true and correct (without regard to any materiality or Material Adverse Effect qualifications contained therein), individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect with respect to the Company);

3. Since the date of the Agreement, there has not occurred any circumstance, event, change, development or effect that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company or the Bank.

4. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate solely in the capacity indicated and not in an individual capacity as of this          day of                     , 2012.

By:
	Name:	Curt Hecker
	Title:	President and Chief Executive Officer

B-1

EXHIBIT C

FORM OF OFFICER’S CERTIFICATE OF THE INVESTOR

The undersigned, the                      of                     , a                      (the “Investor”), pursuant to Section 1.2(b)(2)(vi) of the Amended and Restated Securities Purchase Agreement, dated as of                     , 2012 (the “Agreement”) between the Investor and Intermountain Community Bancorp, an Idaho corporation (the “Company”), hereby certifies to the Company that:

1. The Investor has performed in all material respects all obligations required to be performed by it at or prior to or contemporaneously with the Closing under the Agreement (except that with respect to obligations that are qualified by materiality, the Investor has performed such obligations, as so qualified, in all respects).

2. The representations and warranties of the Investor set forth in Section 2.3 of the Agreement were true and correct in all material respects (except to the extent such representations and warranties are qualified by materiality, in which case they were true and correct in all respects) as of the date of the Agreement and are true and correct in all material respects (except to the extent such representations and warranties are qualified by materiality, in which case they are true and correct in all material respects) as of the Closing Date (except to the extent such representations and warranties are made as of a specific date, in which case such representations and warranties were true and correct, in all material respects as applicable, as of such date).

3. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate solely in the capacity indicated and not in an individual capacity as of this          day of                     , 2012.

By:
Name:
Title:

C-1

EXHIBIT D

SECRETARY’S CERTIFICATE

                    , 2012

I, Dale Schuman, Secretary of Intermountain Community Bancorp, an Idaho corporation (the “Company”), do hereby certify as follows:

1. I am the duly elected Secretary of the Company.

2. Attached hereto as Exhibit A, are true, correct and complete copies of resolutions duly adopted by (i) the Board of Directors of the Company on                     , 2012 and                     , 2012, respectively and (ii) the Transactional Approval Committee designated by the Board of Directors of the Company on                     , 2012 and                     , 2012, respectively. Such resolutions have not been rescinded, amended or modified, are in full force and effect in the form adopted, and are the only resolutions adopted by the Board of Directors or by any committee designated by the Board of Directors relating to the transactions contemplated by the Amended and Restated Securities Purchase Agreement, dated as of                     , 2012 (the “Agreement”) between the Company and                     , a                     , and the other Transaction Documents and the issuance of the Purchased Shares (as those terms are defined in the Agreement).

3. Attached hereto as Exhibit B is a true, correct and complete copy of the Company’s Amended and Restated Articles of Incorporation as certified by the Idaho Secretary of State on                     , 2012 (the “Articles of Incorporation”), and such Articles of Incorporation have not since been altered, amended or repealed, no such alteration, amendment or repeal has been authorized by the Board of Directors or shareholders of the Company, and the Articles of Incorporation were in full force and effect on the date of the Agreement and are in full force and effect on the date hereof.

4. Attached hereto as Exhibit C is a true, correct and complete copy of the Amended and Restated Bylaws of the Company and such Bylaws have not been altered, amended or repealed, no such alteration, amendment or repeal has been authorized by the Board of Directors or shareholders of the Company, and were in full force and effect on the date of the Agreement and are in full force and effect on the date hereof.

5. Each person who, as an officer of the Company, signed the Transaction Documents or any other document delivered in connection with the transactions contemplated by the Agreement was duly elected or appointed, qualified and acting as such officer at the respective times of the signing and delivery thereof and was duly authorized to sign such document on behalf of the Company, and the signature of each such person appearing on each such document is the genuine signature of such officer.

6. The Agreement has been executed pursuant to and in compliance with the resolutions attached as Exhibit A hereto.

7. Graham & Dunn PC and Hawley Troxell Ennis & Hawley LLP are entitled to rely on this certificate in connection with the opinions each is rendering pursuant to the Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

IN WITNESS WHEREOF, I have executed this certificate in my capacity as Secretary of the Company as of the date first written above.

Name:	Dale Schuman
Title:	Secretary

I, Curt Hecker, President and Chief Executive Officer of the Company, hereby certify that Dale Schuman has been duly elected or appointed, has been duly qualified, and is the Secretary of the Company and that the signature above is his genuine signature.

IN WITNESS WHEREOF, I have hereunto set my hand by and on behalf of the Company on                     , 2012.

INTERMOUNTAIN COMMUNITY BANCORP

Name:	Curt Hecker
Title:	President and Chief Executive Officer

EXHIBIT E

FORM OF WARRANT

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

WARRANT

to purchase

850,000

Shares of

Non-Voting Common Stock

dated as of [—], 2012

Intermountain Community Bancorp

an Idaho Corporation

Issue Date: [—], 2012

1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Price” means 95% of the greater of (A) the Market Price per share of outstanding Common Stock on the date on which the Company issues or sells any Common Stock other than Excluded Stock and (B) the Market Price per share of outstanding Common Stock on the first date of the announcement of such issuance or sale.

“Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Company and one by the Warrantholder, shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within fifteen (15) days after the Appraisal Procedure is invoked. If within thirty (30) days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within ten (10) days thereafter by the mutual consent of such first two appraisers or, if such first two appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in the appraisal of the subject matter to be appraised. The decision of the third appraiser so appointed and chosen shall be given within thirty (30) days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive on the Company and the Warrantholder; otherwise, the average of all three determinations shall be binding and conclusive on the Company and the Warrantholder. The costs of conducting any Appraisal Procedure shall be borne by the Warrantholder, except that (A) the fees and expenses of the appraiser appointed by the Company and any other costs incurred by the Company shall be borne by the Company and (B) if such Appraisal Procedure shall result in a determination that is disparate by 5% or more from the Company’s initial determination, all costs of conducting such Appraisal Procedure shall be borne by the Company.

“Beneficial Owner” and “Beneficial Ownership” have the meanings given to such terms in Rules 13d-3 and 13d-5 of the Exchange Act.

“Board” means the Board of Directors of the Company.

“Board Representative” has the meaning given to it in the Securities Purchase Agreement.

“Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires adoption or approval by the Company’s shareholders.

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or the State of Idaho generally are authorized or required by law or other governmental actions to close.

“Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

“Change of Control” means, with respect to the Company, the occurrence of any one of the following events:

(A) any Person is or becomes a Beneficial Owner, directly or indirectly, of 24.9% or more of the aggregate voting power of the outstanding Voting Securities of the Company (other than (i) the Investor and its Affiliates or (ii) Stadium Capital Management, LLC or its Affiliates so long as in the aggregate they do no own more than 24.9% of the aggregate voting power of the

Voting Securities) and, in connection with or subsequent to such acquisition, the Incumbent Directors cease for any reason to constitute at least a majority of the Board; provided, that any person becoming a director subsequent to the date of the Securities Purchase Agreement whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the relevant party in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director (except that no individuals who were not directors at the time any agreement or understanding with respect to any Business Combination or contested election is reached shall be treated as Incumbent Directors for the purposes of clause (C) below with respect to such Business Combination or this paragraph in the case of a contested election); provided, further, that the Board Representative will be treated as an Incumbent Director even if the Person designated to be such Board Representative should change;

(B) any Person is or becomes a Beneficial Owner (other than the Investor and its Affiliates), directly or indirectly, of 50% or more of the aggregate voting power of the outstanding Voting Securities of the Company; provided, however, that the event described in this clause (B) will not be deemed a Change of Control by virtue of any holdings or acquisitions: (i) by the Company or any of its Subsidiaries, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries, provided that such holdings or acquisitions by any such plan (other than any plan maintained under Section 401(k) of the Internal Revenue Code of 1986, as amended) do not exceed 50% of the then outstanding Voting Securities of the Company, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities or (iv) pursuant to a Non-Qualifying Transaction;

(C) a Business Combination, to the extent it is not a Non-Qualifying Transaction;

(D) approval by the shareholders of the Company of a plan of liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets; or

(E) entry by the Company into a definitive agreement, the consummation of which would result in the occurrence of any of the events described in clauses (A) through (D) of this definition above.

“Common Stock” means the Company’s common stock, no par value, and (except as used in the definition of Non-Qualifying Transaction) any Capital Stock for or into which such Common Stock hereafter is exchanged, converted, reclassified or recapitalized by the Company or pursuant to an agreement or Business Combination to which the Company is a party.

“Company” means Intermountain Community Bancorp, an Idaho corporation.

“Company Common Stock” means the Common Stock and Non-Voting Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Excluded Stock” means (A) shares of Company Common Stock issued by the Company as a stock dividend payable in shares of Company Common Stock, or upon any subdivision or split-up of the outstanding shares of Capital Stock, in each case which is subject to Section 13(B), or upon conversion of shares of Capital Stock (but not the issuance of such Capital Stock which will be subject to the provision of Section 13(A)), (B) shares of Common Stock to be issued to directors, employees or consultants of the Company pursuant to options granted prior to the date of issuance of this Warrant and pursuant to options, restricted stock units or other equity-based awards granted after the date of issuance of this Warrant if the exercise price per share of Common Stock on the date of such grant equals or exceeds the Market Price of a share of Common Stock on the date of such grant, (C) shares of Common Stock issued upon exercise of subscription rights or pursuant to a backstop commitment to purchase unsubscribed shares in connection with the Permitted Rights Offering, (D) securities described in clause (ii)(z) of Section 5.19(b) of the Securities Purchase Agreement, provided that any such securities are purchased for the Per Share Common Stock Purchase Price or Per Share Preferred Purchase Price, as applicable (as each such term is defined in the Securities Purchase Agreement) and (E) shares of Series B Preferred Stock issued pursuant to the Securities Purchase Agreement or the Other Securities Purchase Agreements (as defined in the Securities Purchase Agreement).

“Exercise Price” means $1.00, subject to adjustment from time to time in accordance with Section 13.

“Expiration Time” has the meaning given to it in Section 3.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board, acting in good faith. If the Warrantholder does not accept the Board’s calculation of Fair Market Value and the Warrantholder and the Company are unable to agree on Fair Market Value, the procedures described in Section 14 shall be used to determine Fair Market Value.

“Group” means a “group” within the meaning of Section 13(d)(3) of the Exchange Act.

“Incumbent Directors” means individuals who, on the date of the Securities Purchase Agreement, constitute the Board.

“Investor” means Castle Creek Capital Partners IV, LP.

“Market Price” of the Common Stock (or other relevant capital stock or equity interest) on any date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or if the Common Stock (or other relevant capital stock or equity interest) is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock (or other relevant capital stock or equity interest) in the over-the-counter market as reported on the OTC Bulletin Board or by Pink Sheets LLC or similar organization, or, if that bid price is not available, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Company and reasonably acceptable to the Warrantholder, the fees and expenses of which shall be paid by the Company.

“Non-Qualifying Transaction” means any Business Combination that satisfies all of the following criteria: (A) more than 50% of the total voting power of the capital stock of the surviving corporation resulting from such Business Combination, or, if applicable, the ultimate parent corporation that directly or indirectly has Beneficial Ownership of 100% of the voting securities eligible to elect directors of such surviving corporation, is represented by shares of Common Stock that were outstanding immediately before such Business Combination and (B) at least a majority of the members of the board of directors of such parent corporation (or, if there is no parent corporation, the surviving corporation) following the consummation of the Business Combination were Incumbent Directors at the time the Company’s Board approved the execution of the initial agreement providing for such Business Combination.

“Non-Voting Common Stock” means the Company’s non-voting common stock, no par value, to be issued following the adoption of an amendment to the Articles of Incorporation of the Company authorizing said shares.

“Ordinary Cash Dividends” means a regular quarterly cash dividend out of surplus or net profits legally available therefor (determined in accordance with generally accepted accounting principles, consistently applied) and consistent with past practice.

“Permitted Rights Offering” shall mean the offering of Common Stock as described in Section 5.19 of the Securities Purchase Agreement pursuant to subscription rights distributed pro rata to holders of record of Common Stock on the day immediately prior to the date hereof at a price per share of Common Stock not less than $1.00, and the associated declaration, issuance and exercise of the subscription rights with respect to such offering and shares of Common Stock issuable in connection with the exercise of any such rights; provided that the Company will use its best efforts to ensure that such rights offering, including exercise of such right, is completed on the terms and conditions, and within the timeframes contemplated by Section 5.19 of the Securities Purchase Agreement.

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Pro Rata Repurchases” means any purchase of shares of Company Common Stock by the Company or any Affiliate thereof pursuant to (A) any tender offer or exchange offer subject to Section 13(e) of the Exchange Act, or (B) pursuant to any other offer available to substantially all holders of any series of Company Common Stock, in each case whether for cash, shares of Capital Stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including, without limitation, shares of Capital Stock, other securities or evidences of indebtedness of a Subsidiary of the Company), or any combination thereof, effected while this Warrant is outstanding; provided, however, that “Pro Rata Repurchase” shall not include any purchase of shares by the Company or any Affiliate thereof made in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act. The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

“Purchase Price” has the meaning given to it in Section 2.

“SEC” has the meaning given to it in Section 12.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Securities Purchase Agreement” means the Amended and Restated Securities Purchase Agreement, dated as of [—], 2012, between the Company and the Investor, including all schedules and exhibits thereto.

“Series B Preferred Stock” means the Mandatorily Convertible Cumulative Participating Preferred Stock, Series B, of the Company.

“Shares” has the meaning given to it in Section 2.

“Subsidiary” of a Person means any corporation, bank, savings bank, association or other Person of which such Person owns or controls 51% or more of the outstanding equity securities either directly or indirectly through an unbroken chain of entities, as to each of which 51% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, that there shall not be included any such entity to the extent that the equity securities of such entity were acquired in satisfaction of a debt previously contracted in good faith or are owned or controlled in a bona fide fiduciary capacity.

“Voting Securities” means, at any time, shares of any class of Capital Stock of the Company that are then entitled to vote generally in the election of directors.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a national securities exchange, the daily volume weighted average price per share of the Common Stock for such date (or the nearest preceding date) on such exchange on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time), (b) if the Common Stock is then quoted on the OTC Bulletin Board, the volume weighted average price per share of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted on a national securities exchange or the OTC Bulletin Board and if prices for the Common Stock are then reported by Pink Sheets LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Company and reasonably acceptable to the Warrantholder, the fees and expenses of which shall be paid by the Company.

“Warrantholder” has the meaning given to it in Section 2.

“Warrant” means this Warrant, issued to the Investor pursuant to the Securities Purchase Agreement.

2. Number of Shares of Common Stock; Exercise Price. This certifies that, for value received, the Investor, its Affiliates or its registered assigns (individually and collectively, the

“Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part 850,000 fully paid and nonassessable shares of Non-Voting Common Stock, as the same may be adjusted from time to time pursuant to the terms of this Warrant (the “Shares”), at a purchase price per share (the “Purchase Price”) equal to the Exercise Price. The Exercise Price is subject to adjustment as provided herein, and all references to “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3. Exercise of Warrant; Term. (a) To the extent permitted by applicable laws and regulations, the right to purchase the Non-Voting Common Stock represented by this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time after the execution and delivery of this Warrant by the Company, on the date hereof, but in no event later than 11:59 p.m., New York City time, on the third anniversary of the date of issuance of the Warrant (the “Expiration Time”), by: (i) delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Warrantholder at the last address of the Warrantholder as it shall appear upon the warrant register of the Company) of a duly executed facsimile copy of the Form of Notice of Exercise annexed hereto; and (ii) within three (3) trading days after the date said Notice of Exercise is delivered to the Company, payment to the Company of the aggregate Exercise Price in respect of the Shares thereby purchased by wire transfer in immediately available funds or, if available, pursuant to the cashless exercise procedure specified in Section 3(b) below. Notwithstanding anything herein to the contrary, the Warrantholder shall not be required to physically surrender this Warrant to the Company until the Warrantholder has purchased all of the Shares available hereunder and the Warrant has been exercised in full in which case, the Warrantholder shall surrender this Warrant to the Company for cancellation within three (3) trading days after the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Shares available hereunder shall have the effect of lowering the outstanding number of Shares purchasable hereunder in an amount equal to the applicable number of Shares purchased. The Warrantholder and the Company shall maintain records showing the number of Shares purchased and the date of such purchases. Absent manifest error, the records of the Company shall be conclusive as to the number of Shares issuable upon exercise and binding on the Company and the Warrantholder. The Warrantholder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Shares hereunder, the number of Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b)	This Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Warrantholder shall be entitled to receive a certificate for the number of Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	the VWAP on the trading day immediately preceding the date on which the Warrantholder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) =	the Exercise Price; and

(X) =	the number of Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

4. Issuance of Non-Voting Common Stock; Authorization; Listing. Certificates for Non-Voting Common Stock issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed three (3) Business Days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. The Company hereby represents and warrants that any Non-Voting Common Stock issued upon the exercise of this Warrant in accordance with the provisions of Section 3 and all other provisions of this Warrant will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Non-Voting Common Stock so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Non-Voting Common Stock may not be actually delivered on such date. The Company will at all times hereafter reserve and keep available, out of its authorized but unissued Non-Voting Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Non-Voting Common Stock then issuable upon exercise of this Warrant. The Company will use commercially reasonable efforts to ensure that the Non-Voting Common Stock may be issued without violation of any applicable law or regulation.

5. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon any exercise of this Warrant. In lieu of any fractional share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment in an amount equal to the Market Price of the Common Stock on the date of exercise less the Exercise Price for the shares of Non-Voting Common Stock into which such fractional share could be converted.

6. No Rights as Shareholders; Transfer Books. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company prior to the date of exercise hereof. The Company will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

7. Charges, Taxes and Expenses. Issuance of certificates for Non-Voting Common Stock to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

8. Transfer/Assignment.

(A) Subject to compliance with applicable securities laws, without obtaining the consent of the Company to assign or transfer this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of the transferee, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 3. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company.

(B) The Warrantholder agrees that all certificates or other instruments representing the Warrant and the Shares will bear a legend substantially to the following effect on the terms and subject to the conditions, limitations and other provisions of Section 5.4 of the Securities Purchase Agreement:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

9. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares. The Company shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

10. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of an indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Non-Voting Common Stock as provided for in such lost, stolen, destroyed or mutilated Warrant.

11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.

12. Rule 144 Information. The Company covenants that it will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the U.S. Securities and Exchange Commission (the “SEC”) thereunder (or, if the Company is not required to file such reports under the Securities Act or the Exchange Act, it will, upon the request of any

Warrantholder, make publicly available such information as necessary to permit sales pursuant to Rule 144), and it will use reasonable best efforts to take such further action as any Warrantholder may reasonably request, all to the extent required from time to time to enable such holder to sell the Warrants without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or Regulation S under the Securities Act, as such rules may be amended from time to time, or (ii) any successor rule or regulation hereafter adopted by the SEC. Upon the written request of any Warrantholder, the Company will deliver to such Warrantholder a written statement that it has complied with such requirements.

13. Adjustments and Other Rights. The Exercise Price and the number of Shares into which this Warrant is to be convertible pursuant to Section 2 of this Warrant shall be subject to adjustment from time to time as follows; provided, that no single event shall be subject to adjustment under more than one sub-section of this Section 13 so as to result in duplication; provided, further, that, notwithstanding any provision of this Warrant to the contrary, any adjustment shall be made to the extent (and only to the extent) that such adjustment would not cause or result in any Warrantholder and its Affiliates, collectively, being in violation of applicable law, regulation or rule of any governmental authority or self-regulatory organization. Any adjustment (or portion thereof) prohibited pursuant to the foregoing proviso shall be postponed and implemented on the first date on which such implementation would not result in the condition described in such proviso.

(A) Common Stock Issued at Less Than the Applicable Price. (i) If the Company issues or sells, or agrees to issue or sell, any Common Stock, Non-Voting Common Stock or other securities that are convertible into or exchangeable or exercisable for Common Stock or Non-Voting Common Stock (or are otherwise linked to Common Stock or Non-Voting Common Stock), other than Excluded Stock, for consideration per share less than the Applicable Price, then the Exercise Price in effect immediately prior to each such issuance or sale will immediately (except as provided below) be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale by a fraction, (x) the numerator of which shall be (1) the number of shares of Common Stock and Non-Voting Common Stock outstanding immediately prior to such issuance or sale plus (2) the total number of shares of Common Stock and Non-Voting Common Stock which the aggregate consideration received by the Company for the total number of such additional shares of Common Stock, Non-Voting Common Stock (or other securities that are convertible into or exchangeable or exercisable for Common Stock or Non-Voting Common Stock (or are otherwise linked to Common Stock or Non-Voting Common Stock)) so issued or sold would purchase at the Applicable Price, and (y) the denominator of which shall be the number of shares of Common Stock and Non-Voting Common Stock outstanding immediately after such issuance or sale (including the number of shares of Common Stock and Non-Voting Common Stock into which such other securities are convertible or for which such other securities are exchangeable or exercisable). In such event, the number of shares of Non-Voting Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the issuance or sale giving rise to this adjustment, by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. For the avoidance of doubt, no increase in the Exercise Price or reduction in the number of Shares issuable upon exercise of this Warrant shall be made pursuant to this sub-clause (i) of this Section 13(A).

(ii) For the purposes of any adjustment of the Exercise Price and the number of Shares issuable upon exercise of this Warrant pursuant to this Section 13(A), the following provisions shall be applicable:

(1) In the case of the issuance or sale of equity or equity-linked securities for cash, the amount of the consideration received by the Company shall be deemed to be the amount of the gross cash proceeds received by the Company for such securities before deducting therefrom any discounts or commissions allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

(2) In the case of the issuance or sale of equity or equity-linked securities (otherwise than upon the conversion of shares of Capital Stock or other securities of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the Fair Market Value, before deducting therefrom any discounts or commissions allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

(3) In the case of the issuance of (i) options, warrants or other rights to purchase or acquire equity or equity-linked securities (whether or not at the time exercisable) or (ii) securities by their terms convertible into or exchangeable for equity or equity-linked securities (whether or not at the time so convertible or exchangeable) or options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

(a) The aggregate maximum number of securities deliverable upon exercise of such options, warrants or other rights to purchase or acquire equity or equity-linked securities shall be deemed to have been issued at the time such options, warrants or rights are issued and for a consideration equal to the consideration (determined in the manner provided in Section 13(A)(i) and (ii)), if any, received by the Company upon the issuance or sale of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the equity or equity-linked securities covered thereby.

(b) The aggregate maximum number of shares of equity or equity-linked securities deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options, warrants or rights

(excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration (in each case, determined in the manner provided in Section 13(A)(i) and (ii)), if any, to be received by the Company upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof.

(c) On any change in the number of shares of equity or equity-linked securities deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion or exchange, but excluding changes resulting from the anti-dilution provisions thereof (to the extent comparable to the anti-dilution provisions contained herein), the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall forthwith be readjusted to such Exercise Price and number of Shares as would have been obtained had an adjustment been made upon the issuance or sale of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change.

(d) If the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall have been adjusted upon the issuance or sale of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be made for the actual issuance of Company Common Stock upon the exercise, conversion or exchange thereof.

(B) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (i) declare a dividend or make a distribution on its Company Common Stock in shares of Company Common Stock, (ii) subdivide or reclassify the outstanding shares of Company Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding Company Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Non-Voting Common Stock which such holder would have owned or been entitled to receive had this Warrant been exercised immediately prior to such date. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for such dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of Shares issuable upon exercise of this Warrant determined pursuant to the immediately preceding sentence. The Company shall not take any action relating to any such dividend, distribution, subdivision, combination or reclassification with respect to any one class of

Company Common Stock without taking equivalent action with respect to each other class of Company Common Stock then issued and outstanding.

(C) Other Distributions. Except with respect to the Permitted Rights Offering, in case the Company shall fix a record date for the making of a distribution to all holders of shares of its Company Common Stock (i) of shares of any class other than its Company Common Stock other than shares referred to in Section 13(A)(i), (ii) of evidence of indebtedness of the Company or any Subsidiary, (iii) of assets or cash (excluding Ordinary Cash Dividends, and dividends or distributions referred to in Section 13(B)), or (iv) of rights or warrants (other than in connection with the adoption of a shareholder rights plan), in each such case, the Exercise Price in effect prior thereto shall be reduced immediately thereafter to the price determined by dividing (x) an amount equal to the difference resulting from (1) the number of shares of Company Common Stock outstanding on such record date multiplied by the Exercise Price per Share on such record date, less (2) the Fair Market Value of said shares or evidences of indebtedness or assets or rights or warrants to be so distributed, by (y) the number of shares of Company Common Stock outstanding on such record date; such adjustment shall be made successively whenever such a record date is fixed. In such event, the number of shares of Non-Voting Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. In the event that such distribution is not so made, the Exercise Price and the number of Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board determines not to distribute such shares, evidences of indebtedness, assets, rights or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Shares then issuable upon exercise of this Warrant if such record date had not been fixed. The Company shall not take any action relating to any such distribution with respect to any one class of Company Common Stock without taking equivalent action with respect to each other class of Company Common Stock then issued and outstanding.

(D) Certain Repurchases of Company Common Stock. In case the Company effects a Pro Rata Repurchase of Company Common Stock, then the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Company Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Price of a share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (i) the number of shares of Company Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Company Common Stock so repurchased and (ii) the Market Price per share of Common Stock on the trading day immediately preceding the first public announcement of such Pro Rata Repurchase. In such event, the number of Shares issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. The Company shall not take any action relating to any such repurchase with respect to any one class of Company Common Stock without taking equivalent action with respect to each other class of Company Common Stock then issued and outstanding.

(E) Business Combinations. In case of any Business Combination or reclassification of Company Common Stock (other than a reclassification of Company Common Stock referred to in Section 13(B)), any Shares issued or issuable upon exercise of this Warrant after the date of such Business Combination or reclassification shall be exchangeable for the number of shares of stock or other securities or property (including cash) to which the Non-Voting Common Stock to be issued upon exercise of this Warrant immediately prior to the consummation of such Business Combination or reclassification would have been entitled upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. In determining the kind and amount of stock, securities or the property receivable upon consummation of such Business Combination, if the holders of Company Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Warrantholder shall have the right to make a similar election upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which the Warrantholder will receive upon exercise of this Warrant. The Company shall not take any action relating to any such Business Combination or reclassification with respect to any one class of Company Common Stock without taking equivalent action with respect to each other class of Company Common Stock then issued and outstanding.

(F) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 13 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 13 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares issuable upon the exercise of this Warrant shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Non-Voting Common Stock, respectively, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Non-Voting Common Stock, respectively, or more.

(G) Timing of Issuance of Additional Non-Voting Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 13 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional Shares issuable upon such exercise by reason of the adjustment required by such event over and above the Shares issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional Share; provided, however, that the Company upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(H) Adjustment for Unspecified Actions. If the Company takes any action affecting the Non-Voting Common Stock, other than actions described in this Section 13, which in the reasonable opinion of the Board would adversely affect the exercise rights of the Warrantholder, the Exercise Price and/or the number of Shares received upon exercise of the Warrant shall be adjusted for the Warrantholder’s benefit, to the extent permitted by law, in such manner, and at such time, as such Board after consultation with the Warrantholder shall reasonably determine to be equitable in the circumstances.

(I) Statement Regarding Adjustments. Whenever the Exercise Price or the number of Shares issuable upon exercise of this Warrant shall be adjusted as provided in Section 13, the Company shall forthwith file at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares issuable upon exercise of this Warrant after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Warrantholder at the address appearing in the Company’s records.

(J) Notice of Adjustment Event. In the event that the Company shall propose to take any action of the type described in this Section 13 (but only if the action of the type described in this Section 13 would result in an adjustment in the Exercise Price or the number of Shares issuable upon exercise of this Warrant or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall give notice to the Warrantholder, in the manner set forth in Section 13(I), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least fifteen (15) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(K) No Impairment. The Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

(L) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 13, the Company shall take any action which may be necessary, including obtaining regulatory, stock exchange (if applicable) or shareholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Non-Voting Common Stock that the Warrantholder is entitled to receive upon conversion or exercise of this Warrant pursuant to this Section 13.

(M) Adjustment Rules. Any adjustments pursuant to this Section 13 shall be made successively whenever an event referred to herein shall occur. If an adjustment in the Exercise Price made hereunder would reduce the Exercise Price to an amount below zero, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to zero.

14. Contest and Appraisal Rights. Upon each determination of Market Price or Fair Market Value, as the case may be, hereunder, the Company shall promptly give notice thereof to the Warrantholder, setting forth in reasonable detail the calculation of such Market Price or Fair Market Value, and the method and basis of determination thereof, as the case may be. If the Warrantholder shall disagree with such determination and, by notice to the Company given within fifteen (15) days after the Company’s notice of such determination, elect to dispute such determination, such dispute shall be resolved in accordance with this Section 14. In the event that a determination of Market Price, or Fair Market Value (if such determination solely involves Market Price), is disputed, such dispute shall be submitted, at the Company’s expense, to a qualified third party selected by the Company and reasonably acceptable to the Warrantholder, whose determination of Market Price or Fair Market Value, as the case may be, shall be binding on the Company and the Warrantholder. In the event that a determination of Fair Market Value, other than a determination solely involving Market Price, is disputed, such dispute shall be resolved through the Appraisal Procedure.

15. Governing Law. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of the State of New York and for all purposes shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

16. Attorneys’ Fees. In any litigation, arbitration or court proceeding between the Company and the Warrantholder as the holder of this Warrant relating hereto, the prevailing party shall be entitled to reasonable attorneys’ fees and expenses incurred in enforcing this Warrant.

17. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only, in the case of an amendment, with the written consent of the Company and the Warrantholder, or in the case of a waiver, by the party against whom the waiver is to be effective.

18. Notices. All notices hereunder shall be in writing and shall be effective (A) on the day on which delivered if delivered personally or transmitted by telex or telegram or telecopier with evidence of receipt, (B) one Business Day after the date on which the same is delivered to a nationally recognized overnight courier service with evidence of receipt, or (C) five Business Days after the date on which the same is deposited, postage prepaid, in the U.S. mail, sent by certified or registered mail, return receipt requested, and addressed to the party to be notified at the address indicated below for the Company, or at the address for the Warrantholder set forth in the registry maintained by the Company pursuant to Section 9, or at such other address and/or telecopy or telex number and/or to the attention of such other person as the Company or the Warrantholder may designate by ten-day advance written notice.

If to the Company, to:

Intermountain Community Bancorp

414 Church Street

Sandpoint, Idaho 83864

Attn: Chief Executive Officer

Facsimile: (208) 265-5295

with copies to (which copy alone shall not constitute notice):

Graham & Dunn PC

Pier 70

2801 Alaskan Way, Suite 300

Seattle, Washington 98121

Attn: Stephen M. Klein

Facsimile: (206) 340-9599

19. Prohibited Actions. The Company agrees that it will not take any action which would entitle the Warrantholder to an adjustment of the Exercise Price if the total number of shares of Non-Voting Common Stock issuable upon exercise of this Warrant, together with the number of shares of Non-Voting Common Stock then outstanding and the number of shares of Non-Voting Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Non-Voting Common Stock then authorized by its articles of incorporation and available for reservation for the issuance of shares of Non-Voting Common Stock issuable pursuant hereto.

20. Entire Agreement. This Warrant and the forms attached hereto, and the Securities Purchase Agreement, contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

21. Exercise for Series B Preferred. Notwithstanding anything herein to the contrary, if at any time that this Warrant is exercised, in whole or in part, the Company shall not have sufficient authorized and unissued shares of Non-Voting Common Stock available to give full effect to such exercise, then the Warrantholder shall receive, in lieu of the shares of Non-Voting Common Stock to which such Warrantholder would be otherwise entitled upon such exercise, a number of shares of the Series B Preferred Stock of the Company convertible into the number of shares of Non-Voting Common Stock to which the exercising Warrantholder would have been entitled had the Company held sufficient authorized and unissued shares of Non-Voting Common Stock to give full effect to such exercise.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer as of the date first herein above written.

INTERMOUNTAIN COMMUNITY BANCORP

By:

Name:
Title:

Acknowledged and Agreed:

[—]

By:

Name:
Title:

[Form Of Notice Of Exercise]

Date:

TO:	Intermountain Community Bancorp

RE:	Election to Subscribe for and Purchase Non-Voting Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of Non-Voting Common Stock set forth below covered by such Warrant. The undersigned hereby agrees to pay the aggregate Exercise Price for such shares of Non-Voting Common Stock in accordance with Section 3 of the Warrant.

Payment shall take the form of (check applicable box):

[ ]	in lawful money of the United States; or

[ ]	the cancellation of such number of Shares as is necessary, in accordance with the formula set forth in subsection 3(b), to exercise this Warrant with respect to the number of Shares indicated.

A new warrant evidencing the remaining shares of Non-Voting Common Stock covered by such Warrant, but not yet subscribed for and purchased, should be issued in the name set forth below. If the new warrant is being transferred, an opinion of counsel is attached hereto with respect to the transfer of such warrant.

Number of Shares of Non-Voting Common Stock:

Name and Address of Person to be

Issued New Warrant:

Holder:

By:

Name:

Title:

[Form of Notice of Exercise]

EXHIBIT F

FORM OF PASSIVITY COMMITMENT

[List of Investors] (each, an “[Investor Name] Acquirer”), and their subsidiaries and affiliates (collectively, the “Investor Name Group”), will not, without the prior approval of the Board or its staff, directly or indirectly:

1. Exercise or attempt to exercise a controlling influence over the management or policies of [                    ], or any of its subsidiaries;

2. Have or seek to have more than one representative of the [Investor Name] Group serve on the board of directors of [                    ] or any of its subsidiaries;

3. Permit any representative of the [Investor Name] Group who serves on the board of directors of [                    ] or any of its subsidiaries to serve (i) as the chairman of the board of directors of [                    ] or any of its subsidiaries, (ii) as the chairman of any committee of the board of directors of [                    ] or any of its subsidiaries, (iii) as a member of any committee of the board of directors of [                    ] or any of its subsidiaries if the [Investor Name] Group representative occupies more than 25 percent of the seats on the committee, (iv) as a member of a committee of the board of directors of [                    ] if at any time such committee would have decision-making authority for policies or actions on managerial matters (other than decisions related to retaining third party consultants or advisers in connection with carrying out committee duties) unless (a) recommendations of such committee as to policy or actions on managerial matters are reviewed and approved or reviewed and ratified by the full board, (b) such committee is carrying out functions in accordance with a policy or parameters approved by the full board, or (c) Board staff authorizes service on a particular committee in light of all the facts and circumstances of the case, or (v) as a member of any committee if such representative has the authority or practical ability unilaterally to make, or block the making of, policy or other decisions that bind the board, any committee of the board, or management of [                    ];

4. Have or seek to have any employee or representative of the [Investor Name] Group serve as an officer, agent, or employee of [                    ] or any of its subsidiaries;

5. Take any action that would cause [                    ] or any of its subsidiaries to become a subsidiary of the [Investor Name] Group;

6. Own, control or hold with power to vote securities that (when aggregated with securities that the officers and directors of the [Investor Name] Group own, control, or hold with power to vote) represent 25 percent or more of any class of voting securities of [                    ] or any of its subsidiaries;

7. Own or control equity interests that would result in the combined voting and nonvoting equity interests of the [Investor Name] Group and its officers and directors to equal or exceed 25 percent of the total equity capital of [                    ] or any of its subsidiaries, except that if the [Investor Name] Group and its officers and directors own, hold, or have the power to vote less than 15 percent of the outstanding shares of any classes of voting securities of

[                    ], the [Investor Name] Group and its officers and directors may own or control equity interests greater than 25 percent, but in no case more than 33.3 percent, of the total equity capital of [                    ] or any of its subsidiaries;

8. Propose a director or slate of directors in opposition to a nominee or slate of nominees proposed by the management or board of directors of [                    ] or any of its subsidiaries;

9. Enter into any agreement with [                    ] or any of its subsidiaries that substantially limits the discretion of [                    ]’s management over major policies and decisions, including, but not limited to, policies or decisions about employing and compensating executive officers; engaging in new business lines; raising additional debt or equity capital; merging or consolidating with another firm; or acquiring, selling, leasing, transferring, or disposing of material assets, subsidiaries, or other entities;

10. Solicit or participate in soliciting proxies with respect to any matter presented to the shareholders of [                    ] or any of its subsidiaries;

11. Dispose or threaten to dispose (explicitly or implicitly) of equity interests of [                    ] or any of its subsidiaries in any manner as a condition or inducement of specific action or non-action by [                    ] or any of its subsidiaries; or

12. Enter into any other banking or nonbanking transactions with [                    ] or any of its subsidiaries, except that the [Investor Name] Group may establish and maintain deposit accounts with [                    ], provided that the aggregate balance of all such deposit accounts does not exceed $500,000 and that the accounts are maintained on substantially the same terms as those prevailing for comparable accounts of persons unaffiliated with [                    ].

Each [Investor Name] Acquirer also certifies that:

13. The [Investor Name] is not an affiliate of any other investor (excluding other [Investor Name] in the proposed transaction (individually, each an “Investor;’ and, collectively, the “Investors”);

14. The [Investor Name] Acquirer has reached its decision to invest in [                    ] independently from the other Investors;

15. The [Investor Name] Acquirer is not managed or advised by an investment manager or investment advisor who performs the same services for any other Investor (excluding other [Investor Name] Acquirers);

16. The [Investor Name] Acquirer (including any subsidiary or affiliate of the [Investor Name] Acquirer) has not engaged and will not engage as part of a group consisting of substantially the same entities as the Investors. in substantially the same combination of interests, in any additional banking or nonbanking activities or business ventures in the United States without prior consultation with the Board;

17. The [Investor Name] Acquirer has not and will not enter into any agreements or understandings with any other Investor to act in concert for the purpose of exercising a controlling influence over [                    ] or any of its subsidiaries, including, but not limited to, any agreements or understandings regarding the voting or transfer of shares of [                    ]; and

18. Any director representing the [Investor Name] Acquirer will not collude or conspire with any other directors or shareholders of [                    ] with respect to the exercise of any director’s voting rights. Nothing in this commitment shall limit a director’s ability to exercise its legitimate duties/rights as a director of [                    ], including the ability to consult with other directors and shareholders as appropriate.

The terms used in these commitments have the same meanings as set forth in the Bank Holding Company Act of 1956, as amended (“BHC Act”) and the Board’s Regulation Y. For purposes of these commitments, “Investor” includes any subsidiary or affiliate of the Investor.

Nothing in these commitments releases the [Investor Name] Group from compliance with the Change in Bank Control Act and the Board’s regulations there under for any subsequent acquisition or increase in the percentage ownership of any class of voting shares of [                    ].

Each [Investor Name] Acquirer understands that these commitments constitute conditions imposed in writing in connection with the Board’s findings and decisions related to the [Investor Name] Group’s acquisition of up to 24.9 percent of voting shares of [                    ], including a determination that no filing under the BHC Act is required for this transaction by the [Investor Name] Group, and, as such, may be enforced in proceedings under applicable law.

EXHIBIT G

FORM OF CERTIFICATE OF DESIGNATIONS

CERTIFICATE OF DESIGNATIONS OF

MANDATORILY CONVERTIBLE

CUMULATIVE

PARTICIPATING PREFERRED STOCK, SERIES B

OF

INTERMOUNTAIN COMMUNITY BANCORP

Pursuant to Section 30-1-1006 of the Idaho

Business Corporation Act

Section 1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of preferred stock of Intermountain Community Bancorp, a corporation organized and existing under the laws of the State of Idaho (the “Company”), a series of preferred stock designated as the “Mandatorily Convertible Cumulative Participating Preferred Stock, Series B” (the “Series B Preferred Stock”). The number of shares constituting such series shall be [•]. The Series B Preferred Stock shall have no par value.

Section 2. Ranking. The Series B Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (i) on a parity with Series A Preferred Stock and each other class or series of equity securities of the Company, if any, the terms of which do not expressly provide that such class or series will rank senior or junior to the Series B Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as “Parity Securities”), and (ii) senior to the Company’s common stock, no par value (the “Common Stock”), the Company’s non-voting common stock, no par value, to be issued following the adoption of an amendment to the Articles of Incorporation authorizing said shares (the “Non-Voting Common Stock,” and together with the Common Stock, the “Company Common Stock”) and each other class or series of capital stock outstanding or established after the Effective Date by the Company the terms of which expressly provide that it ranks junior to the Series B Preferred Stock as to dividend rights and/or as to rights on liquidation, winding-up and dissolution of the Company (collectively referred to as “Junior Securities”). The Company has the right to authorize and/or issue additional shares or classes or series of Junior Securities or Parity Securities without the consent of the Holders; provided, however, that for as long as the Approval Date has not occurred and the Series B Preferred Stock remains outstanding, no preferred stock of the Company that would rank senior to the Series B Preferred Stock may be issued without, in each case, the express approval of the Holders of at least eighty percent of the issued and outstanding Series B Preferred Stock.

Section 3. Definitions. Unless the context or use indicates another meaning or intent, the following terms shall have the following meanings, whether used in the singular or the plural:

(a) “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities, by contract or otherwise.

(b) “Applicable Conversion Price” means the Conversion Price in effect at any given time.

(c) “Approval Date” means, with respect to the shares of Series B Preferred Stock of any Holder, the day that is the fifth Business Day after the day on which the Company shall have obtained shareholder approval in the manner required therefor by the Idaho Business Corporation Act for the Shareholder Proposals.

(d) “Articles of Incorporation” means the Amended and Restated Articles of Incorporation of the Company, as they may be amended from time to time.

(e) “Base Price” means $1.00.

(f) “Base Value” means the product of (x) the Base Price and (y) 50.

(g) “Board of Directors” means the board of directors of the Company.

(h) “Business Day” means any day other than a Saturday, Sunday or any other day on which banks in the State of Idaho are generally required or authorized by law to be closed.

(i) “Bylaws” means the Bylaws of the Company, as they may be amended from time to time.

(j) “Certificate of Designation” means this Certificate of Designation to designate the terms of Mandatorily Convertible Cumulative Participating Preferred Stock, Series B, of Intermountain Community Bancorp, dated [—], 2012.

(k) “Closing Price” of the Common Stock (or other relevant capital stock or equity interest) on any date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or if the Common Stock (or other relevant capital stock or equity interest) is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock (or other relevant capital stock or equity interest) in the over-the-counter market as reported on the OTC Bulletin Board or by Pink Sheets LLC or similar organization, or, if that bid price is not available, the fair market value of a share of Common Stock (or other relevant capital stock or equity interest) as determined by an independent appraiser selected in good faith by the Company and reasonably acceptable to the Holder, the fees and expenses of which shall be paid by the Company.

If a Reorganization Event has occurred and (1) the Exchange Property consists only of shares of common stock, the “Closing Price” shall be based on the closing sale price per share of such common stock; (2) the Exchange Property consists only of cash, the “Closing Price” shall be the cash amount paid per share; and (3) the Exchange Property consists of securities, cash and/or other property, the “Closing Price” shall be based on the sum, as applicable, of (x) the closing sale price of such common stock, (y) the cash amount paid per share and (z) the value (as determined by the Board of Directors, acting in good faith, from time to time) of any other securities or property paid to the holders of the Common Stock in connection with the Reorganization Event.

(l) “Common Stock” has the meaning set forth in Section 2.

(m) “Company” means Intermountain Community Bancorp, an Idaho corporation.

(n) “Company Common Stock” has the meaning set forth in Section 2.

(o) “Conversion Date” means a Mandatory Conversion Date or a Reorganization Conversion Date.

(p) “Conversion Price” means for each share of Series B Preferred Stock, the Base Price, subject to adjustment as set forth herein.

(q) “Current Market Price” means, on any date, the average of the daily Closing Price per share of the Common Stock or other securities on each of the ten (10) consecutive Trading Days preceding the earlier of the day before the date in question and the day before the Ex-Date with respect to the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10.

(r) “Dividend Payment Date” has the meaning set forth in Section 4(a).

(s) “Dividend Period” has the meaning set forth in Section 4(a).

(t) “Effective Date” means the date on which shares of the Series B Preferred Stock are first issued.

(u) “Exchange Property” has the meaning set forth in Section 11(a).

(v) “Ex-Date”, when used with respect to any issuance or distribution, means the first date on which the Common Stock or other securities trade without the right to receive the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10.

(w) “Holder” means the Person in whose name the shares of the Series B Preferred Stock are registered, which may be treated by the Company as the absolute owner of the shares of Series B Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.

(x) “Junior Securities” has the meaning set forth in Section 2.

(y) “Liquidation Preference” means, as to the Series B Preferred Stock, $0.01 per share (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series B Preferred Stock).

(z) “Mandatory Conversion Date” means, with respect to shares of Series B Preferred Stock of any Holder, the Approval Date; provided, however, that if a Mandatory Conversion Date would otherwise occur on or after an Ex-Date for an issuance or distribution that results in an adjustment of the Conversion Price pursuant to Section 10 and on or before the Record Date for such issuance or distribution, such Mandatory Conversion Date shall instead occur on the first calendar day after the Record Date for such issuance or distribution.

(aa) “Non-Voting Common Stock” has the meaning set forth in Section 2.

(bb) “Notice of Mandatory Conversion” has the meaning set forth in Section 9(a).

(cc) “Ownership Limit” means at the time of determination, 9.9% of any class of Voting Securities of the Company outstanding at such time. Any calculation of a Holder’s percentage ownership of the outstanding Voting Securities of the Company for purposes of this definition shall be made in accordance with the relevant provisions of Regulation Y of the Board of Governors of the Federal Reserve System.

(dd) “Parity Securities” has the meaning set forth in Section 2.

(ee) “Permitted Rights Offering” shall mean an offering of up to $8.7 million of aggregate offering price of Common Stock pursuant to subscription rights distributed pro rata to the existing holders of record of Common Stock as of the Business Day immediately prior to the Effective Date at a price per share of Common Stock not less than $1.00, and the associated declaration, issuance and exercise of the subscription rights with respect to such offering and shares of Common Stock issuable in connection with the exercise of any such rights; provided that the Company will use its reasonable best efforts to ensure that such rights offering, including exercise of such right, is completed as soon as practicable following the Effective Date taking into account restrictions under applicable securities laws.

(ff) “Periodic Dividend Commencement Date” shall mean the earlier to occur of (i) the date on which the shareholders of the Company fail to approve the Shareholder Approvals at a shareholder meeting called to vote thereon and (ii) June 30, 2012, in the event that no such meeting has been held on or prior to June 30, 2012.

(gg) “Person” has the meaning given to it in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

(hh) “Preferred Stock” means any and all series of preferred stock of the Company, including the Series B Preferred Stock.

(ii) “Record Date” has the meaning set forth in Section 4(a).

(jj) “Regulatory Approvals” means, as to any Holder, to the extent applicable and required to permit such Holder to convert such Holder’s shares of Series B Preferred Stock into Non-Voting Common Stock and to own such Non-Voting Common Stock without such Holder being in violation of applicable law, rule or regulation, the receipt or making of approvals and authorizations of, filings and registrations with, notifications to, or determinations by any U.S. federal, state or foreign governmental authority or self-regulatory organization, including the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

(kk) “Reorganization Conversion Date” means, with respect to the shares of Series B Preferred Stock of any Holder, the date of the consummation of a Reorganization Event or, if later, the first date on which all Regulatory Approvals with respect to the conversion of such shares shall have been obtained or made; provided, however, that if a Reorganization Conversion Date would otherwise occur on or after an Ex-Date for an issuance or distribution that results in an adjustment of the Conversion Price pursuant to Section 10 and on or before the Record Date for such issuance or distribution, such Reorganization Conversion Date shall instead occur on the first calendar day after the Record Date for such issuance or distribution.

(ll) “Reorganization Event” has the meaning set forth in Section 11(a).

(mm) “Series A Preferred Stock” means the Fixed Rate Cumulative Perpetual Preferred Stock, Series A of the Company.

(nn) “Series B Preferred Stock” has the meaning set forth in Section 1.

(oo) “Shareholder Proposals” means the shareholder proposals to amend the Articles of Incorporation to authorize a number of shares of Non-Voting Common Stock sufficient to permit the full conversion of the Series B Preferred Stock into Non-Voting Common Stock and to establish the terms of the shares of Non-Voting Common Stock.

(pp) “Trading Day” means a day on which the shares of Common Stock:

(i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

(ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

(qq) “Voting Securities” means, at any time, shares of any class of capital stock of the Company that are then entitled to vote generally in the election of directors.

(rr) “Warrant” means, at any time, a Warrant of the Company to purchase shares of Non-Voting Common Stock.

Section 4. Dividends. (a) From and after the Effective Date and prior to the Periodic Dividend Commencement Date, Holders shall be entitled to receive, when, as and if declared by the Board of Directors, out of the funds legally available therefor, dividends in the amount determined as set forth in Section 4(b)(i), and no more. In the event that the Shareholder Proposals are not approved by the holders of Common Stock in the manner required therefor by the Idaho Business Corporation Act prior to the Periodic Dividend Commencement Date, from and after the Periodic Dividend Commencement Date, Holders shall be entitled to receive, when, as and if declared by the Board of Directors, out of the funds legally available therefor, cumulative cash dividends in the amount determined as set forth in Section 4(b)(ii), and no more; provided, however, from and after such date as the Shareholder Proposals are approved in the manner required therefor by the Idaho Business Corporation Act, Holders shall be entitled to receive, when, as and if declared by the Board of Directors, out of the funds legally available therefor, dividends in the amount determined as set forth in Section 4(b)(i), and no more. Except as otherwise provided herein, such dividends shall be payable quarterly in arrears (as provided below in this Section 4(a)), but only when, as and if declared by the Board of Directors, on March 15, June 15, September 15 and December 15 (each, a “Dividend Payment Date”), commencing on [March 15, 2012]; provided, that if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be (and any dividend payable on Series B Preferred Stock on such Dividend Payment Date shall instead be payable on) the immediately succeeding Business Day, unless such immediately succeeding Business Day falls in the next calendar month, in which case such Dividend Payment Date shall instead be (and any such dividend shall instead be payable on) the immediately preceding Business Day. Dividends on Series B Preferred Stock shall accrue at any time that dividends on the Series B Preferred Stock are cumulative (whether or not in any dividend period or periods (each, a “Dividend Period”) there shall be funds of the Company legally available for the payment of such dividends and whether or not such dividends are authorized or declared) and accrued dividends shall accumulate to the extent not paid on the Dividend Payment Date first following the Dividend Period for which they accrue. As used herein, the term “accrued” with respect to dividends includes both accrued and accumulated dividends.

Dividends that are payable on Series B Preferred Stock on any Dividend Payment Date will be payable to holders of record of Series B Preferred Stock as they appear on the stock register of the Company on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date or such other record date fixed by the Board of Directors or a duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Record Date”). Any such day that is a Record Date shall be a Record Date whether or not such day is a Business Day.

Each Dividend Period shall commence on and include a Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include the date of original issue of the Series B Preferred Stock, provided that, for any share of Series B Preferred Stock issued after such original issue date, the initial Dividend Period for such shares may commence on and include such other date as the Board of Directors or a duly authorized committee of the Board of Directors shall determine and publicly disclose) and shall end on and include the calendar day preceding the next Dividend Payment Date. Dividends payable on the Series B Preferred Stock in respect of any Dividend Period shall be computed by the Company on the basis of a 360-day year and the actual number of days elapsed in such Dividend Period, except that dividends for the initial period will be calculated from the original issue date. Dividends payable in respect of a Dividend Period shall be payable in arrears (i.e., on the first Dividend Payment Date after such Dividend Period).

(b)(i) Subject to Section 4(a), if the Board of Directors declares and pays a dividend or other distribution in respect of Company Common Stock (other than with respect to a Permitted Rights Offering), then the Board of Directors shall declare and pay to the Holders of the Series B Preferred Stock, on the same dates on which such dividend or other distribution is declared and paid on the Company Common Stock, a dividend or other distribution in an amount per share of Series B Preferred Stock equal to the product of (x) the per share dividend or other distribution declared and paid in respect of each share of Company Common Stock and (y) the number of shares of Company Common Stock into which such shares of Series B Preferred Stock is convertible as of the Record Date for such dividend or distribution.

(ii) Subject to Section 4(a), the dividend rate, and the rate at which dividends shall accrue, on each share of Series B Preferred Stock, for each Dividend Period, shall be at an annual rate equal to 15%, calculated with respect to the Base Value of a share of Series B Preferred Stock.

(c) Dividends in arrears on the Series B Preferred Stock in respect of a Dividend Period not declared for payment or to the extent not paid on the first Dividend Payment Date following the Dividend Period for which they accrue may be declared by the Board of Directors and paid on any date fixed by the Board of Directors, whether or not a Dividend Payment Date, to the holders of record of Series B Preferred Stock as they appear on the stock register of the Company on a record date selected by the Board of Directors, which shall (a) not precede the date the Board of Directors declares the dividend payable and (b) not be more than 60 days prior to the date the dividend is paid.

(d) At any time prior to the Approval Date, so long as any share of Series B Preferred Stock remains outstanding, (1) no dividend or interest shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any Junior Securities (other than a dividend payable solely in shares of Junior Securities) and (2) no shares of Junior Securities or trust preferred securities shall be purchased, redeemed or otherwise acquired by the Company, directly or indirectly. The foregoing limitations shall not apply (i) with respect to a Permitted Rights Offering; (ii) to redemptions, purchases or other acquisitions of shares of Junior Securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or shareholder stock purchase plan; (iii) to any declaration of a dividend in connection with any shareholders’ rights plan, or the issuance of rights, stock or other property under any shareholders’ rights plan, or the redemption or repurchase of rights pursuant thereto; and (iv) to conversions into or exchanges for other Junior Securities and cash solely in lieu of fractional shares of the Junior Securities.

(e) So long as any shares of Series B Preferred Stock remain outstanding, no dividends shall be declared or paid or set aside for payment on any Parity Securities for any period (other than with respect to a Permitted Rights Offering) unless full dividends on all outstanding shares of Series B Preferred Stock for the then-current dividend period have been paid in full or declared and a sum sufficient for the payment thereof set aside for all outstanding shares of Series B Preferred Stock. To the extent the Company declares dividends on the Series B Preferred Stock and on any Parity Securities but does not make full payment of such declared dividends, the Company shall allocate the dividend payments on a pro rata basis among the holders of the shares of Series B Preferred Stock and the holders of any Parity Securities then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Company shall allocate those payments so that the respective amounts of those payments bear the same ratio to each other as all accrued and unpaid dividends per share on the Series B Preferred Stock and all Parity Securities bear to each other.

(f) At any time that dividends on the Series B Preferred Stock are not cumulative, and if a Conversion Date with respect to any share of Series B Preferred Stock is prior to the Record Date for the payment of any dividend on the Company Common Stock, the Holder of such share of Series B Preferred Stock will not have the right to receive any corresponding dividends on the Series B Preferred Stock. At any time that dividends on the Series B Preferred Stock are not cumulative, and if the Conversion Date with respect to any share of Series B Preferred Stock is after the Record Date for any declared dividend and prior to the payment date for that dividend, the Holder thereof shall receive that dividend on the relevant payment date if such Holder was the Holder of record on the Record Date for that dividend. Any accrued and unpaid cumulative dividends on the Series B Preferred Stock shall be payable in cash on the Conversion Date.

Section 5. Liquidation. (a) In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive, for each share of the Series B Preferred Stock, the sum of (i) liquidating distributions in an amount equal to the Liquidation Preference, plus any accrued but unpaid dividends thereon to and including the date of such liquidation, out of assets legally available for distribution to the Company’s shareholders, before any distribution of assets is made to the holders of the Company Common Stock or any other Junior Securities and (ii) after all distributions have been made to Holders pursuant to clause (i) of this sentence, liquidating distributions, as determined by the Company (or the trustee or other Person or Persons administering its liquidation, dissolution or winding-up in accordance with applicable law) as of a date that is at least ten (10) Business Days before the first liquidating distribution is made on Series B Preferred Stock, that would be made on the number of shares of Non-Voting Common Stock equal to the Base Value divided by the Applicable Conversion Price as if all of the outstanding shares of Series B Preferred Stock had been converted into Non-Voting Common Stock on such date of determination, out of assets legally available for distribution to the Company’s shareholders, simultaneous with any distribution of assets made to the holders of the Company Common Stock. The Company shall notify each Holder of the amount it has calculated pursuant to this Section 5 by first-class mail, postage prepaid, addressed to the Holders at their respective last addresses appearing on the books of the Company. Such mailing shall be made not later than five Business Days before the first liquidating distribution is made on shares of Series B Preferred Stock.

(b) In the event the assets of the Company available for distribution to shareholders upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series B Preferred Stock and the corresponding amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Company in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

(c) The Company’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Company, or the sale of all or substantially all of the Company’s property or business will not constitute its liquidation, dissolution or winding-up.

Section 6. Maturity. The Series B Preferred Stock shall be perpetual unless converted in accordance with this Certificate of Designation.

Section 7. Redemptions.

(a) Redemption. The shares of Series B Preferred Stock are not redeemable by the Company.

(b) No Sinking Fund. The Series B Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions.

Section 8. Conversion.

(a) Effective as of the close of business on the Mandatory Conversion Date with respect to the shares of Series B Preferred Stock of a Holder, such Holder’s shares of Series B Preferred Stock shall automatically convert into shares of Non-Voting Common Stock as set forth below. The number of shares of Non-Voting Common Stock into which a share of Series B Preferred Stock shall be convertible shall be determined by dividing the Base Value by the Applicable Conversion Price (subject to the conversion procedures of Section 9 hereof), provided that cash will be paid in lieu of fractional shares in accordance with Section 13 hereof.

(b) Notwithstanding anything herein to the contrary, in no event shall the Holder be entitled to receive shares of Non-Voting Common Stock upon any conversion of Series B Preferred Stock pursuant to this Section 8 or Section 11 to the extent (but only to the extent) that at such time the Holder does not have any required Regulatory Approvals. If any delivery of shares of Non-Voting Common Stock owed to a Holder upon conversion of Series B Preferred Stock is not made, in whole or in part, as a result of the foregoing limitation, the Company’s obligation to make such delivery shall not be extinguished and the Company shall, at the option of the Holder, deliver such shares as promptly as practicable after such converting Holder gives notice to the Company that the requirements of this Section 8(b) are met.

Section 9. Conversion Procedures.

(a) Each Holder shall, promptly upon receipt of any required Regulatory Approval applicable to such Holder, provide written notice to the Company of such receipt. Upon occurrence of the Mandatory Conversion Date with respect to shares of any Holder, the Company shall provide notice of such conversion to such Holder (such notice a “Notice of Mandatory Conversion”). In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion with respect to such Holder shall state, as appropriate:

(i) the Mandatory Conversion Date applicable to such Holder;

(ii) the number of shares of Non-Voting Common Stock to be issued upon conversion of each share of Series B Preferred Stock held of record by such Holder and subject to such mandatory conversion; and

(iii) the place or places where certificates for shares of Series B Preferred Stock held of record by such Holder are to be surrendered for issuance of certificates representing shares of Non-Voting Common Stock.

(b) In the event that such Holder fails to surrender the required certificates for shares of Series B Preferred Stock held of record by such Holder within 30 days after delivery of the Mandatory Conversion Date, the Company shall, by written notice to such Holder, indicate which shares have been converted pursuant to Section 8.

(c) Effective immediately prior to the close of business on any Conversion Date with respect to any share of Series B Preferred Stock, dividends shall no longer be declared on any such converted share of Series B Preferred Stock and such share of Series B Preferred Stock shall cease to be outstanding, in each case, subject to the right of the Holder to receive any accrued and unpaid or declared and unpaid dividends on such share to the extent provided in Section 4(f) and any other payments to which such Holder is otherwise entitled pursuant to Section 8, Section 11 or Section 13 hereof, as applicable.

(d) No allowance or adjustment, except pursuant to Section 10, shall be made in respect of dividends payable to holders of the Non-Voting Common Stock of record as of any date prior to the close of business on any Conversion Date with respect to any share of Series B Preferred Stock. Prior to the close of business on the Conversion Date, shares of Non-Voting Common Stock issuable upon conversion of any shares of Series B Preferred Stock (or other securities issuable upon conversion of such share of Series B Preferred Stock) shall not be deemed outstanding for any purpose, and the Holder of any such shares of Series B Preferred Stock shall have no rights with respect to the Non-Voting Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Non-Voting Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding such share of Series B Preferred Stock.

(e) Shares of Series B Preferred Stock duly converted in accordance with Section 8 or Section 11 of this Certificate of Designation will resume the status of authorized and unissued preferred stock, undesignated as to series and available for future issuance. The

Company may, from time to time, take such appropriate action as may be necessary to reduce the authorized number of shares of Series B Preferred Stock; provided, however, that the Company shall not take any such action if such action would reduce the authorized number of shares of Series B Preferred Stock below the sum of (i) the number of shares of Series B Preferred Stock then outstanding and (ii) the number of shares of Series B Preferred Stock issuable upon the exercise of any warrants then outstanding.

(f) The Person or Persons entitled to receive the Non-Voting Common Stock and/or cash, securities or other property issuable upon conversion of Series B Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Non-Voting Common Stock and/or securities as of the close of business on the applicable Conversion Date with respect thereto. In the event that a Holder shall not by written notice designate the name in which shares of Non-Voting Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series B Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Company shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Company.

(g) On the Mandatory Conversion Date with respect to any share of Series B Preferred Stock, certificates representing shares of Non-Voting Common Stock shall be issued and delivered to the Holder thereof or such Holder’s designee upon presentation and surrender of the certificate evidencing the Series B Preferred Stock to the Company and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes.

Section 10. Anti-Dilution Adjustments.

(a) The Conversion Price shall be subject to the following adjustments.

(i) Stock Dividends and Distributions. If the Company pays dividends or other distributions on the Common Stock in shares of Common Stock, then the Conversion Price in effect immediately prior to the Ex-Date for such dividend or distribution will be multiplied by the following fraction:

OS0
OS1

Where,

OS0	= the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution.

OS1

= the sum of the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or    distribution plus the total number of shares of Common Stock constituting such dividend or distribution.

For the purposes of this clause (i), the number of shares of Common Stock at the time outstanding shall not include shares acquired by the Company. If any dividend or distribution described in this clause (i) is declared but not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Conversion Price that would be in effect if such dividend or distribution had not been declared.

(ii) Subdivisions, Splits and Combination of the Common Stock. If the Company subdivides, splits or combines the shares of Common Stock, then the Conversion Price in effect immediately prior to the effective date of such share subdivision, split or combination will be multiplied by the following fraction:

OS0
OS1

Where,

OS0	=	the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.

OS1	=	the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.

For the purposes of this clause (ii), the number of shares of Common Stock at the time outstanding shall not include shares acquired by the Company. If any subdivision, split or combination described in this clause (ii) is announced but the outstanding shares of Common Stock are not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to subdivide, split or combine the outstanding shares of Common Stock, to such Conversion Price that would be in effect if such subdivision, split or combination had not been announced.

(iii) Issuance of Stock Purchase Rights. If the Company issues to all or substantially all holders of the shares of Common Stock rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling them, for a period of up to 45 days from the date of issuance of such rights or warrants, to subscribe for or purchase the shares of Common Stock at less than the Current Market Price on the date fixed for the determination of shareholders entitled to receive such rights or warrants, then the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

OS0 + Y
OS0 + X

Where,

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such distribution.

X =	the total number of shares of Common Stock issuable pursuant to such rights or warrants.

Y =	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the Current Market Price on the date fixed for the determination of shareholders entitled to receive such rights or warrants.

For the purposes of this clause (iii), the number of shares of Common Stock at the time outstanding shall not include shares acquired by the Company. In the event that such rights or warrants described in this clause (iii) are not so issued, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to the Conversion Price that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Price shall be readjusted to such Conversion Price that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate offering price payable for such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined by the Board of Directors).

(iv) Debt or Asset Distributions. If the Company distributes to all or substantially all holders of shares of Common Stock evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution referred to in clause (i) above, any rights or warrants referred to in clause (iii) above, any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or exchange offer made by the Company or any of its subsidiaries, and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below), then the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0 – FMV
SP0

Where,

SP0 =	the Current Market Price per share of Common Stock on the Trading Day immediately preceding the Ex-Date.

FMV =	the fair market value of the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors, provided that, if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall receive on the date on which such distribution is made to holders of Common Stock, for each share of Preferred Stock, the amount of such distribution such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Base Value divided by the Applicable Conversion Price on the Ex-Date for such distribution.

In a “spin-off”, where the Company makes a distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, the Conversion Price will be adjusted on the 15th Trading Day after the effective date of the distribution by multiplying such Conversion Price in effect immediately prior to such 15th Trading Day by the following fraction:

MP0
MP0 + MPs

Where,

MP0 =	the average of the Closing Prices of the Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution.

MPs =	the average of the Closing Prices of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors.

In the event that such distribution described in this clause (iv) is not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(v) Cash Distributions. If the Company makes a distribution consisting exclusively of cash to all holders of the Common Stock, excluding (a) any cash dividend on the Common Stock to the extent a corresponding cash dividend is paid on the Series B Preferred Stock pursuant to Section 4(b), (b) any cash that is distributed in a Reorganization Event or as part of a “spin-off” referred to in clause (iv) above, (c) any dividend or distribution in connection with the Company’s liquidation, dissolution or winding-up, and (d) any consideration payable in connection with a tender or exchange offer made by the Company or any of its subsidiaries, then in each event, the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0 – DIV
SP0

Where,

SP0 =	the Closing Price per share of Common Stock on the Trading Day immediately preceding the Ex-Date.

DIV =	the amount per share of Common Stock of the cash distribution, as determined pursuant to the introduction to this paragraph (v).

In the event that any distribution described in this clause (v) is not so made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such distribution, to the Conversion Price which would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “DIV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive, on the date on which the relevant cash dividend or distribution is distributed to holders of Common Stock, for each share of Preferred Stock, the amount of cash such Holder would have received had such Holder owned a number of shares of Non-Voting Common Stock equal to the Base Value divided by the Applicable Conversion Price on the Ex-Date for such distribution.

(vi) Self Tender Offers and Exchange Offers. If the Company or any of its subsidiaries successfully completes a tender or exchange offer for the Common Stock where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price per share of the Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer, then the Conversion Price in effect at the close of business on such immediately succeeding Trading Day will be multiplied by the following fraction:

OS0 x SP0
AC + (SP0 x OS1)

Where,

SP0 =	the Closing Price per share of Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer.

OS0 =	the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.

OS1 =	the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer.

AC =	the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as determined by the Board of Directors.

In the event that the Company, or one of its subsidiaries, is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company, or such subsidiary, is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such tender offer or exchange offer had not been made.

(vii) Rights Plans. To the extent that the Company has a rights plan in effect with respect to the Company Common Stock on the Mandatory Conversion Date, upon conversion of any shares of the Series B Preferred Stock, Holders will receive, in addition to the shares of Non-Voting Common Stock, the rights under the rights plan, unless, prior to the Mandatory Conversion Date, the rights have separated from the shares of Non-Voting Common Stock, in which case the Conversion Price will be adjusted at the time of separation as if the Company had made a distribution to all holders of the Non-Voting Common Stock as described in clause (iv) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(b) The Company may make such decreases in the Conversion Price, in addition to any other decreases required by this Section 10, if the Board of Directors deems it advisable to avoid or diminish any income tax to holders of the Company Common Stock resulting from any dividend or distribution of shares of Company Common Stock (or issuance of rights or warrants to acquire shares of Company Common Stock) or from any event treated as such for income tax purposes or for any other reason.

(c)(i) All adjustments to the Conversion Price shall be calculated to the nearest 1/10 of a cent. No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further that on the Mandatory Conversion Date adjustments to the Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

(ii) No adjustment to the Conversion Price shall be made if Holders may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Series B Preferred Stock (including without limitation pursuant to Section 4(b) hereof), without having to convert the Series B Preferred Stock, as if they held the a number of shares of Common Stock equal to the Base Value divided by the Applicable Conversion Price. No single event shall be subject to adjustment under more than one subsection of this Section 10 so as to result in duplication.

(iii) The Applicable Conversion Price shall not be adjusted:

(A) with respect to any Permitted Rights Offering;

(B) upon the issuance of any shares of Company Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Company Common Stock under any such plan;

(C) upon the issuance of any shares of Company Common Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its subsidiaries;

(D) upon the issuance of any shares of Company Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date shares of the Series B Preferred Stock were first issued and not substantially amended thereafter;

(E) for a change in the par value or no par value of Company Common Stock; or

(F) for accrued and unpaid dividends on the Series B Preferred Stock.

(d) Whenever the Conversion Price is to be adjusted in accordance with Section 10(a) or Section 10(b), the Company shall: (i) compute the Conversion Price in accordance with Section 10(a) or Section 10(b), taking into account the one cent threshold set forth in Section 10(c) hereof; (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to Section 10(a) or Section 10(b), taking into account the one percent threshold set forth in Section 10(c) hereof (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and (iii) as soon as practicable following the determination of the revised Conversion Price in accordance with Section 10(a) or Section 10(b) hereof, provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the revised Conversion Price.

Section 11. Reorganization Events. (a) In the event that, prior to the Mandatory Conversion Date with respect to the shares of Series B Preferred Stock of any Holder, there occurs:

(i) any consolidation, merger or other similar business combination of the Company with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another Person;

(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Company, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another Person;

(iii) any reclassification of the Common Stock into securities including securities other than the Common Stock; or

(iv) any statutory exchange of the outstanding shares of Common Stock for securities of another Person (other than in connection with a merger or acquisition);

(any such event specified in this Section 11(a), a “Reorganization Event”) then, subject to Section 8, each share of such Holder’s Series B Preferred Stock outstanding immediately prior to such Reorganization Event shall remain outstanding but each Holder shall have the right, at its option, subject to the terms and provisions of this Section 11, to convert any or all of such Holder’s shares of Series B Preferred Stock, effective as of the close of business on the Reorganization Conversion Date (with the term “Regulatory Approval” applied for such purpose, as applicable, to the surviving entity in such Reorganization Event and its securities included in the Exchange Property (as defined below)), into the type and amount of securities, cash and other property receivable in such Reorganization Event by the Holder (other than a counterparty to the Reorganization Event or an Affiliate of such counterparty) in respect of each such share of Series B Preferred Stock equal to the number of shares of Non-Voting Common Stock into which one share of Series B Preferred Stock would then be convertible assuming that a Mandatory Conversion Date in respect of such shares of Series B Preferred Stock had occurred (such securities, cash and other property, the “Exchange Property”).

(b) The conversion right of a Holder of Series B Preferred Stock pursuant to this Section 11 shall be exercised by the Holder by the surrender of the certificates representing the shares to be converted to the Company or to the transfer agent for the Company, accompanied by a notice of reorganization conversion, no later than the tenth day following the date of delivery to each Holder of a notice from the Company of the expected consummation or the consummation of a Reorganization Event.

(i) Immediately prior to the close of business on the Reorganization Conversion Date, each converting Holder of Series B Preferred Stock shall be deemed to be the Holder of record of the number of shares of Non-Voting Common Stock deemed to be issuable upon conversion of such Holder’s Series B Preferred Stock in accordance with clause (i) or (ii) of Section 11(a), notwithstanding that the share register of the Company shall then be closed or that certificates representing such Non-Voting Common Stock shall not then be actually delivered to such Person.

(ii) Upon notice from the Company, each Holder of Series B Preferred Stock so converted shall promptly surrender to the Company or its transfer agent certificates representing the shares so converted (if not previously delivered), duly endorsed in blank or accompanied by proper instruments of transfer.

(c) In the event that holders of the shares of Non-Voting Common Stock have the opportunity to elect the form of consideration to be received in connection with any Reorganization Event, the Holders shall be entitled to the same right of election as holders of the shares of Non-Voting Common Stock with respect to the form of consideration to be received pursuant to this Section 11.

(d) The above provisions of this Section 11 shall similarly apply to successive Reorganization Events and the provisions of Section 10 shall apply to any shares of capital stock of the Company (or any successor) received by the holders of the Company Common Stock in any such Reorganization Event.

(e) The Company (or any successor) shall, within seven days of the consummation of any Reorganization Event, provide written notice to the Holders of such consummation of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 11.

(f) The Company shall not enter into any agreement for a transaction constituting a Reorganization Event unless such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series B Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section 11.

Section 12. Voting Rights. (a) Holders will not have any voting rights, including the right to elect any directors, except (i) voting rights, if any, required by law, and (ii) voting rights, if any, described in this Section 12.

(b) So long as any shares of Series B Preferred Stock are outstanding, the vote or consent of the Holders of eighty percent of the shares of Series B Preferred Stock at the time outstanding voting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating, whether or not such approval is required by Idaho law:

(i) any amendment or alteration (including by means of a merger, consolidation or otherwise) of the Articles of Incorporation to authorize or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Company’s capital stock ranking prior to the Series B Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding-up of the Company;

(ii) any amendment, alteration or repeal (including by means of a merger, consolidation or otherwise) of any provision of the Articles of Incorporation (including this Certificate of Designation) or the Bylaws that would significantly and adversely alter or change the terms, rights, preferences or privileges of the Series B Preferred Stock; or

(iii) the consummation of a binding share exchange or reclassification involving the Series B Preferred Stock or a merger or consolidation of the Company with another entity;

provided, however, that a Holder will have no right to vote under this provision or under Idaho law if such voting rights arise due to a Reorganization Event if (1) the Company shall have complied with Section 11(f) or (2) in each case (x) the Series B Preferred Stock remains outstanding or, in the case of any merger or consolidation with respect to which the Company is not the surviving or resulting entity, is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and (y) such Series B Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights (including, but not limited to, the right of conversion into common shares), preferences, privileges and voting powers that, taken as a whole, as are not materially less favorable to the Holders thereof than the rights, preferences, privileges and voting powers of the Series B Preferred Stock, taken as a whole immediately prior to the Reorganization Event, which rights shall include the right of the Holders to convert their shares of Series B Preferred Stock as if a Mandatory Conversion Date had already occurred; provided further, that any increase in the amount of the authorized Preferred Stock or any securities convertible into Preferred Stock or the creation and issuance, or an increase in the authorized or issued amount, of any series of Preferred Stock or any securities convertible into preferred stock ranking equally with and/or junior to the Series B Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the Company’s liquidation, dissolution or winding-up will not, in and of itself, be deemed to affect the voting powers, preferences or special rights of the Series B Preferred Stock and, notwithstanding any provision of Idaho law, Holders will have no right to vote solely by reason of such an increase, creation or issuance.

Each holder of Series B Preferred Stock will have one vote per share on any matter on which holders of Series B Preferred Stock are entitled to vote, including any action by written consent.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of Preferred Stock with like voting rights (including the Series B Preferred Stock for this purpose), then only the series affected and entitled to vote shall vote as a class in lieu of all such series of Preferred Stock.

(c) Notwithstanding the foregoing, Holders shall not have any voting rights if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Series B Preferred Stock shall have been converted into shares of Non-Voting Common Stock.

Section 13. Fractional Shares.

(a) No fractional shares of Non-Voting Common Stock will be issued as a result of any conversion of shares of Series B Preferred Stock.

(b) In lieu of any fractional share of Non-Voting Common Stock otherwise issuable in respect of any mandatory conversion pursuant to Section 8 hereof, the Company shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the Mandatory Conversion Date.

(c) If more than one share of the Series B Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Non-Voting Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series B Preferred Stock so surrendered.

Section 14. Reservation of Non-Voting Common Stock.

(a) Immediately following approval by the shareholders of the establishment of the Non-Voting Common Stock as described in the Shareholder Proposals, the Company shall at all times thereafter reserve and keep available out of its authorized and unissued Non-Voting Common Stock or shares acquired by the Company, solely for issuance upon the conversion of shares of Series B Preferred Stock as provided in this Certificate of Designation, free from any preemptive or other similar rights, such number of shares of Non-Voting Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series B Preferred Stock then outstanding, assuming that the Applicable Conversion Price equaled the Base Price.

(b) All shares of Non-Voting Common Stock delivered upon conversion of the Series B Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c) Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Series B Preferred Stock, the Company shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

Section 15. Repurchases of Junior Securities or Trust Preferred Securities. At any time prior to the Approval Date, for as long as the Series B Preferred Stock remains outstanding, the Company shall not redeem, purchase or acquire, directly or indirectly, any of its Junior Securities or trust preferred securities, other than (i) redemptions, purchases or other acquisitions of Junior Securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or shareholder stock purchase plan, (ii) conversions into or exchanges for other Junior Securities and cash solely in lieu of fractional shares of the Junior Securities, and (iii) as a result of reclassification of Junior Securities for or into other Junior Securities.

Section 16. Replacement Certificates.

(a) The Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Company. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Company.

(b) The Company shall not be required to issue any certificates representing the Series B Preferred Stock on or after a Conversion Date. In place of the delivery of a replacement certificate following a Conversion Date, the Company, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the shares of Non-Voting Common Stock pursuant to the terms of the Series B Preferred Stock formerly evidenced by the certificate.

Section 17. Miscellaneous.

(a) All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designation) with postage prepaid, addressed: (i) if to the Company, to its office at Intermountain Community Bancorp, 414 Church Street, Sandpoint, Idaho, Attention [—], or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company, or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

(b) The Company shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series B Preferred Stock or shares of Non-Voting Common Stock or other securities issued on account of Series B Preferred Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series B Preferred Stock or Non-Voting Common Stock or other securities in a name other than that in which the shares of Series B Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(c) No share of Series B Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

(d) The shares of Series B Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation or as provided by applicable law.

EXHIBIT H

FORM OF SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION

SECOND AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

INTERMOUNTAIN COMMUNITY BANCORP

The following Second Amended and Restated Articles of Incorporation are executed by the undersigned, an Idaho corporation:

ARTICLE I

Name Of The Corporation

The name of this Corporation is “Intermountain Community Bancorp.”

ARTICLE II

Authorized Shares

The total authorized capital stock of the Corporation is Four Hundred One Million (401,000,000) shares, of which Three Hundred Million (300,000,000) shares shall be voting common stock, with no par value (“Voting Common Stock”), One Hundred Million (100,000,000) shares shall be non-voting common stock, with no par value (“Non-Voting Common Stock” and, together with the Voting Common Stock, the “Common Stock”), and One Million (1,000,000) shares shall be preferred stock, with no par value.

Section 1. PREFERRED STOCK. The preferred stock may be divided into and issued in one or more series. The Board of Directors is hereby authorized to cause the preferred stock to be issued from time to time in one or more series, with such designations and such relative voting, dividend, liquidation, conversion and other rights, preferences and limitations as shall be stated and expressed in the resolution or resolutions providing for the issue of such preferred stock adopted by the Board of Directors. The Board of Directors by vote of a majority of the whole Board is expressly authorized to adopt such resolution or resolutions and issue such stock from time to time as it may deem desirable.

Section 2. FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A. There is hereby created out of the authorized and unissued shares of preferred stock of the corporation a series of preferred stock designated as the “Fixed Rate Cumulative Perpetual Preferred Stock, Series A” (the “Designated Preferred Stock”), which series shall have no par value per share and shall have such rights, voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series as set forth on the Certificate of Designations attached to these Articles of Incorporation and incorporated herein. The authorized number of shares of Designated Preferred Stock shall be 27,000.

Section 3. MANDATORILY CONVERTIBLE CUMULATIVE PARTICIPATING PREFERRED STOCK, SERIES B. There is hereby created out of the authorized and unissued shares of preferred stock of the corporation a series of preferred stock designated as the “Mandatorily Convertible Cumulative Participating Preferred Stock, Series B” (the “Series B Preferred Stock”), which series shall have a liquidation preference per share of $0.01 and shall have such relative voting, dividend, liquidation, conversion and other rights, preferences and limitations as set forth on the Certificate of Designations attached to these Articles of Incorporation and incorporated herein. The authorized number of shares of Series B Preferred Stock shall be [—].

Section 4. NON-VOTING COMMON STOCK. Except as set forth in Article XII, the Non-Voting Common Stock shall in all respects carry the same rights and privileges as Voting Common Stock (including in respect of dividends and in respect of distributions upon any dissolution, liquidation or winding up of the Corporation) and be treated the same as Voting Common Stock (including in any merger, consolidation, share exchange or other similar transaction); provided, that if the Corporation shall in any manner split, subdivide or combine (including by way of a dividend payable in shares of Voting Common Stock or Non-Voting Common Stock) the outstanding shares of

Voting Common Stock or Non-Voting Common Stock, the outstanding shares of the other such class of stock shall likewise be split, subdivided or combined in the same manner proportionately and on the same basis per share, and provided further that no dividend payable in Voting Common Stock shall be declared on the Non-Voting Common Stock and no dividend payable in Non-Voting Common Stock shall be declared on the Voting Common Stock, but instead, in the case of a stock dividend, each class of Common Stock shall receive such dividend in like stock.

ARTICLE III

Duration of Corporate Existence

The corporate existence of this Corporation is perpetual.

ARTICLE IV

Corporate Purposes

The Corporation may engage in any and all activities authorized for a bank holding company and its subsidiaries under The Bank Holding Company Act of 1956, as amended (12 USC 1841 et. seq.), and regulations promulgated thereunder by the Federal Reserve Board and other regulatory authorities which have jurisdiction over the activities of bank holding companies and their subsidiaries. Subject to any limitations imposed by the Bank Holding Company Act of 1956, as amended, the Corporation may also engage in any and all activities authorized for an Idaho corporation pursuant to the Idaho Business Corporation Act (the “Act”).

ARTICLE V

Board of Directors

Section 1. NUMBER, CLASSIFICATION, TERM AND ELECTION OF DIRECTORS: The Board of Directors shall consist of not less than five (5) nor more than fifteen (15) members, the exact number to be fixed and determined from time-to-time by resolution of the Board of Directors. Except as otherwise provided herein, all directors shall serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.

In the event that the number of directors is fixed at nine (9) or more, then the directors shall be classified with respect to the time for which they severally hold office, into three classes: Class I, Class II, and Class III, which shall be as nearly equal in number as possible and shall be adjusted from time to time in the discretion of the Chair of the Board of Directors of the Corporation or the Board of Directors in order to maintain such proportionality.

In the event that the number of directors is fixed at nine (9) or more directors, then the directors shall be classified into classes by the Chair of the Board of Directors or the Board of Directors of the Corporation. Each director in Class I shall hold office for a term expiring at the annual meeting of shareholders held one year after his or her classification; each director in Class II shall hold office for a term expiring at the annual meeting of the shareholders held two years after his or her classification, and each director in Class III shall hold office for a term expiring at the annual meeting of shareholders held three years after his or her classification. Notwithstanding the foregoing provision of this Article V, each director shall serve until his or her successor shall be duly elected and qualified or until his or her earlier death, resignation, or removal. At each annual meeting of shareholders beginning with the annual meeting following the classification of the Board of Directors, the successors to the class of directors whose terms shall expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election and until their successors shall have been duly elected and qualified or until their earlier death, resignation, or removal. No decrease in the number of directors by amendment to these Articles shall have the effect of shortening the term of any incumbent director.

Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a shareholders’ meeting at which a quorum is present. Shareholders do not have the right to cumulate their votes when voting for the election of directors.

Section 2. CERTAIN BOARD ACTIONS: When evaluating any offer of another party for a tender or exchange offer for any equity security of the Corporation, or any proposal to merge or consolidate the Corporation with another corporation, or to purchase or otherwise acquire all of substantially all of the properties and assets of the Corporation, the directors of the Corporation may, in determining what they believe to be in the best interests of the

Corporation and its shareholders, give due consideration to the social, Legal, and economic effects on employees, customers, and suppliers of the Corporation and its subsidiaries, and on the communities and geographical areas in which the Corporation and its subsidiaries operate, the economy of the state and the nation, the long-term as well as short-term interests of the Corporation and its shareholders, including the possibility that these interests maybe best served by the continued independence of the Corporation and other relevant facts.

Section 3. REMOVAL FOR CAUSE: The shareholders of the Corporation may remove one or more directors in the midst of the director’s term only for “cause.” A director may be removed by the shareholders only at a meeting called for the purpose of removing the director and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director. For the purposes of this Article V, “cause” shall be defined as:

(1)	receipt of a financial benefit to which he or she is not entitled;

(2)	an intentional infliction of harm to the Corporation or its shareholders;

(3)	a violation of § 30-1-833, Idaho Code in effect as of the date these Articles are filed or as may be subsequently amended; or

(4)	an intentional violation of criminal law.

Section 4. VACANCIES: Subject to applicable statutes and regulations regarding director approval by regulatory authorities having jurisdiction over the activities of the Corporation and its subsidiaries, any vacancy occurring in the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office for the unexpired portion of the term of the director whose position shall be vacant and until his or her successor shall be elected and qualified.

Section 5. ARTICLE AMENDMENT OR REPEAL: Notwithstanding any other provisions of the Articles or the Bylaws of the Corporation, the provisions of this Article V may not be amended or repealed, and no provisions inconsistent herewith may be adopted by the Corporation, without the affirmative vote of two-thirds (2/3) of all votes entitled to be cast on the matter.

ARTICLE VI

Exemption From Personal Liability

Section 1. ELIMINATION OF LIABILITY: No director of the Corporation shall be personally liable to the Corporation or its shareholders, for monetary damages for conduct as a director, provided, however, that this Article VI shall not eliminate or limit the liability of a director for:

(1)	the amount of a financial benefit received by a director to which he or she is not entitled;

(2)	an intentional infliction of harm on the Corporation or the shareholders;

(3)	a violation of § 30-1-833, Idaho Code in effect as of the date these Articles are filed or as may be subsequently amended; or

(4)	an intentional violation of criminal law.

Section 2. SUBSEQUENT STATUTORY AMENDMENTS: If Idaho law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by Idaho law as so amended.

Section 3. ARTICLE AMENDMENT OR REPEAL: Notwithstanding any other provisions of the Articles or the Bylaws of the Corporation, the provisions of this Article VI may not be amended or repealed, and no provisions inconsistent herewith may be adopted by the Corporation, without the affirmative vote of two-thirds (2/3) of all votes entitled to be cast on the matter. Further, no amendment to or repeal of this Article VI shall apply to or have any effect upon the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions which occurred prior to such amendment or repeal.

ARTICLE VII

No Preemptive Rights

All shares of stock of this Corporation shall be without preemptive rights.

ARTICLE VIII

Indemnification and Advancement of Expenses

Section 1. INDEMNIFICATION: To the fullest extent permitted by the Act, the Corporation shall indemnify any director or officer of the Corporation made a party to a proceeding because the person is a director or officer of the Corporation against liability incurred in that proceeding; provided, however, no indemnification pursuant to this Section 1 shall indemnify any director from or an account of:

(1)	receipt of a financial benefit to which he or she is not entitled;

(2)	an intentional infliction of harm on the Corporation or its shareholders;

(3)	a violation of § 30-1-833, Idaho Code in effect as of the date these Articles are filed or as maybe subsequently amended; or

(4)	an intentional violation of criminal law.

Section 2. ADVANCEMENT OF EXPENSES: The Corporation may, but shall not be required to, pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of the final disposition of the proceeding to the fullest extent permitted by the Act, and in particular § 30-1-853, Idaho Code in effect as of the date these Articles are filed or as may be subsequently amended.

Section 3. CERTAIN DEFINITIONS: For purposes of this Article VIII, the terms “corporation, director, disinterested director, expenses, liability, official capacity, party and proceeding” shall have the meaning given to them in § 3-1-850, Idaho Code as in effect as of the date these Articles of Incorporation are filed or as maybe subsequently amended.

Section 4. INSURANCE: The Corporation may purchase and maintain insurance on behalf of any person who is a director or officer of the Corporation or one of its subsidiaries or is serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other entity against liability asserted against or incurred by that person in such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify that person against the same liability under the provisions of this Article VIII or under applicable Idaho law.

Section 5. PURPOSE AND EXCLUSIVITY: The indemnification referred to in the various subsections of this Article VIII shall be deemed to be in addition to and not in lieu of any other rights to which those indemnified may be entitled under any statute, specifically but without limitation § 30-1-850 through 30-1-859, Idaho Code in effect as of the date these Articles are filed, or as may be subsequently amended, rule of law or equity, agreement, vote of the shareholders or Board of Directors or otherwise. The Corporation is authorized to enter into agreements of indemnification. The purpose of this Article VIII is to augment the provisions of applicable Idaho law dealing with indemnification.

Section 6. SEVERABILITY: If any of the provisions of this Article VIII are found, in any action, suit or proceeding, to be invalid or ineffective, the validity and the effect of the remaining provisions shall not be affected.

Section 7. ARTICLE AMENDMENT OR REPEAL: Notwithstanding any other provisions of the Articles or the Bylaws of the Corporation, the provisions of this Article VIII may not be amended or repealed, and no provisions inconsistent herewith may be adopted by the Corporation, without the affirmative vote of two-thirds (2/3) of all votes entitled to be cast on the matter.

ARTICLE IX

Merger Vote

Section 1. REQUIRED SHAREHOLDER VOTE: In order for a Plan of Merger or Share Exchange that would result in a Change in Control (as defined below) of the Corporation to be approved, the holders of two-thirds (2/3) of the Corporation’s shares entitled to vote must vote in favor of the plan.

“Change in Control” means any transaction in which the Corporation merges into or consolidates with another entity, or merges another entity into the Corporation, and as a result less than 50% of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were the holders of the Corporation’s voting securities immediately before the merger or consolidation.

Section 2. ARTICLE AMENDMENT OR REPEAL: Notwithstanding any other provisions of the Articles or the Bylaws of the Corporation, the provisions of this Article IX may not be amended or repealed, and no provisions inconsistent herewith may be adopted by the Corporation, without the affirmative vote of two-thirds (2/3) of all of the votes entitled to be cast on the matter.

ARTICLE X

Shareholder Meeting Provisions

Any action required or permitted to be taken by the shareholders of this Corporation must be effected at a duly called annual or special meeting of such shareholders and may not be effected by any consent in writing by such shareholders. At any annual meeting or special meeting of shareholders of this Corporation, only such business shall be conducted as shall have been brought before such meeting in the manner provided by the Bylaws of this Corporation.

ARTICLE XI

Amendments

Section 1. AMENDMENTS TO ARTICLES BY SHAREHOLDERS: Except as otherwise provided by the Act or by these Articles, no amendment, addition, alteration, change or repeal of these Articles shall be made, unless such is first proposed by the Board of Directors of the Corporation and thereafter approved by the shareholders by a majority of the total votes eligible to be cast at a legal meeting. Any amendment, addition, alteration, change or repeal so acted upon, shall be effective upon filing in accordance with statutory and regulatory procedures.

Section 2. AMENDMENTS TO ARTICLES BY BOARD OF DIRECTORS: To the extent permitted by the Act, the Board of Directors may amend the Articles by resolution adopted by a majority of the directors, so long as its Articles, as amended, contain only such provisions as might lawfully be contained in original Articles at the time of making such amendment.

ARTICLE XII

Certain Voting Provisions

Section 1. Voting Common Stock: Each holder of Voting Common Stock, as such, shall be entitled one vote for each share of Voting Common Stock held of record by such holder on all matters on which shareholders generally are entitled to vote; provided, however, that except as otherwise required by law, holders of Voting Common Stock, as such, shall not be entitled to vote on any amendment to these Second Amended and Restated Articles of Incorporation (including any Certificate of Designation relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Articles of Incorporation (including any Certificate of Designation of any preferred stock) or under the Act.

Section 2. Non-Voting Common Stock: The holders of Non-Voting Common Stock, as such, shall have no voting power and shall not be entitled to vote on any matter except as otherwise required by law or as otherwise expressly provided for herein. Notwithstanding the foregoing, and in addition to any other vote required by law, the affirmative vote of a majority of the outstanding shares of Voting Common Stock or Non-Voting Common Stock, voting separately as a class, as the case may be, shall be required to amend, alter or repeal (including by merger, consolidation or otherwise) any provision of this Second Amended and Restated Articles of Incorporation that adversely affects the powers, preferences or rights of the Voting Common Stock or Non-Voting Common Stock, respectively, contained herein in a manner that is materially adverse from the effect of such amendment, alteration or repeal on the other class of Common Stock.

ARTICLE XIII

Conversion

Any holder of Voting Common Stock may at any time and from time to time elect to convert any number of shares of Voting Common Stock then held by such shareholder into an equal number of shares of Non-Voting Common Stock with the prior approval of the Board of Directors acting in its reasonable discretion. Any holder of Non-Voting Common Stock may convert any number of shares of Non-Voting Common Stock into an equal number of shares of Voting Common Stock, but only if such conversion is simultaneous with or following (i) a transfer that is part of a widely distributed public offering of Voting Common Stock, (ii) a transfer that is part of a private placement of Voting Common Stock in which no one party acquires the rights to purchase in excess of 2% of the Voting Common Stock then outstanding, (iii) a transfer of Voting Common Stock to an underwriter for the purpose of conducting a widely distributed public offering, (iv) following a widely distributed public offering, a transfer of Voting Common Stock not requiring registration under the Securities Act of 1933, as amended, in reliance on Rule 144 thereunder in which no one party acquires in excess of 2% of the Voting Common Stock then outstanding or (v) a transfer to a person that would control more than 50% of the “voting securities” of the Corporation as defined by the Board of Governors of the Federal Reserve System without giving effect to such transfer (collectively, the “Conversion Conditions”). If the Corporation ceases to be a bank holding company or ceases to control any depository institution it had acquired, then the Conversion Conditions shall lapse and any holder of Non-Voting Common Stock may convert such shares of Non-Voting Common Stock into Voting Common Stock without limitation as described herein. Until presented and surrendered for cancellation following such conversion, each certificate representing shares of Voting Common Stock or Non-Voting Common Stock, as applicable, in respect of which a conversion election has been made and, if required, approved in accordance with the previous sentence shall be deemed to represent the number of shares of Voting Common Stock or Non-Voting Common Stock, as applicable, into which such shares have been converted, and upon presentation and surrender of such certificate the holder thereof shall be entitled to receive a certificate for the appropriate number of shares of Voting Common Stock or Non-Voting Common Stock, as applicable. Upon a conversion pursuant to this Article XIII, each converted share of Voting Common Stock or Non-Voting Common Stock, as applicable, shall be retired. The Corporation shall from time to time reserve for issuance the number of shares of Non-Voting Common Stock into which all outstanding shares of Voting Common Stock may be converted, and shall reserve for issuance the number of shares of Voting Common Stock into which all outstanding shares of Non-Voting Common Stock may be converted.